                                                                    EXHIBIT 2.01

                                                                         ANNEX A
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                               PURCHASE AGREEMENT
                           AND PLAN OF REORGANIZATION

                                     AMONG:

                              QUOKKA SPORTS, INC.,
                            A DELAWARE CORPORATION;

                               GOLF.COM, L.L.C.,
                      A DELAWARE LIMITED LIABILITY COMPANY

                             GOLFDATA CORPORATION,
                              A TEXAS CORPORATION

                           THE NEW YORK TIMES COMPANY
                             MAGAZINE GROUP, INC.,
                            A DELAWARE CORPORATION;

                     MEDIA ONE INTERACTIVE SERVICES, INC.,
                            A COLORADO CORPORATION;

                               TOTAL SPORTS INC.,
                          A DELAWARE CORPORATION; AND

                               OTTO CANDIES, INC.

                            DATED AS OF JUNE 8, 2000

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

                               TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
SECTION 1. DESCRIPTION OF TRANSACTION................................   A-1
   1.1   Acquisition of Ownership Interests..........................   A-1
   1.2   Closing.....................................................   A-1
   1.3   Exchange of Ownership Interests for Parent Common Stock.....   A-2
   1.4   Escrow Shares...............................................   A-2
   1.5   Further Action..............................................   A-2
   1.6   Liquidation and Dissolution of GD...........................   A-2
   1.7   Assignment of Website Content...............................   A-2
   1.8   Tax Treatment...............................................   A-3

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
           SELLING MEMBERS...........................................   A-3
   2.1   Representations of the Selling Members......................   A-3
         (a) Authority; Binding Nature of Agreement..................   A-3
         (b) No Restrictions.........................................   A-3
         (c) Non-Contravention; Consents.............................   A-3
         (d) Ownership Interest......................................   A-3
   2.2   Representations of the Company and the Selling Members......   A-4
   2.2.1 Due Organization; No Subsidiaries; Etc. ....................   A-4
   2.3   Certificate of Formation and Operating Agreement; Records...   A-4
   2.4   Ownership Interests.........................................   A-4
   2.5   Financial Statements........................................   A-5
   2.6   Absence of Changes..........................................   A-5
   2.7   Title to Assets.............................................   A-6
   2.8   Bank Accounts; Receivables..................................   A-6
   2.9   Equipment; Leasehold........................................   A-7
   2.10  Proprietary Assets..........................................   A-7
   2.11  Contracts...................................................   A-8
   2.12  Liabilities.................................................   A-9
   2.13  Compliance with Legal Requirements..........................   A-9
   2.14  Governmental Authorizations.................................  A-10
   2.15  Tax Matters.................................................  A-10
   2.16  Employee and Labor Matters; Benefit Plans...................  A-11
   2.17  Insurance...................................................  A-12
   2.18  Related Party Transactions..................................  A-12
   2.19  Legal Proceedings; Orders...................................  A-13
   2.20  Authority; Binding Nature of Agreement......................  A-13
   2.21  Non-Contravention; Consents.................................  A-13
   2.22  Full Disclosure.............................................  A-14

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT..................  A-14
   3.1   Authority; Binding Nature of Agreement......................  A-14
   3.2   No Restrictions.............................................  A-14
   3.3   Non-Contravention; Consents.................................  A-14
   3.4   Valid Issuance..............................................  A-14
   3.5   Parent Financial Statements.................................  A-14
   3.6   Offering Valid..............................................  A-15
   3.7   Due Organization............................................  A-15

                                                                       PAGE
                                                                       ----
   3.8   Absence of Changes..........................................  A-15
   3.9   Amended and Restated Operating Agreement....................  A-15

SECTION 4. CERTAIN COVENANTS OF THE COMPANY AND THE SELLING
  MEMBERS............................................................  A-15
   4.1   Access and Investigation....................................  A-15
   4.2   Operation of the Company's Business.........................  A-15
   4.3   Notification; Updates to Disclosure Schedule................  A-17
   4.4   No Negotiation..............................................  A-17

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES.......................  A-18
   5.1   Filings and Consents; Nasdaq Application....................  A-18
   5.2   Public Announcements........................................  A-18
   5.3   Efforts.....................................................  A-18
   5.4   Amended and Restated Operating Agreement....................  A-18
   5.5   Termination of Broadcast.com Agreements.....................  A-18
   5.6   Certificate of Non-Foreign Status...........................  A-18
   5.7   Release.....................................................  A-18
   5.8   Registration Rights.........................................  A-18
   5.9   GD Securities Law Compliance................................  A-18
   5.10  Parent Stockholder Approval.................................  A-19

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATION OF PARENT..............  A-19
   6.1   Accuracy of Representations by the Company..................  A-19
   6.2   Accuracy of Representations by each Selling Member..........  A-19
   6.3   Performance of Covenants by the Company.....................  A-19
   6.4   Performance of Covenants by each Selling Member.............  A-19
   6.5   [Intentionally Omitted].....................................  A-19
   6.6   Agreements and Documents....................................  A-19
   6.7   No Restraints...............................................  A-20
   6.8   No Claims or Legal Proceedings..............................  A-20
   6.9   Securities Compliance.......................................  A-20

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND
  SELLERS............................................................  A-20
   7.1   Accuracy of Representations.................................  A-20
   7.2   Performance of Covenants....................................  A-20
   7.3   Documents...................................................  A-21
   7.4   Listing.....................................................  A-21
   7.5   Investor Rights Agreement...................................  A-21
   7.6   No Restraints...............................................  A-21
   7.7   Distribution of Cash........................................  A-21

SECTION 8. TERMINATION...............................................  A-21
   8.1   Termination Events..........................................  A-21
   8.2   Termination Procedures......................................  A-22
   8.3   Special Termination Rights..................................  A-22
   8.4   Effect of Termination.......................................  A-22

SECTION 9. INDEMNIFICATION, ETC......................................  A-22
   9.1   Survival of Representations, Etc............................  A-22
   9.2   Indemnification by each Selling Member......................  A-23
   9.3   Indemnification by Parent...................................  A-23
   9.4   Indemnification by the Company and Sellers..................  A-23

                                                                       PAGE
                                                                       ----
   9.5   Threshold...................................................  A-24
   9.6   No Contribution.............................................  A-24
   9.7   Defense of Third-Party Claims...............................  A-24
   9.8   Limitations on Liability....................................  A-25
   9.9   Tax Contests................................................  A-25
   9.10  Exercise of Remedies by Parent Indemnitees Other than
         Parent......................................................  A-25

SECTION 10. MISCELLANEOUS PROVISIONS.................................  A-25
  10.1   Designated Agent............................................  A-25
  10.2   Further Assurances..........................................  A-26
  10.3   Fees and Expenses...........................................  A-26
  10.4   Attorneys' Fees.............................................  A-26
  10.5   Notices.....................................................  A-26
  10.6   Confidentiality.............................................  A-28
  10.7   Time of the Essence.........................................  A-29
  10.8   Headings....................................................  A-29
  10.9   Counterparts................................................  A-29
  10.10  Governing Law...............................................  A-29
  10.11  Successors and Assigns......................................  A-29
  10.12  Remedies Cumulative; Specific Performance...................  A-29
  10.13  No Waiver...................................................  A-29
  10.14  Amendments..................................................  A-29
  10.15  Severability................................................  A-29
  10.16  Parties in Interest.........................................  A-30
  10.17  Entire Agreement............................................  A-30
  10.18  Construction................................................  A-30

                                    EXHIBITS

Exhibit A  Certain Definitions
Exhibit B  Ownership Interests
Exhibit C  Form of Escrow Agreement
Exhibit D  Form of Member Certification
Exhibit E  Form of Certificate of Non-Foreign Status
Exhibit F  Form of Release
Exhibit G  Form of Amended and Restated Investor Rights Agreement
Exhibit H  GD Shareholder Certification
Exhibit I Form of Legal Opinion of Fulbright & Jaworski L.L.P., as counsel to the Company
Exhibit J  Form of Legal Opinion of counsel to each Selling Member
Exhibit K  Form of Legal Opinion of Cooley Godward LLP

                             PURCHASE AGREEMENT AND
                             PLAN OF REORGANIZATION

     THIS PURCHASE AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of June 8, 2000, by and among: Quokka Sports, Inc., a Delaware corporation ("Parent"); Golf.com, L.L.C., a Delaware limited liability company (the "Company"), and each of the following members of the Company: Total Sports Inc., a Delaware corporation (the "Site Operator"), GolfData Corporation, a Texas corporation ("GD"), The New York Times Company Magazine Group, Inc., a Delaware corporation ("NYT"), Otto Candies Inc. ("Otto Candies") and Media One Interactive Services, Inc., a Colorado corporation ("MediaOne") (each, a "Selling Member" and collectively, the "Sellers" or "Selling Members").
NBC -- Golf.com Holding, Inc., a Delaware corporation and the successor-in-interest to NBC Multimedia, Inc., a Delaware corporation ("NBC" or the "Non-Selling Member") is a member of the Company that is not selling its Ownership Interest. Certain other capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

     A. Selling Members and the Non-Selling Member collectively own all of the membership interests, or units, in the Company (the "Ownership Interests") as set forth in Exhibit B. Except as otherwise provided herein, each Selling Member wishes to sell, and Parent wishes to purchase from each Selling Member, such Selling Member's Ownership Interest in the Company as set forth in Exhibit B, on the terms and subject to the conditions set forth in this Agreement (the "Transaction").

     B. Notwithstanding the foregoing Recital A, GD desires to transfer to Parent, and Parent desires to acquire from GD, the Ownership Interest owned by GD, which constitutes substantially all of the properties and assets of GD, solely in exchange for 1,626,472 shares of the common stock, $0.0001 par value of Parent, with Parent assuming no other liabilities of GD, all in a transaction intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), it being contemplated by GD and Parent that GD will thereafter, as an integral part of the transaction, distribute such shares to its shareholders in complete liquidation of GD and dissolve, all upon the terms and conditions set forth herein.

     C. This Agreement has been approved by the respective boards of directors or comparable governing bodies of Parent and the Company. Each Selling Member has also approved this Agreement and each Non-Selling Member whose approval is required under the Company's Operating Agreement has also approved the sale of the Ownership Interests by the Selling Members.

                                   AGREEMENT

     In consideration of the foregoing, and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound, the parties hereto agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION

     1.1 Acquisition of Ownership Interests. At the Closing (as defined below) and in accordance with the terms of this Agreement, each Selling Member shall sell or otherwise transfer to Parent and Parent shall purchase or otherwise acquire from each Selling Member, such Selling Member's Ownership Interest in the Company as set forth in Exhibit B. Thereafter, Parent will own the Ownership Interests in the Company sold by the Selling Members and the Non-Selling Member will own the remainder of the Ownership Interests in the Company.

     1.2 Closing. Subject to satisfaction or waiver of the conditions to closing set forth in this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California 94111 at 10:00 a.m. on the later to occur of (a) July 18, 2000 or (b) four business days after each of the conditions set forth in Sections 6 and 7 have been satisfied or waived, or at such other time and date as Parent and Sellers may mutually agree, such agreement not to be unreasonably withheld (the "Scheduled Closing Time"). The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date".

     1.3 Exchange of Ownership Interests for Parent Common Stock. Upon the Closing, in exchange for GD's transfer of the Ownership Interest it owns, which constitutes substantially all of the properties and assets of GD, and each other Selling Member's transfer of its Ownership Interest to Parent, each Selling Member will be entitled to receive the number of whole shares of the common stock of Parent, par value $0.0001 per share ("Parent Common Stock"), set forth with respect to such Selling Member on Exhibit B. At or as soon as practicable after the Closing, Parent shall cause to be issued to each Selling Member certificates representing in the aggregate the number of shares of Parent Common Stock to which each Selling Member is entitled pursuant to this Section 1.3.

     1.4 Escrow Shares. Parent shall deposit Ten Percent (10%) of the aggregate Share Consideration issuable to the Sellers hereunder (the "Escrow Shares") with State Street Bank and Trust Company of California, N.A. (the "Escrow Agent") to be held and disbursed by the Escrow Agent in accordance with the form of escrow agreement (the "Escrow Agreement") attached as Exhibit C. Execution and delivery of a Member Certification in substantially the form attached as Exhibit D and an Escrow Agreement (with all documents required thereunder) by a Selling Member is a condition precedent to such Selling Member receiving any certificate evidencing Parent Common Shares. Subject to the preceding sentence, the Escrow Shares will be represented by a certificate or certificates issued in the name of each Selling Member in proportion to each such Selling Member's interest in the Escrow Shares. To the extent that any dividend or distribution, or other transaction, with respect to the Escrow Shares results in a liability for Tax, such Tax liability shall be that of the Selling Members (in proportion to each such Selling Member's interest in the Escrow Shares), and not of Parent or the Company. Any and all voting rights with respect to the Escrow Shares shall be exercisable by the Selling Members or their authorized agent as of the Closing Date. Parent, the Company, and the Selling Members hereby agree and acknowledge that the Escrow Shares shall be treated as transferred to and owned by the Selling Members as of the Closing Date and at all times thereafter for all Tax purposes.

     1.5 Further Action. If, at any time after the Closing Date, any further action is determined by Parent to be reasonably necessary to carry out the purposes of this Agreement or to vest Parent with full right, title and possession of and to the Ownership Interests of the Selling Members, the Selling Members agree to take any actions reasonably necessary to accomplish such objectives.

     1.6 Liquidation and Dissolution of GD. From and after the Closing, GD will not engage in any business, will promptly liquidate and dissolve as a corporation, and, subject to compliance with Section 5.9 hereof, will distribute the Parent Common Stock received by it to its shareholders in complete cancellation of the shares of capital stock of GD held by its shareholders.

     1.7 Assignment of Website Content. Site Operator hereby agrees that, effective as of the Closing Date, it grants the Company a perpetual, fully paid, worldwide, nonexclusive license to duplicate, display, perform, modify and otherwise exploit any rights Site Operator may have, to the extent of Site Operator's rights therein (and for this purpose without representation as to the extent of such rights), in and to any of the text, images, video, audio, graphics, trademarks and data (the "Content") created for and used on the Company's www.golf.com website (the "Website"), and agrees to take all actions necessary to enforce this provision, including ensuring that employees of and consultants to Site Operator and the Company do not separately retain exclusive ownership rights to the Content. Notwithstanding the foregoing, nothing in this
Section 1.7 is intended to assign, license or convey to the Company any rights in or to the underlying technology and system architecture used by Site Operator (and the employees of and consultants to Site Operator and the Company) in the Website. Further Site Operator agrees that it will not in any media, without the prior written consent of the Company, duplicate, display or perform the Content, or major segments of the Content, substantially as an unmodified whole, to produce or provide comprehensive coverage of golf-related sports events or information, it being understood that Site Operator intends to use individual components of the Content or modifications or extracts thereof to provide general news coverage of golf-related sports events and information as part of more general sports and news media offerings. In no event, however, may Site Operator utilize any Content other than that which Site Operator owns or has an express written license to use.

     1.8 Tax Treatment. The parties hereto intend that the acquisition by Parent of the GD ownership interest, which constitutes substantially all of the properties and assets of GD, pursuant to this Agreement constitute and be treated as a nontaxable reorganization for federal income tax purposes. Accordingly, each of Parent and GD hereby agrees that it will report, and GD agrees to use its reasonable efforts to cause GD's shareholders to report, for all federal income tax purposes, the transactions contemplated by this Agreement as a nontaxable reorganization pursuant to Section 368(a)(1)(C) of the Code.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING MEMBERS

     2.1 Representations of the Selling Members. Subject to the limitations on liability set forth in this Agreement, each of the Selling Members severally, but not jointly, represents and warrants, for itself and not for any other Selling Member, to and for the benefit of the Parent Indemnitees as follows in this Section 2.1:

     (a) Authority; Binding Nature of Agreement. Subject to the requirements of the Operating Agreement, the Selling Member has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Selling Member of this Agreement has been duly authorized by all necessary action on the part of the Selling Member and its officers and directors. This Agreement constitutes the legal, valid and binding obligation of the Selling Member, enforceable against the Selling Member in accordance with its terms, subject to
(i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     (b) No Restrictions. There is no suit, action, claim, investigation or inquiry by any administrative agency or Governmental Body, and no legal, administrative or arbitration proceeding pending or, to such Selling Member's Knowledge, threatened against such Selling Member or any of such Selling Member's properties or assets, with respect to the execution, delivery and performance of this Agreement or the consummation of the Transaction or any of the other transactions contemplated hereby or any other agreement entered into by such Selling Member in connection with the consummation of the Transaction or any of the other transactions contemplated hereby.

     (c) Non-Contravention; Consents. Except as set forth in the Disclosure Schedule with respect to such Selling Member, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Transactions or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time): (a) result in a violation of (i) any of the provisions of the Selling Member's organizational documents, or (ii) any resolution adopted by the Selling Member's officers and directors; or (b) result in a violation of, or give any Governmental Body or other Person the right to exercise any remedy or obtain any relief against the Company under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Selling Member is subject.

     Except as set forth in the Disclosure Schedule with respect to such Selling Member, the Selling Member is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance by the Selling Member of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation by the Selling Member of the Transaction or any of the other transactions contemplated by this Agreement.

     (d) Ownership Interest. The Selling Member has good and valid title, free and clear of all Liens, to the Ownership Interest it is selling or otherwise transferring to Parent pursuant to this Agreement. The Ownership Interest being sold by the Selling Member constitutes the entire membership interest of the Selling Member in the Company. The Selling Member has no outstanding options, warrants or other rights providing for the acquisition or sale of any membership interests in the Company other than the Ownership Interest being sold hereunder.

     2.2 Representations of the Company and the Selling Members. Subject to the limitations on liability set forth in this Agreement and the Escrow Agreement, the Company and each Selling Member (except Otto Candies) jointly and severally represent and warrant to and for the benefit of the Parent Indemnitees the matters set forth in this Section 2.2 and in the following Sections 2.3 through 2.22:

     2.2.1  Due Organization; No Subsidiaries; Etc.

     (a) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary limited liability company power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Material Contracts (as defined in Section 2.11(a)).

     (b) Except as set forth in the Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Golf.com," except for any such items that would not have a Material Adverse Effect on the Company.

     (c) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and would not have a Material Adverse Effect on the Company. The Company is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.2(c) of the Disclosure Schedule.

     (d) The Disclosure Schedule accurately sets forth (i) the names of the managers of the Company, (ii) the names of individuals on any committees of the managers of the Company, and (iii) the names and titles of the Company's officers.

     (e) The Company does not own any controlling interest in any Entity and the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. The Company has not guaranteed and is not responsible or liable for any obligation of any other Persons or Entities.

     2.3 Certificate of Formation and Operating Agreement; Records. The Company has delivered to Parent or its Representatives accurate and complete copies of:
(1) the Company's certificate of formation and operating agreement, including all amendments thereto; and (2) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the members of the Company, the managers of the Company and all committees of the managers of the Company. There have been no formal actions of the members of the Company, the managers of the Company or any committee of the managers of the Company that are not reflected in such minutes or other records. To their Knowledge, there has not been any material violation of any of the provisions of the Company's certificate of formation or operating agreement. The books of account, stock or other equity records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects.

     2.4  Ownership Interests.

     (a) Exhibit B sets forth the record ownership of all Ownership Interests in the Company. Except as set forth in the Disclosure Schedule, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreement of any character providing for the purchase, issuance or sale of any membership interests in the Company.

     (b) All outstanding Ownership Interests have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all material requirements set forth in applicable Contracts.

     (c) To their Knowledge, the Company has never repurchased, redeemed or otherwise reacquired any membership interests or other securities of the Company.

     2.5  Financial Statements.

     (a) Set forth in the Disclosure Schedule are the following financial statements and notes (collectively, the "Company Financial Statements"):

          (i) the unaudited balance sheets of the Company as of December 31, 1997, 1998 and 1999, and the related unaudited income statements and statements of cash flows of the Company for the years then ended;

          (ii) the unaudited balance sheet of the Company as of March 31, 2000, and the related unaudited income statement of the Company for the three months then ended;

          (iii) the unaudited balance sheet of the Company as of April 30, 2000 (the "Unaudited Interim Balance Sheet"), and the related unaudited income statement of the Company for the one month then ended.

     (b) Except as set forth in the Disclosure Schedule, the Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.5(a)(i)) cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the Company Financial Statements do not contain footnotes and are subject to normal and recurring year-end audit adjustments which would not reasonably be expected to have a Material Adverse Effect on the Company.

     2.6 Absence of Changes. To their Knowledge, except as set forth in the Disclosure Schedule, since April 30, 2000:

     (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations or financial performance that could reasonably be expected to have a Material Adverse Effect on the Company, and no event specific to the Company (as opposed to general economic conditions or industry trends) has occurred that could reasonably be expected to have a Material Adverse Effect on the Company;

     (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of any of the Company's material assets (whether or not covered by insurance);

     (c) except as otherwise contemplated herein, the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any Ownership Interests, and has not repurchased, redeemed or otherwise reacquired membership interests or other securities;

     (d) the Company has not sold, issued or authorized the issuance of (i) any membership interest or other security, (ii) any option or right to acquire any membership interest or any other security, or (iii) any instrument convertible into or exchangeable for any membership interest or other security;

     (e) there has been no amendment to the Company's certificate of formation or operating agreement, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization or similar transaction;

     (f) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

     (g) the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company since April 30, 2000 exceeds $100,000;

     (h) the Company has not (i) entered into a Material Contract (as defined in Section 2.11(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Material Contract;

     (i) the Company has not (i) acquired, leased or licensed any material right or other material asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any material right, except in each case in the ordinary course of business and consistent with the Company's past practices;

     (j) the Company has paid its invoices in the ordinary course of business and has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

     (k) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except in the ordinary course of business and consistent with the Company's past practices;

     (l) the Company has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money that is still outstanding, except as reflected on the Company Financial Statements;

     (m) the Company has not (i) established or adopted any employee benefit plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers, employees or consultants, or (iii) hired any new employee or consultant;

     (n) the Company has not changed any of its methods of accounting or accounting practices in any respect, including discounting accounts receivable for earlier cash payment outside the ordinary course of business;

     (o) the Company has not made any Tax election;

     (p) the Company has not commenced or settled any Legal Proceeding;

     (q) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

     (r) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(q)" above.

     2.7  Title to Assets.

     (a) The Company owns, and has good, valid and marketable title to, all assets owned by it, including: (i) all assets reflected on the Unaudited Interim Balance Sheet other than those that have been disposed of in the ordinary course of business; (ii) all assets referred to in Sections 2.8(b) and 2.10 as being owned by the Company and all of the Company's rights under the Contracts identified in Part 2.11 of the Disclosure Schedule; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in the Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

     (b) The Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to the Company.

     2.8  Bank Accounts; Receivables.

     (a) To their Knowledge, the Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.

     (b) To their Knowledge, the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of April 30, 2000. To their Knowledge, except as set forth in the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since April 30, 2000 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, and
(ii) are current and will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $50,000 in the aggregate).

     2.9  Equipment; Leasehold.

     (a) To their Knowledge, all material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.

     (b) The Company does not own any real property or any interest in real property other than a leasehold interest in office space.

     2.10  Proprietary Assets.

     (a) The Disclosure Schedule sets forth, with respect to each Company Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. The Disclosure Schedule identifies and provides a brief description of all other Company Proprietary Assets. The Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Company by any Person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public at a cost of less than $25,000), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. Except as set forth in the Disclosure Schedule, the Company has good, valid and marketable title to all of the Company Proprietary Assets identified in Part 2.10(a)(i) of the Disclosure Schedule (other than domain names), free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.10(a)(ii) of the Disclosure Schedule. The domain name www.golf.com is registered in the name of the Company. Except as set forth in the Disclosure Schedule, the Company has remained current in the payment of registration fees for the www.golf.com domain name and has paid such registration fees through May 25, 2001. To their Knowledge, no person has any rights to use the www.golf.com domain name other than the Company. Except as set forth in the Disclosure Schedule, the Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset that could reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in the Disclosure Schedule, to their Knowledge the Company has not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

     (b) Except as set forth in the Disclosure Schedule, to their Knowledge, the Company has not (other than pursuant to license agreements identified in the Disclosure Schedule) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Company Proprietary Asset, or (ii) the object code, or any portion or aspect of the object code, of any Company Proprietary Asset.

     (c) Except as set forth in the Disclosure Schedule, to their Knowledge, none of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. Except as set forth in the Disclosure Schedule, to their Knowledge, the Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. Except as set forth in the Disclosure Schedule, to their Knowledge, no other

Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes any Company Proprietary Asset.

     (d) Except as set forth in the Disclosure Schedule and except for Proprietary Assets licensed to the Company under third party software licenses generally available to the public, to their Knowledge, the Company Proprietary Assets together with Proprietary Assets licensed to the Company constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business is being conducted as of the date hereof. Except as set forth in the Disclosure Schedule, to their Knowledge, (i) the Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) the Company has not entered into any covenant not to compete or Contract materially limiting its ability to exploit any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

     (e) The Disclosure Schedule identifies the persons who have executed and delivered to Site Operator a confidential inventions and assignment agreement identical to the form previously delivered to Parent or its Representatives.

     2.11  Contracts.

     (a) To their Knowledge, the Disclosure Schedule identifies all of the following that exist as of June 8, 2000:

          (i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor under which payments are reasonably expected to be in excess of $50,000;

          (ii) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset under which payments are reasonably expected to be in excess of $50,000;

          (iii) each Company Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person or (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person;

          (iv) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship under which payments are reasonably expected to be in excess of $50,000;

          (v) each Company Contract relating to the acquisition, issuance or transfer of any membership interests or other securities of the Company;

          (vi) each Company Contract relating to the creation of any Encumbrance with respect to any asset of the Company, except for (x) any lien for current taxes not yet due and payable, and (y) liens that have arisen in the ordinary course of business and that do not materially detract from the value of the assets subject thereto or materially impair the operations of the Company;

          (vii) each Company Contract creating an obligation of the Company under any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement under which payments are reasonably expected to be in excess of $50,000;

          (viii) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities under which payments are reasonably expected to be in excess of $50,000;

          (ix) each pending Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18) under which payments are reasonably expected to be in excess of $50,000; and

          (x) any other Company Contract under which there is reasonably expected to be (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $50,000 in the aggregate, or
     (B) the performance of services having a value in excess of $50,000 in the aggregate.

Contracts identified in the Disclosure Schedule in the respective categories described in clauses "(i)" through "(x)" above are referred to in this Agreement as "Material Contracts."

     (b) The Company has delivered to Parent or its Representatives accurate and complete copies of all written Material Contracts identified in Part 2.11 of the Disclosure Schedule, including all amendments thereto. Part 2.11 of the Disclosure Schedule provides an accurate description of the terms of each Material Contract that is not in written form. To their Knowledge, each Material Contract identified in Part 2.11 of the Disclosure Schedule is valid and in full force and effect, and is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     (c) Except as set forth in the Disclosure Schedule, to their Knowledge:

          (i) there is no continuing violation or breach by the Company or any other Person of, or continuing default under, any Material Contract that could reasonably be expected to have a Material Adverse Effect on the Company;

          (ii) no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to (A) result in a violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract, or (D) give any Person the right to cancel, terminate or modify any Material Contract, and that in each case could reasonably be expected to have a Material Adverse Effect on the Company;

          (iii) since December 31, 1999, the Company has not received any written notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract that could reasonably be expected to have a Material Adverse Effect on the Company;

          (iv) the Company has not waived any of its rights under any Material Contract that could reasonably be expected to have a Material Adverse Effect on the Company; and

          (v) No Person is renegotiating, or has a right pursuant to the terms of any Material Contract to renegotiate, any amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract.

     2.12 Liabilities. The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured that would be required to be reflected in financial statements in accordance with generally accepted accounting principles, whether due or to become due, and that could reasonably be expected to have a Material Adverse Effect on the Company, except for: (a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) accounts payable or accrued salaries that have been incurred by the Company since April 30, 2000 in the ordinary course of business and consistent with the Company's past practices; (c) liabilities under the Material Contracts; and (d) other liabilities identified in the Disclosure Schedule.

     2.13 Compliance with Legal Requirements. To their Knowledge, the Company is, and has at all times since December 31, 1998 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and could not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in the Disclosure Schedule, to their Knowledge, since December 31, 1998, the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement, except where such actual or possible violation, or failure to comply, could not reasonably be expected to have a Material Adverse Effect on the Company.

     2.14  Governmental Authorizations. To their Knowledge, the Disclosure
Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Parent or its Representatives accurate and complete copies of all Governmental Authorizations held by the Company and identified in the Disclosure Schedule. To their Knowledge, the Governmental Authorizations held by the Company and identified in the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted as of the date hereof. The Company is in substantial compliance with the terms and requirements of the respective Governmental Authorizations held by the Company and identified in the Disclosure Schedule. To their Knowledge, since December 31, 1998, the Company has not received any written notice or other written communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization, in either case that could reasonably be expected to have a Material Adverse Effect on the Company.

     2.15  Tax Matters.

     (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to Parent or its Representatives accurate and complete copies of its 1998 and 1999 federal income tax returns previously filed.

     (b) Except as set forth in the Disclosure Schedule, the Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from April 30, 2000 through the Closing Date, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing Date.

     (c) To their Knowledge, there have been no examinations or audits of any Company Return. Except as set forth in the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

     (d) Except as set forth in the Disclosure Schedule, no claim or Proceeding is pending or, to their Knowledge, has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

     (e) To their Knowledge, there is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

     2.16  Employee and Labor Matters; Benefit Plans.

     (a) Part 2.16(a) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company ("Employee") or consultant to the Company since December 31, 1998, except for Plans which would not require the Company to make payments or provide benefits having a value in excess of $25,000 in the aggregate.

     (b) To their Knowledge, the Company does not maintain, sponsor or contribute to, and has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

     (c) To their Knowledge, the Company maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 2.16(c) of the Disclosure Schedule (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

     (d) With respect to each Plan, the Company has delivered to Parent or its
Representatives:

          (i) an accurate and complete copy of such Plan (including all amendments thereto);

          (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;

          (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan;

          (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof; and

          (v) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

     (e) To their Knowledge, the Company is not required to be and has never been required to be, treated as a single employer with any other Person under
Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To their Knowledge, the Company has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

     (f) The Company does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would materially affect any Employee.

     (g) Except as set forth in the Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

     (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of
Section 4980B of the Code ("COBRA") have been complied with, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect on the Company.

     (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect on the Company.

     (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service.

     (k) Except as set forth in the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Transaction or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee, manager or member of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

     (l) The Disclosure Schedule contains a list of all salaried employees of the Company as of April 30, 2000, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees or consultants. Except as set forth in the Disclosure Schedule, all of the Company's employees are "at will" employees and all consultants may be terminated at any time by the Company.

     (m) The Disclosure Schedule identifies as of the date hereof each Employee who is not fully available to perform work because of disability or other leave and the anticipated date of return to full service.

     (n) To their Knowledge, the Company is in compliance with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect on the Company.

     (o) Except as set forth in the Disclosure Schedule, the Company has good labor relations, and, to their Knowledge, none of the Company's employees or consultants intends to terminate his or her employment or consultant relationship with the Company as a result of the consummation of the transaction contemplated herein.

     2.17 Insurance. The Disclosure Schedule identifies all material insurance policies maintained by, at the expense of or for the benefit of the Company and identifies any material claims made thereunder, and the Company has delivered to Parent or its Representatives accurate and complete copies of the insurance policies identified on the Disclosure Schedule. To their Knowledge, each of the insurance policies identified in the Disclosure Schedule is in full force and effect. To their Knowledge, since December 31, 1999, the Company has not received any written notice regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

     2.18 Related Party Transactions. Except as set forth in the Disclosure Schedule, to their Knowledge: (a) no Related Party has, and no Related Party has at any time since December 31, 1999 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has at any time since December 31, 1999 been, indebted to the Company; (c) since December 31, 1999, no Related Party has entered into, or has had any direct or indirect financial interest in (other than through de minimis stock ownership in public companies), any material Contract, transaction or business dealing involving the Company; and (d) no Related Party has any claim or right against the Company (other than rights to receive compensation for services performed as an employee of the Company).

(For purposes of this Section 2.18 each of the following will be deemed to be a "Related Party": (i) each individual who is, or who has at any time since December 31, 1999 been, a manager or an officer of the Company; (ii) each member of the immediate family of each of the individuals referred to in clause "(i)" above; and (iii) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)" and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

     2.19  Legal Proceedings; Orders.

     (a) Except as set forth in the Disclosure Schedule, there is no pending Legal Proceeding, and, to their Knowledge, no Person has threatened to commence any Legal Proceeding: (i) to which the Company is a party or to which any of the assets owned or used by the Company are subject, in either case that could reasonably be expected to have a Material Adverse Effect on the Company; or (ii) that seeks to prevent, delay or make illegal the Transaction or any of the other transactions contemplated by this Agreement.

     (b) Except as set forth in the Disclosure Schedule, since December 31, 1998, no Legal Proceeding has been commenced by or has been pending against the Company.

     (c) To their Knowledge, there is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject, that in any case could reasonably be expected to have a Material Adverse Effect on the Company.

     2.20 Authority; Binding Nature of Agreement. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its managers and members. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.21 Non-Contravention; Consents. Except as set forth in the Disclosure Schedule, to their Knowledge, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Transactions or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

     (a) result in a violation of (i) any of the provisions of the Company's certificate of formation or operating agreement, or (ii) any resolution adopted by the Company's managers, members or any committee of the managers of the Company;

     (b) result in a violation of, or give any Governmental Body or other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

     (c) result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company;

     (d) result in a violation or breach of, or result in a default under, any Company Contract that is or would constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract, (ii) accelerate the maturity or performance of any such Company Contract, or (iii) cancel, terminate or modify any such Company Contract; or

     (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth in the Disclosure Schedule, to their Knowledge, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Transaction or any of the other transactions contemplated by this Agreement.

     2.22 Full Disclosure. To their Knowledge, this Agreement (including the Disclosure Schedule) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or
(ii) omit to state any material fact or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to the Company and each Selling Member as follows:

     3.1 Authority; Binding Nature of Agreement. Parent has the absolute and unrestricted right, power and authority to perform its obligations under this Agreement; and the execution, delivery and performance by Parent of this Agreement (including the contemplated issuance of Parent Common Stock in the Transaction in accordance with this Agreement) has been duly authorized by all necessary action on the part of Parent and its board of directors. This Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.2 No Restrictions. To the Knowledge of Parent, there is no suit, action, claim, investigation or inquiry by any administrative agency or Governmental Body, and no legal, administrative or arbitration proceeding pending or, to Parent's Knowledge, threatened against Parent or any of their properties or assets, with respect to the execution, delivery and performance of this Agreement or the consummation of the Transaction or any of the other transactions contemplated hereby or any other agreement entered into by Parent in connection with the consummation of the Transaction or any of the other transactions contemplated hereby.

     3.3 Non-Contravention; Consents. To the Knowledge of Parent, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Transactions or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time): (a) result in a violation of (i) any of the provisions of Parent's organizational documents, or (ii) any resolution adopted by Parent's officers and directors;
(b) result in a violation of any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent is subject; or (c) result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent.

     3.4 Valid Issuance. The Parent Common Stock to be issued in the Transaction, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, free and clear of any preemptive rights or other rights to purchase held by any other person.

     3.5  Parent Financial Statements.

     (a) The consolidated financial statements contained in the registration statements and Forms 10-K and 10-Q filed by Parent with the SEC between July 27, 1999 and the date of this Agreement (the "Parent SEC Documents"): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments; and (iii) fairly presented the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

     (b) As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     3.6 Offering Valid. Assuming the accuracy of the representations and warranties of each Selling Member contained in the Member Certifications and of each GolfData shareholder in the Shareholder Certifications, the offer, sale and issuance of the Parent Common Stock in connection with the Transaction will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

     3.7 Due Organization. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all of its material Contracts.

     3.8 Absence of Changes. Since December 31, 1999, except as reflected in Parent's SEC Documents, there has been no amendment to the Parent's Certificate of Incorporation or Bylaws, and the Parent has not effected or been a party to any Acquisition Transaction, recapitalization or similar transaction.

     3.9 Amended and Restated Operating Agreement. Parent in good faith believes that it already has reached agreement with NBC regarding the material terms of the Amended and Restated Operating Agreement of the Company described in NBC's approval paragraphs set forth on NBC's signature page to this Agreement.

SECTION 4. CERTAIN COVENANTS OF THE COMPANY AND THE SELLING MEMBERS

     4.1 Access and Investigation. During the period from the date of this Agreement through the Closing Date (the "Pre-Closing Period"), the Company will cause its Representatives to and each Selling Member will use its commercially reasonable efforts to cause the Company and its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information of the Company; (b) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information of the Company, and with such additional financial, operating and other data and information of the Company, as Parent may reasonably request, in all cases subject to the confidentiality letter between the Company and Parent dated April 3, 2000 and (c) provide Parent and its Representatives with such financial and other records as they may reasonably request to commence preparation of audited financial statements of the Company, and reasonably assist Parent, at Parent's sole expense, in such undertaking.

     4.2 Operation of the Company's Business. Except as otherwise approved by Parent, which approval will not be unreasonably withheld, during the Pre-Closing Period, the Company will comply with (and will use commercially reasonable efforts to cause the Site Operator to comply with) the following provisions, and each Selling Member will use commercially reasonable efforts to cause the Company to comply with the following provisions:

     (a) the Company will conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement, including paying its invoices in the ordinary course of business;

     (b) the Company will use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers, employees and consultants, and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees, consultants and other Persons having business relationships with the Company;

     (c) the Company will keep in full force all insurance policies identified in the Disclosure Schedule (or comparable substitute policies);

     (d) the Company will cause its officers and managers to report regularly to Parent concerning the status of the Company's business;

     (e) except as set forth in Section 7.7, the Company will not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any membership interests, and will not repurchase, redeem or otherwise reacquire any membership interests or other securities;

     (f) the Company will not sell, issue or authorize the issuance of (i) any membership interest or other security, (ii) any option or right to acquire any membership interest or other security, or (iii) any instrument convertible into or exchangeable for any membership interest or other security;

     (g) except as contemplated by this Agreement, the Company will not amend or permit the adoption of any amendment to the Company's articles of organization or operating agreement, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization or similar transaction;

     (h) the Company will not form any subsidiary or acquire any equity interest or other interest in any other Entity;

     (i) the Company will not make any capital expenditure outside of the Company's approved budget, a copy of which has been provided to Parent, except for capital expenditures that, when added to all other capital expenditures made outside of the Company's approved budget, made on behalf of the Company during the Pre-Closing Period, do not exceed $25,000 in aggregate;

     (j) the Company will not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any Material Contract;

     (k) the Company will not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except in each case for assets acquired, leased, licensed or disposed of by the Company, and waivers by the Company, in each case in the ordinary course of business or pursuant to Company Contracts;

     (l) the Company will not (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business), or (ii) incur or guarantee any indebtedness for borrowed money;

     (m) the Company will not (i) establish, adopt or amend any employee benefit plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its managers, officers, employees or consultants, or (iii) hire any new employee or consultant whose aggregate annual cash compensation is expected to exceed $50,000;

     (n) the Company will not change any of its methods of accounting or accounting practices in any material respect, including discounting accounts receivable for earlier cash payment outside the ordinary course of business;

     (o) the Company will not make any Tax election;

     (p) the Company will not commence or settle any material Legal Proceeding;

     (q) the Company will not agree or commit to take any of the actions described in clauses "(e)" through "(p)" above.

Notwithstanding the foregoing, the Company may take any action described in clauses "(e)" through "(q)" above if Parent gives its prior written consent to the taking of such action by the Company, which consent will not be unreasonably withheld (it being understood that Parent's withholding of consent to any action will not be deemed unreasonable if Parent determines in good faith that the taking of such action would not be in the best interests of Parent or would not be in the best interests of the Company).

     4.3  Notification; Updates to Disclosure Schedule.

     (a) During the Pre-Closing Period, the Company and Sellers will promptly notify Parent in writing of:

          (i) the discovery by the Company or Sellers of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company or Sellers in this Agreement;

          (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company or Sellers in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

          (iii) any breach of any covenant or obligation of the Company or Sellers; and

          (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
     Section 7 impossible or unlikely.

     (b) If the Company or the Selling Members have Knowledge of any event, condition, fact or circumstance that is required to be disclosed pursuant to
Section 4.3(a) or that requires any change in the Disclosure Schedule, or if the Company or the Selling Members have Knowledge of any event, condition, fact or circumstance that would require a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company and/or Sellers will promptly deliver to Parent an update to the Disclosure Schedule specifying such change. No such update will be deemed to supplement or amend the Disclosure Schedule for the purpose of determining the accuracy as of the date of this Agreement of any of the representations and warranties made by the Company or Sellers in this Agreement solely for the purpose of determining whether any of the conditions set forth in Section 6 has been satisfied. Such update will however be deemed to supplement or amend the Disclosure Schedule for all other purposes under this Agreement, provided that if an update is delivered to Parent within three (3) days prior to the Closing, Parent may delay the Closing to such date that will provide Parent a three (3) day period to review such update.

     4.4 No Negotiation. During the Pre-Closing Period, the Company and Sellers will not, directly or indirectly:

     (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

     (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

     (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.

The Company and Sellers will promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company and/or Sellers during the Pre-Closing Period.

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

     5.1 Filings and Consents; Nasdaq Application. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) will make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Transaction and the other transactions contemplated by this Agreement (including any required anti-trust filings by it or its affiliates under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder (the "HSR Act")), and (b) will use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Transaction and the other transactions contemplated by this Agreement. The Company and Sellers, on the one hand, and Parent, on the other hand, will (upon request) promptly deliver to the other a copy of each such filing made, each such notice given and each such Consent obtained during the Pre-Closing Period. Parent shall promptly submit a request to Nasdaq that the shares of Parent Common Stock to be issued in the Transaction be approved for listing (subject to notice of issuance) on the Nasdaq National Market and provide the Selling Members a copy thereof.

     5.2 Public Announcements. During the Pre-Closing Period, (i) the parties shall not (and will not permit any of their Representatives to) issue any press release or make any public statement regarding this Agreement or the Transaction, or regarding any of the other transactions contemplated by this Agreement, without the other parties' prior written consent; provided, however, that Parent may issue any press release or make any public statement regarding this Agreement or the Transaction that it, or its Representatives, reasonably determine is necessary to comply with applicable securities laws.

     5.3 Efforts. During the Pre-Closing Period, (a) the Company will use its commercially reasonable efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, (b) each Selling Member will use its commercially reasonable efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis and (c) Parent will use its commercially reasonable efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

     5.4 Amended and Restated Operating Agreement. Parent will negotiate in good faith with NBC to complete and execute, on or prior to June 22, 2000, an Amended and Restated Operating Agreement as is required as a condition to NBC's approval that is set forth on NBC's signature page to this Agreement.

     5.5 Termination of Broadcast.com Agreements. Prior to the Closing the Company will use reasonable commercial efforts to terminate the agreement, dated April 27, 1999, between broadcast.com, Inc. and the Company, or to assist Parent in terminating or renegotiating such agreement.

     5.6 Certificate of Non-Foreign Status. On or prior to the Closing, each Selling Member will execute and deliver to Parent a Certificate of Non-Foreign Status, substantially in the form of Exhibit E.

     5.7 Release. At the Closing, each Selling Member shall execute and deliver to the Company a Release in the form of Exhibit F.

     5.8 Registration Rights. Parent shall seek and use reasonable efforts to obtain prior to Closing the stockholder consents necessary to amend, and if such consents are obtained shall amend on or prior to the Closing, Parent's existing Amended and Restated Investor Rights Agreement as set forth in the Amended and Restated Investor Rights Agreement in substantially the form attached as Exhibit G (the "Investor Rights Agreement"). If such consents cannot be obtained, Parent shall grant to the Selling Members at Closing registration rights with respect to the Parent Common Stock issued pursuant to this Agreement substantially identical to, and pari pasu with, the rights set forth in the Investor Rights Agreement.

     5.9 GD Securities Law Compliance. GD will, in accordance with its articles of incorporation and bylaws and the applicable requirements of the corporation laws of the State of Texas, promptly take all actions necessary (i) to cause each of its shareholders who is not an "accredited investor" (as defined in Rule 501 under the Securities Act) to appoint a "purchaser representative" (as defined in Rule 501 under the Securities Act) in connection with evaluating the merits and risks of acquiring Parent Common Stock immediately after the Closing of this Transaction, (ii) to cause each such shareholder and each other shareholder approving the

Transaction to complete, execute and deliver a Shareholder Certification in substantially the form attached hereto as Exhibit H, (iii) cause a copy of an information statement or other disclosure document in such form as is reasonably approved by Parent (the "Information Statement") to be delivered to each shareholder of the Company for their consideration of the Transaction and (iv) call and hold such meetings (as promptly as practicable) as may be necessary or appropriate under applicable securities laws to enable GD's shareholders, including those who have appointed a "purchaser representative", to consider and approve this Agreement and the Transaction. Without limiting the generality of the foregoing, the board of directors of GD will recommend to GD's shareholders a vote in favor of the adoption of this Agreement and the Transaction.

     5.10 Parent Stockholder Approval. Parent will promptly take all actions necessary to obtain any approvals of its stockholders required in connection with the transactions contemplated by this Agreement.

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATION OF PARENT

     The obligation of Parent to effect the Transaction and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

     6.1 Accuracy of Representations by the Company. All of the representations and warranties made by the Company in this Agreement (considered collectively), and each of such representations and warranties (considered individually), will have been accurate in all material respects as of the date of this Agreement (except that all representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall have been accurate, subject to such qualifiers, in all respects), and will be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

     6.2 Accuracy of Representations by each Selling Member. All of the representations and warranties made by each Selling Member in this Agreement (considered collectively), and each of such representations and warranties (considered individually), will have been accurate in all material respects as of the date of this Agreement (except that all representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall have been accurate, subject to such qualifiers, in all respects), and will be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

     6.3 Performance of Covenants by the Company. All of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing (considered collectively), and each of such covenants and obligations (considered individually), will have been complied with and performed in all material respects.

     6.4 Performance of Covenants by each Selling Member. All of the covenants and obligations that each Selling Member is required to comply with or to perform at or prior to the Closing (considered collectively), and each of such covenants and obligations (considered individually), will have been complied with and performed in all material respects; provided, however, that Section 5.9(i) and (ii) shall be complied with and performed in all respects.

     6.5  [Intentionally Omitted].

     6.6 Agreements and Documents. Parent shall have received the following agreements and documents, each of which will be in full force and effect:

     (a) a certificate executed by the Company's Chief Executive Officer, or comparable official, certifying that (1) each of the representations and warranties set forth in Section 2 (other than Section 2.1) is accurate in all material respects as of the Closing Date as if made on the Closing Date, and (2) that the conditions set forth in Sections 6.1, 6.3 and 6.5 and, to his actual knowledge, Sections 6.7 and 6.8 have been duly satisfied (the "Company Closing Certificate");

     (b) a certificate executed by an authorized officer of each Selling Member, certifying that, as to such Selling Member, (1) each of the representations and warranties of such Selling Member set forth in Section 2.1 is accurate in all material respects as of the Closing Date as if made on the Closing Date, (2) to the Knowledge of such Selling Member each of the representations and warranties set forth in Section 2

(other than Section 2.1) is accurate in all material respects as of the Closing Date, and (3) that the conditions set forth in Section 6.2, 6.4 and 6.9 have been duly satisfied by such Selling Member (each such certificate being referred to as a "Selling Member Closing Certificate");

     (c) all Consents listed on Schedule 6.6(c) where failure to obtain the same would have a Material Adverse Effect on the Company;

     (d) the Certificate of Non-Foreign Status in the form of Exhibit E, executed by the Company and each Selling Member;

     (e) Releases in the form of Exhibit F, executed by each Selling Member;

     (f) the Escrow Agreement in the form of Exhibit C, executed by the Designated Company Agent and Sellers;

     (g) a legal opinion of Fulbright & Jaworski L.L.P., as counsel to the Company, dated as of the Closing Date, in the form of Exhibit I and a legal opinion of counsel to each Selling Member, dated as of the Closing Date, in the form of Exhibit J;

     (h) written resignations of all managers and officers of the Company, effective as of the Closing Date, except for the managers of the Company appointed by NBC; and

     (i) certificates representing each Selling Member's Ownership Interest, if any, for cancellation.

     6.7 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Transaction will have been issued by any court of competent jurisdiction and remain in effect, and there will not be any Legal Requirement enacted or deemed applicable to the Transaction that makes consummation of the Transaction illegal. All filings, if any, required under the HSR Act shall have been made, and all applicable waiting periods under the HSR Act shall have expired with no adverse action having been taken by any applicable Governmental Authority, or such waiting periods shall have been earlier terminated by the applicable Governmental Authority pursuant to the HSR Act.

     6.8 No Claims or Legal Proceedings. No Person will have filed any claims or commenced or threatened in writing to commence any Legal Proceeding that may materially and adversely affect the consummation of the Transaction or the financial condition, business or operations of the Company.

     6.9 Securities Compliance. Each Selling Member shall have completed, executed and delivered a Member Certification in substantially the form attached as Exhibit D hereto. Each shareholder of GD shall have completed, executed and delivered a Shareholder Certification in substantially the form attached as Exhibit H hereto. Each shareholder of GD that is not an "accredited investor" shall have appointed a "purchaser representative" in connection with the Transaction and the acquisition of Parent Common Stock immediately after the Closing of the Transaction.

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND SELLERS

     The obligations of the Company and Sellers to effect the Transaction and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

     7.1 Accuracy of Representations. All of the representations and warranties made by Parent in this Agreement (considered collectively), and each of such representations and warranties (considered individually), will have been accurate in all material respects as of the date of this Agreement (except that all representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall have been accurate, subject to such qualifiers, in all respects), and will be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

     7.2 Performance of Covenants. All of the covenants and obligations that Parent is required to comply with or to perform at or prior to the Closing (considered collectively), and each of such covenants and obligations (considered individually), will have been complied with and performed in all material respects.

     7.3  Documents. The Sellers will have received the following documents:

     (a) a legal opinion of Cooley Godward llp, dated as of the Closing Date, in the form of Exhibit K; and

     (b) a certificate executed by Parent's Chief Financial Officer certifying that (1) each of the representations and warranties set forth in Section 3 is accurate in all material respects as of the Closing Date as if made on the Closing Date, (2) that the conditions set forth in Sections 7.1, 7.2, 7.4 and
7.5 and, to his actual knowledge, Section 7.6, have been duly satisfied (the "Parent Closing Certificate") and (3) all board and stockholder action of Parent necessary in connection with the issuance of the Parent Common Stock hereunder has been duly and validly taken.

     7.4 Listing. Parent will have filed with Nasdaq a notification form for listing of additional shares on the Nasdaq National Market for the shares of Parent Common Stock to be issued in the Transaction (subject to notice of issuance).

     7.5 Investor Rights Agreement. Parent shall have complied with the requirements of Section 5.8.

     7.6 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Transaction will have been issued by any court of competent jurisdiction and remain in effect, and there will not be any Legal Requirement enacted or deemed applicable to the Transaction that makes consummation of the Transaction illegal. All filings, if any, required under the HSR Act shall have been made, and all applicable waiting periods under the HSR Act shall have expired with no adverse action having been taken by any applicable Governmental Authority, or such waiting periods shall have been earlier terminated by the applicable Governmental Authority pursuant to the HSR Act.

     7.7 Distribution of Cash. Notwithstanding anything to the contrary herein, the Company shall have distributed to the Members, immediately prior to the Closing Date, the cash, if any, in the Company that is in excess of the sum of the following items of the Company: (a) any cash that is deferred revenue under GAAP as of such distribution date, (b) outstanding liabilities, commitments and other obligations, including invoices and off-balance sheet obligations, that are past due by more than 30 days, except for good faith disputes; and (c) the Third Party Expenses (as identified in Section 10.3) incurred that are unpaid at Closing. The parties hereto agree that, within fifteen (15) business days of the anticipated Closing Date, and no later than July 10, 2000 (unless otherwise agreed), Parent, on the one hand, and the Selling Members, on the other hand, will agree on the amount of the Company's liabilities, commitments and other obligations described in clause (c) above as of such date (the "Liability Amount") and, for purposes of the distribution of cash to the Members pursuant to this Section 7.7, the Company may only distribute to the Members the cash in the Company in excess of such Liability Amount. Nothing in this Section 7.7 shall be interpreted to require any Selling Member to contribute any amounts to the Company.

SECTION 8. TERMINATION

     8.1  Termination Events. This Agreement may be terminated prior to the
Closing:

     (a) by Parent if it has not breached this Agreement and Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement);

     (b) by a majority in interest of the Sellers if they have not breached this Agreement and they reasonably determine that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of the Company and the Sellers to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent or its Representatives);

     (c) by Parent if the Closing has not taken place on or before July 31, 2000 (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement); provided, however, that such date shall be extended to August 31, 2000 in the event any of the following "Justified Delays" occur: (a) Parent's proxy statement to its stockholders in compliance with

Section 5.10 hereof is reviewed by the SEC and the SEC has not completed its review in time to enable Parent to reasonably complete the stockholder solicitation and meeting by July 31, 2000; (b) any filing under the HSR Act is required and made and the Federal Trade Commission has not issued an order clearing the Transaction under the HSR Act in time to enable a July 31, 2000 closing; or (c) Parent and/or its Representatives reasonably determine that Parent's disclosure obligations under applicable federal and state securities laws, as a result of proposed transactions involving any Member or their affiliates that is consummated prior to July 15, 2000, require either (i) a delay in distributing proxy statements to Parent's stockholders in compliance with Section 5.10 hereof, (ii) an update to a proxy statement already distributed to Parent's stockholders or already filed with the SEC in compliance with Section 5.10 hereof, or (iii) a delay in the meeting of Parent's stockholders at which the Transaction would be approved.

     (d) by a majority in interest of the Sellers if the Closing has not taken place on or before July 31, 2000 (other than as a result of the failure on the part of the Company and Sellers to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent or its Representatives); provided, however, that such date shall be extended to August 31, 2000 in the event any Justified Delay occurs; or

     (e) by the mutual consent of Parent, the Company and a majority in interest of the Sellers.

     8.2 Termination Procedures. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a) or Section 8.1(c), Parent will deliver to the Company and Sellers a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company and a majority in interest of the Sellers wish to terminate this Agreement pursuant to Section 8.1(b) or Section 8.1(d), the Company and such Sellers will deliver to Parent a written notice stating that the Company and Sellers are terminating this Agreement and setting forth a brief description of the basis on which the Company and Sellers are terminating this Agreement.

     8.3 Special Termination Rights. If the Selling Members have not received from NBC, on or prior to June 22, 2000, a written notice stating that NBC has executed with Parent an Amended and Restated Operating Agreement for the Company, in form and substance reasonably acceptable to NBC, then at any time after June 22, 2000 and prior to receipt by the Selling Members of such notice, MediaOne, GD and the Site Operator may notify Parent (in a written notice executed by all of such parties) of their intent to terminate this Agreement, in which case this Agreement shall terminate at 5:00 p.m. Central time on the fifth day (which may be extended by the unanimous agreement of MediaOne, GD and the Site Operator) after delivery of such notice to Parent (the "Termination Time"), unless prior to the Termination Time the Selling Members have received the notice from NBC described above.

     8.4  Effect of Termination. If this Agreement is terminated pursuant to
Section 8.1 or 8.3, all further obligations of the parties under this Agreement will terminate; provided, however, that: (a) neither the Company nor Parent nor Sellers will be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties will, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10; and (c) the parties will, in all events, remain bound by and continue to be subject to Section 5.3.

SECTION 9. INDEMNIFICATION, ETC.

     9.1  Survival of Representations, Etc.

     (a) The representations and warranties made by the Company and Sellers, on the one hand, and Parent, on the other hand, will survive the Closing and will expire on the one year anniversary of the Closing Date (the "Survival Expiration Date"); provided, however, that if, at any time on or prior to, but not after, the Survival Expiration Date, any Parent Indemnitee delivers to the Designated Company Agent (as defined in Section 10.1) or any Selling Member Indemnitee delivers to Parent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company or Sellers or Parent, respectively (and setting forth in reasonable detail the basis for the belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under this Section 9 based on such alleged inaccuracy or breach, then the claim asserted in such notice will survive the Survival Expiration Date until such time as such claim is fully and finally resolved.

     (b) It is agreed by the parties that any Disclosure Schedule update made prior to the Closing will be deemed to supplement or amend the Disclosure Schedule for all purposes under this Agreement (other than determining the satisfaction of the conditions to Closing set forth in Section 6), including for purposes of determining the accuracy as of the date of this Agreement of any of the representations and warranties made by the Company and Sellers or Parent, as the case may be, in this Agreement. In addition and not by way of limitation, notwithstanding anything to the contrary in this Agreement or in the documents contemplated to be executed in connection herewith or in any Disclosure Schedule, if a party proceeds with Closing and at such time actually knows that a Disclosure Schedule or a representation or warranty or Closing document is incorrect or untrue, or a covenant herein has not been complied with, then such party shall not be entitled to any form of relief or indemnification or damages for the misrepresentation, noncompliance or breach of which it had actual knowledge at or prior to the time of Closing.

     9.2  Indemnification by each Selling Member.

     (a) Subject to the limitations on liability set forth in this Agreement and in the Escrow Agreement, from and after the Closing Date (but subject to Section 9.1(a)), each Selling Member, severally and not jointly, shall defend, indemnify, protect and hold harmless each of the Parent Indemnitees from and against, and will compensate and reimburse each of the Parent Indemnitees for any losses, damages, liabilities, claims, judgments, settlements, fines, costs and expenses (including reasonable attorney's fees) ("Damages") to the extent such Damages are directly or indirectly suffered or incurred by the Parent Indemnitees (regardless of whether or not such Damages relate to any third-party claim) and to the extent such Damages arise directly or indirectly from or as a result of, any inaccuracy in or breach of any representation or warranty set forth in Section 2.1 by such Selling Member or of the applicable Selling Member Closing Certificate and any Legal Proceeding relating to any such inaccuracy or breach (including any Legal Proceeding commenced by the Parent Indemnitees for the purpose of enforcing any of its rights under this Section 9). As against the Selling Members, indemnification pursuant to this Section 9.2 shall be the exclusive remedy available to the Parent Indemnitees for Damages of the type referred to in the foregoing sentence, provided however that such limitation shall not apply as against a Selling Member in the event of fraud, willful misstatements or willful omissions of such Selling Member or any of its Representatives.

     9.3 Indemnification by Parent. From and after the Closing Date (but subject to Section 9.1(a), Parent shall defend, indemnify, protect and hold harmless each Selling Member Indemnitee from and against, and will compensate and reimburse each Selling Member Indemnitee for Damages which are directly or indirectly suffered or incurred by any Selling Member Indemnitee (regardless of whether or not such Damages relate to any third-party claim) and which arise directly from or as a result of, any inaccuracy in or breach of any representation or warranty set forth in Section 3 by Parent or of Parent's Closing Certificate and any Legal Proceeding relating to any such inaccuracy or breach (including any Legal Proceeding commenced for the purpose of enforcing any rights under this Section 9).

     9.4 Indemnification by the Company and Sellers.

     (a) Subject to the limitations on liability set forth in this Agreement and in the Escrow Agreement, from and after the Closing Date (but subject to Section 9.1(a)), the Selling Members (by reason of their approval of the Transaction and each such Selling Member's acceptance of the consideration provided for in
Section 1.3 of this Agreement), shall defend, indemnify, protect and hold harmless each of Parent Indemnitees from and against, and will compensate and reimburse each of Parent Indemnitees for any Damages to the extent such Damages are directly or indirectly suffered or incurred by any of Parent Indemnitees (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from, or as a result of: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 (other than Section 2.1) or in the Selling Members' Closing Certificate (other than with respect to Section 2.1); (ii) any breach of any covenant or obligation of the Company and Sellers under this Agreement (including the covenants set forth in Section 1.7 and Sections 4 and 5); (iii) any claim by any individual or entity of a membership interest or other security in the Company or in connection with any agreement between the Company and any holder of a membership interest or other security in the Company (other than the matters contemplated by this Agreement or disclosed in the Disclosure Schedule); provided, however, that any claim under this subsection (iii) relating to the Non-Selling Member's membership interest shall be resolved between Parent and the Non-Selling Member and any claim relating to a specific Selling Member shall be resolved between Parent and such Selling Member pursuant to Section 9.2 hereof, and such claims shall not be covered by this Section 9.4(a)(iii); or (iv) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)," "(ii)" or "(iii)" above (including any Legal Proceeding commenced by Parent Indemnitees for the purpose of enforcing any of its rights under this Section 9). As against the Company and the Sellers, indemnification pursuant to this Section 9.4, subject to the limitations on liability set forth in this Agreement and in the Escrow Agreement, shall be the exclusive remedy available to Parent Indemnitees pursuant to this Agreement, provided however that such limitation shall not apply in the event of fraud of the Company, Sellers or any of their Representatives.

     9.5 Threshold. Notwithstanding any other provisions of this Agreement, Parent Indemnitees and Selling Member Indemnities shall be entitled to indemnification only if the aggregate Damages that have been directly or indirectly suffered or incurred by any one or more of such Indemnitees exceeds Two Hundred Fifty Thousand Dollars ($250,000) (the "Threshold Amount"), provided that at such time as the amount to which such Indemnitees are entitled to be indemnified exceeds the Threshold Amount, such Indemnitees shall be entitled to be indemnified up to the full Damages including the Threshold Amount, subject to the limitations on liability set forth in this Agreement and the Escrow Agreement. The Threshold Amount shall not apply to any Damages arising out of fraud of the Company, Sellers, Parent or any of their Representatives or any claim under Section 9.2 and 9.4(a)(iii).

     9.6 No Contribution. The Company and Sellers waive, acknowledge and agree that they will not have and will not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Company after the Closing in connection with any indemnification obligation or any other liability to which the Company and Sellers may become subject under or in connection with this Agreement or the Company Closing Certificate.

     9.7 Defense of Third-Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Company, against Parent or against any other Person) with respect to which an indemnifying party may become obligated to hold harmless, indemnify, compensate or reimburse any indemnified party pursuant to this Section 9, the indemnifying party(ies) will have the right, at its election, to proceed with the defense of such claim or Legal Proceeding with counsel of its own choosing. Such election must be made within thirty (30) days of the notice of claim or Legal Proceeding. If the indemnified party so proceeds with the defense of any such claim or Legal
Proceeding:

     (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding will be indemnifiable under Section 9.2, Section 9.3 or Section 9.4(a)(iv);

     (b) the Designated Company Agent (defined below) or Parent, as applicable, will make available to the indemnified party any documents and materials in his possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

     (c) the indemnified party will have the right to settle, adjust or compromise such claim or Legal Proceeding only to the extent any settlement, adjustment or compromise involves sums of money with the consent of the Designated Company Agent, pursuant to Section 10.1, or Parent, as applicable; provided, however, that such consent will not be unreasonably withheld.

Parent will give the Designated Company Agent prompt notice of the commencement of any such Legal Proceeding against Parent or the Company, and the Designated Company Agent will give Parent prompt notice of the commencement of any such Legal Proceeding against the Company or the Selling Members.

     9.8  Limitations on Liability.

     (a) The liability of the Selling Members pursuant to this Agreement, including, but not limited to, this Section 9, shall in the aggregate be limited as follows:

          (i) The liability of each Selling Member with respect to fraud or any breach by such Selling Member of the representations in Section 2.1 shall be limited in all respects to Parent's actual Damages resulting thereby, which may include, but is not limited to, any of the following: (a) the fair market value as of the Closing Date of the Parent Company Stock received by such Selling Member on the Closing Date pursuant to this Agreement (including any such shares subject to the Escrow Agreement), (b) the fair market value as of the enforcement of the remedy for such breach of the Parent Company Stock received by such Selling Member on the Closing Date pursuant to this Agreement (including any such shares subject to the Escrow Agreement), (c) the fair market value of the ownership interest in the Company claimed to be owned by a third party on the Closing Date or (d) the fair market value of the ownership interest in the Company claimed to be owned by a third party as of the enforcement of the remedy for such breach.

          (ii) The sole remedy of Parent and Parent Indemnitees for, and the liability of the Company and the Selling Members for, all other matters under or related to this Agreement or any other agreement or document related hereto, including, but not limited to, breaches of representations and warranties (other than those set forth in Section 2.1) and covenants under this Agreement or the Company Closing Certificate or any Selling Member Closing Certificate shall be limited to the right of Parent to exercise its rights under the Escrow Agreement (subject to the dollar limits set forth in the Escrow Agreement).

     (b) The liability of Parent pursuant to this Agreement, including, but not limited to, this Section 9, with respect to any breach by Parent of the representations in Section 3 shall be limited in all respects to the higher of
(a) the fair market value as of the Closing Date of the Parent Company Stock issued by Parent on the Closing Date pursuant to this Agreement (including any such shares subject to the Escrow Agreement) and (b) the fair market value as of the enforcement of the remedy for such breach of the Parent Company Stock issued by Parent on the Closing Date pursuant to this Agreement (including any such shares subject to the Escrow Agreement); provided, however, that no limitation on liability set forth in this Section 9.8(b) shall apply in the event of fraud.

     9.9 Tax Contests. The Selling Members (and Non-Selling Member, as applicable) shall have the sole right to conduct any tax audit or other tax contest relating to tax returns of the Company for tax periods involving periods ending on or prior to the Closing Date.

     9.10 Exercise of Remedies by Parent Indemnitees Other than Parent. No Parent Indemnitee (other than Parent or any successor thereto or assign thereof) will be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) will have consented to the assertion of such indemnification claim or the exercise of such other remedy.

SECTION 10. MISCELLANEOUS PROVISIONS

     10.1  Designated Agent.

     (a) The Company and Sellers (by reason of the approval of the Transaction by the Sellers and the acceptance of the consideration provided for in Section
1.3 of this Agreement), hereby irrevocably appoint Danny Mills as their agent for purposes of Section 9 (other than Section 9.2) (the "Designated Company Agent"), and Danny Mills hereby accepts its appointment as the Designated Company Agent.

     (b) Sellers authorize the Designated Company Agent to act as their duly constituted attorney-in-fact in connection with the Escrow Agreement. Sellers acknowledge and agree that, except as otherwise provided in this Agreement and the Escrow Agreement, any decision, act, consent or instruction of the Designated Company Agent with respect to the Escrow Agreement shall constitute a decision, act, consent or instruction of the Sellers with respect to the Escrow Agreement and shall be final, binding and conclusive on the Sellers. Parent will be entitled to deal exclusively with the Designated Company Agent on all matters relating to

Section 9 (other than Section 9.2), and will be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of the Company and the Sellers by the Designated Company Agent, and on any other action taken or purported to be taken on behalf of the Company and the Sellers by the Designated Company Agent, as fully binding upon the Company.

     (c) Sellers agree to indemnify and hold harmless the Designated Company Agent against and in respect of any Damages incurred by the Designated Company Agent in respect of, as a result of, or in connection with the performance of its duties hereunder or under the Escrow Agreement and any related agreements or documents referenced herein or therein in good faith and without gross negligence or willful misconduct.

     (d) If the person acting as the representative of the Designated Company Agent should die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Company and Sellers, then a majority in interest of the Sellers shall appoint a new representative to carry out the role as the Designated Company Agent, and will promptly notify Parent of the identity of such successor. Any such successor will become the "Designated Company Agent" for purposes of Section 9 and this Section 10.1. Notwithstanding the foregoing, the Designated Company Agent has no authority to bind a Selling Member in connection with any matters relating to Section 9.2.

     10.2 Further Assurances. Each party hereto will execute and cause to be delivered to each other party hereto such instruments and other documents, and will take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     10.3 Fees and Expenses. Each party to this Agreement will bear and pay all fees, costs and expenses (including legal, accounting, financial advisory and consulting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Transaction (collectively, the "Third Party Expenses"). Notwithstanding the foregoing, if the Transaction is consummated, the Selling Members will assume, on a pro rata basis, the Third Party Expenses incurred by the Company, which Third Party Expenses of the Selling Members and the Company can be paid by the Company at or prior to the Closing (with the Selling Members' Third Party Expenses being paid from funds that would otherwise be distributable to them by the Company).

     10.4 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party will be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     10.5 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement will be in writing and will be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party will have specified in a written notice given to the other parties hereto):

          IF TO PARENT:

        Quokka Sports, Inc.
        525 Brannan Street
        San Francisco, CA 94107
        Fax: (415) 908-4069
        Attention: General Counsel

        With a copy to:

        Cooley Godward LLP
        One Maritime Plaza, 20th Floor
        San Francisco, CA 94111
        Fax: (415) 951-3699
        Attention: Kenneth L. Guernsey, Esq.

        IF TO THE COMPANY:

        Golf.com, L.L.C.
        133 Fayetteville Street Mall, 6th Floor
        Raleigh, North Carolina 27601
        Attention: Chief Executive Officer

        With a copy to:

        Fulbright & Jaworski L.L.P.
        2200 Ross Avenue, 28th Floor
        Dallas, Texas 75201
        Fax: 214-855-8200
        Attention: Kenneth L. Stewart, Esq.

        IF TO THE SELLING MEMBERS:

        GolfData Corporation
        4639 N. 20th Place
        Arlington, Virginia 22207
        Attn: Alex Miceli

        With a copy to:

        Satex Investment Partners
        10010 San Pedro, Suite 360
        San Antonio, Texas 78216
        Attn: Danny Mills

        Media One Interactive Services, Inc.
        9000 E. Nichols Avenue, Suite 100
        Englewood, Colorado 80112
        Attn: Director of Finance
        Fax: (303) 705-5163

          With a copy to:

          Media One Group, Inc.
        188 Inverness Drive
        Englewood, Colorado 80112
        Attn: General Counsel

        The New York Times Magazine Group, Inc.
        5520 Park Avenue
        Trumbull, Connecticut
        Attn: Robert Carney
        Fax: (203) 373-7170

        With a copy to:

        The New York Times Company
        229 West 43rd Street
        New York, New York 10036
        Attn: Secretary
        Fax: (212) 556-4634

        Total Sports Inc.
        133 Fayetteville Street Mall, 6th Floor
        Raleigh, North Carolina 27601
        Attn: Frank Daniels, III
        Fax: (919) 755-8080

        With a copy to:

        J. Christopher Lynch
        Wyrick Robbins Yates & Ponton LLP
        4101 Lake Boone Trail, Suite 300
        Raleigh, North Carolina 27607
        Fax: (919) 778-4865

        Otto Candies
        P.O. Box 25
        Highway 90
        Des Allemands, Louisiana 70030
        Attn: Paul Candies
        Fax: 504-469-7740

        IF TO THE NON-SELLING MEMBER:

        NBC -- Golf.com Holding, Inc.
        30 Rockefeller Plaza
        New York, New York 10012
        Attn: Edmond Sanctis
        Fax: (212) 245-4622

     10.6 Confidentiality. Without limiting the generality of anything contained in Section 5.4, on and at all times after the Closing Date, each party hereto will keep confidential, and will not use or disclose to any other Person, any non-public document or other non-public information in such party's possession that relates to the business of the Company or Parent. Information will not be considered confidential if (a) the information was in the public domain at the time it was communicated to the recipient or its Representatives,
(b) the information entered the public domain after it was communicated to the recipient or its Representatives, through no fault of the recipient or its Representatives, (c) the information was in the recipient's or its Representative's possession, free of any obligation of confidence, at the time it was communicated to the recipient or its Representatives, (d) the information was rightfully communicated to the recipient or its Representatives by a third party, free of any obligation of confidence, subsequent to the time it was communicated to the recipient or its Representatives, (e) the information was independently developed by recipient or its Representatives or (f) the information is required to be disclosed pursuant to a court order or pursuant to legal, regulatory or similar process.

     10.7  Time of the Essence. Time is of the essence of this Agreement.

     10.8 Headings. The headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement and will not be referred to in connection with the construction or interpretation of this Agreement.

     10.9 Counterparts. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

     10.10 Governing Law. This Agreement will be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of choice of law or conflict of laws).

     10.11 Successors and Assigns. This Agreement will be binding upon: the Company and its successors and assigns (if any); and Parent and its successors and assigns (if any). This Agreement will inure to the benefit of: the Company, the Sellers, Parent, the other Parent Indemnitees and Selling Member Indemnitees; and the respective successors and assigns (if any) of the foregoing. After Closing, Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any successor to Parent's business without obtaining the consent or approval of any other party hereto or of any other Person.

     10.12  Remedies Cumulative; Specific Performance. Except as set forth in
Section 9, the rights and remedies of the parties hereto will be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party will be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

     10.13  No Waiver.

     (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, will operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy will preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

     (b) No Person will be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver will not be applicable or have any effect except in the specific instance in which it is given.

     10.14 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

     10.15 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, will be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, will not be impaired or otherwise affected and will continue to be valid and enforceable to the fullest extent permitted by law.

     10.16 Parties in Interest. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

     10.17 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the confidentiality letter agreement executed on behalf of Parent and the Company effective as of April 3, 2000 will not be superseded by this Agreement and will remain in effect in accordance with its terms until the earlier of (a) the Closing Date, or (b) the date on which such Mutual Non-Disclosure Agreement is terminated in accordance with its terms.

     10.18  Construction.

     (a) For purposes of this Agreement, whenever the context requires: the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include the masculine and feminine genders.

     (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement.

     (c) As used in this Agreement, the words "include" and "including," and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words "without limitation."

     (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

                     [Signature Page Follows on Next Page]

     The parties hereto have caused this PURCHASE AGREEMENT AND PLAN OF
REORGANIZATION to be executed and delivered as of June   , 2000.

                                          PARENT:

                                          QUOKKA SPORTS, INC.,
                                          a Delaware corporation

                                          Signature:

                                          Printed Name:

                                          Title:

                                          THE COMPANY:

                                          GOLF.COM, L.L.C.,
                                          a Delaware limited liability company

                                          Signature:
                                                          Alex Miceli
                                                           President

                                          SELLERS:

                                          GOLFDATA CORPORATION,
                                          a Texas corporation

                                          Signature:

                                          Printed Name:

                                          Title:

                                          THE NEW YORK TIMES COMPANY
                                          MAGAZINE GROUP, INC.,
                                          a Delaware corporation

                                          Signature:

                                          Printed Name:

                                          Title:

                                          MEDIA ONE INTERACTIVE SERVICES, INC.,
                                          a Colorado corporation

                                          Signature:

                                          Printed Name:

                                          Title:

                                          TOTAL SPORTS INC.,
                                          a Delaware corporation

                                          Signature:

                                          Printed Name:

                                          Title:

                                          OTTO CANDIES, INC.

                                          Signature:

                                          Printed Name:

                                          Title:

     The undersigned NBC -- Golf.com Holding, Inc., a Delaware corporation and successor-in-interest to NBC Multimedia, Inc., a Delaware corporation ("NBC") has executed this Agreement in the space provided below to (i) subject to the conditions set forth below, hereby approve and consent to the purchase and other acquisition by Purchaser of the Ownership Interests of the Selling Members as contemplated by this Agreement, and the withdrawal of the Selling Members as members of the Company and the substitution therefor and admission of Purchaser as a member of the Company and (ii) make the representations, warranties and covenants set forth below.

     The approval and consent of NBC set forth in clause (i) above is conditioned on, and will not be effective unless, an Amended and Restated Operating Agreement for the Company, in form and substance reasonably acceptable to NBC, is executed by and between NBC and Parent.

     NBC hereby represents and warrants to the Selling Members that it in good faith believes that it has already reached agreement in substance with Parent regarding the material terms of the Amended and Restated Operating Agreement. NBC covenants and agrees with the Selling Members that: (i) it will negotiate in good faith with Parent to complete and execute an Amended and Restated Operating Agreement, in form and substance reasonably acceptable to NBC, on or prior to June 22, 2000, and (ii) will promptly notify the Selling Members in writing if and when such agreement is executed, in which case the delivery of such notice by NBC shall be conclusive evidence that the condition to NBC's approval and consent set forth above has been satisfied and that the approval and consent is valid and binding on NBC.

     NBC hereby acknowledges that it has received good and valuable consideration for its consent, representations, warranties and covenants set forth above, and that the Selling Members are relying on the consent, representations, warranties and covenants set forth above in entering into this Agreement and the documents contemplated hereby or to be executed in connection herewith.

                                          NBC -- GOLF.COM HOLDING, INC.,
                                          a Delaware corporation and
                                          successor-in-interest to NBC
                                          Multimedia, Inc., a Delaware
                                          corporation

                                          Signature:

                                          Printed Name:

                                          Title:

     The undersigned, Danny Mills, has executed this Agreement in the space provided below for the purposes of Section 10.1 of the Agreement.

                                          DESIGNATED COMPANY AGENT:

                                          Signature:
                                          Danny Mills

                                AMENDMENT TO THE
                 PURCHASE AGREEMENT AND PLAN OF REORGANIZATION

     THIS AMENDMENT TO THE PURCHASE AGREEMENT AND PLAN OF REORGANIZATION (the "Amendment") is entered into to be effective as of the 31st day of July, 2000, by and among Quokka Sports, Inc., a Delaware corporation ("Parent"); Golf.com, L.L.C., a Delaware limited liability company (the "Company"), and each of the following members of the Company: Total Sports Inc., a Delaware corporation, GolfData Corporation, a Texas corporation, The New York Times Company Magazine Group, Inc., a Delaware corporation, Otto Candies L.L.C., and Media One Interactive Services, Inc., a Colorado corporation (each, a "Selling Member" and collectively, the "Sellers" or "Selling Members") pursuant to that certain Purchase Agreement and Plan of Reorganization dated June 8, 1999 (the "Agreement"), by and among Parent, the Company, and the Selling Members.

     WHEREAS, Section 10.4 of the Agreement provides that the Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties thereto; and

     WHEREAS, the parties wish to amend the Agreement and its exhibits to correct a clerical error made at the time of the execution of the Agreement, whereby the selling entity under the Agreement should have been Otto Candies L.L.C. rather than Otto Candies Inc., as Otto Candies, L.L.C. is successor in interest to Otto Candies, Inc. by a merger effective midnight, December 31, 1998;

     NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree:

 1. AMENDMENT

     A. That Otto Candies L.L.C. be substituted for Otto Candies Inc. as a party to the Agreement and the exhibits thereto and that all references to Otto Candies Inc. in the Agreement and the exhibits thereto be changed to Otto Candies L.L.C.; and

     B. That the termination date of the Agreement be changed to September 30, 2000 and the extended termination date of the Agreement in the event of a Justified Delay be changed to October 31, 2000, such that Subsections 8.1(c) and
(d) are amended in their entirety to read as follows:

          (c) by Parent if the Closing has not taken place on or before September 30, 2000 (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement); provided, however, that such date shall be extended to October 31, 2000 in the event any of the following "Justified Delays" occur: (i) Parent's proxy statement to its stockholders in compliance with Section 5.10 hereof is reviewed by the SEC and the SEC has not completed its review in time to enable Parent to reasonably complete the stockholder solicitation and meeting by September 30, 2000; or (ii) any filing under the HSR Act is required and made and the Federal Trade Commission has not issued an order clearing the Transaction under the HSR Act in time to enable a September 30, 2000 closing;

          (d) by a majority in interest of the Sellers if the Closing has not taken place on or before September 30, 2000 (other than as a result of the failure on the part of the Company and Sellers to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent or its Representatives); provided, however, that such date shall be extended to October 31, 2000 in the event any Justified Delay occurs.

 2. MISCELLANEOUS

     A. Governing Law. This Amendment shall be governed in all respects by the internal laws of the State of Delaware.

     B. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which, together, shall constitute one and the same instrument.

     C. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     D. Titles and Subtitles. The titles and subtitles used in this Amendment are for convenience only and are not to be considered in construing or interpreting this Amendment.

                            [Signature Pages Follow]

     The foregoing AMENDMENT TO THE PURCHASE AGREEMENT AND PLAN OF REORGANIZATION is hereby executed and consented to effective as of the date first above written.

                                          PARENT:

                                          QUOKKA SPORTS, INC.,
                                          a Delaware corporation

                                          Signature:

                                          Printed Name:

                                          Title:

                                          THE COMPANY:

                                          GOLF.COM, L.L.C.,
                                          a Delaware limited liability company

                                          Signature:
                                               Alex Miceli
                                               President

                                          SELLERS:

                                          GOLFDATA CORPORATION,
                                          a Texas corporation

                                          Signature:

                                          Printed Name:

                                          Title:

                                          THE NEW YORK TIMES COMPANY
                                          MAGAZINE GROUP, INC.,
                                          a Delaware corporation

                                          Signature:

                                          Printed Name:

                                          Title:

                                          MEDIA ONE INTERACTIVE SERVICES, INC.,
                                          a Colorado corporation

                                          Signature:

                                          Printed Name:

                                          Title:

                                          TOTAL SPORTS INC.,
                                          a Delaware corporation

                                          Signature:

                                          Printed Name:

                                          Title:

                                          OTTO CANDIES, L.L.C., AS SUCCESSOR IN
                                          INTEREST TO OTTO CANDIES, INC.

                                          Signature:

                                          Printed Name:

                                          Title:

                                   EXHIBIT A

                              CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit A):

     Acquisition Transaction. "Acquisition Transaction" will mean any transaction involving:

     (a) the sale, license, disposition or acquisition of all or substantially all of the Company's business or assets;

     (b) the issuance, disposition or acquisition of (i) any membership interest or other security of the Company, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any membership interest or other security of the Company, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any membership interest or other security of the Company; or

     (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

     Agreement. "Agreement" will mean the Purchase Agreement and Plan of Reorganization to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

     Company Contract. "Company Contract" will mean any current Contract: (a) to which the Company is a party; or (b) by which the Company or any of its assets is bound or under which the Company has any obligation.

     Company Proprietary Asset. "Company Proprietary Asset" will mean any Proprietary Asset owned by the Company.

     Consent. "Consent" will mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     Contract. "Contract" will mean any written, oral or other agreement, contract, subcontract, lease, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

     Damages. "Damages" will include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature, but specifically excluding any consequential damages or loss of profits.

     Disclosure Schedule. "Disclosure Schedule" will mean the schedule (dated as of the date of the Agreement) delivered to Parent or its Representatives on behalf of the Company.

     Encumbrance. "Encumbrance" will mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, right of first refusal, preemptive right, community property interest or similar restriction (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset).

     Entity. "Entity" will mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     Governmental Authorization. "Governmental Authorization" will mean any permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     Governmental Body. "Governmental Body" will mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     Indemnitees. "Indemnitees" will mean the Parent Indemnitees and/or Selling Member Indemnitees, as the context requires.

     Knowledge. "Knowledge", with respect to the Selling Members under Section
2.1 of this Agreement, means the actual knowledge of any present member of the senior management of such Selling Member. "Knowledge", with respect to the Selling Members and/or the Company for all other matters, means the actual knowledge of any present member of the board of managers of the Company (other than the members appointed by NBC: Lauren Donovan and Kevin Monaghan), any present officer and employee of the Company (other than David Shedloski), present senior management of Site Operator and present www.golf.com site editors of Site Operator. With respect to Parent, "Knowledge" means the actual knowledge of senior management of Parent.

     Legal Proceeding. "Legal Proceeding" will mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     Legal Requirement. "Legal Requirement" will mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such violation or other matter would have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or prospects, but "Material Adverse Effect" shall not include any adverse effects of general economic conditions or industry trends.

     Parent Indemnitees. "Parent Indemnitees" will mean the following Persons:
(a) Parent; (b) Parent's current and future affiliates (including, after the Closing Date, the Company); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the Selling Members immediately prior to the Closing Date will not be deemed to be "Parent Indemnitees."

     Person. "Person" will mean any individual, Entity or Governmental Body.

     Proprietary Asset. "Proprietary Asset" will mean any: (a) registered patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right, domain name or other intellectual property right or intangible asset, including, but not limited to, the domain name www.golf.com; or (b) right to use or exploit any of the foregoing.

     Representatives. "Representatives" will mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     SEC. "SEC" will mean the United States Securities and Exchange Commission.

     Securities Act. "Securities Act" will mean the Securities Act of 1933, as amended.

     Selling Member Indemnitee. "Selling Member Indemnitee" will mean the following persons: (a) any Selling Member; (b) any Selling Member's current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above, including, in the case of GD, its shareholders.

     Tax. "Tax" will mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     Tax Return. "Tax Return" will mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                   EXHIBIT B

                              OWNERSHIP INTERESTS

                                                    OWNERSHIP   PERCENTAGE                      PERCENTAGE
                                                    INTERESTS    OF TOTAL    SHARES OF PARENT    OF TOTAL
                                                     IN THE     OWNERSHIP      COMMON STOCK     SHARES TO
                                                     COMPANY    INTERESTS      TO BE ISSUED     BE ISSUED
                                                    ---------   ----------   ----------------   ----------
SELLING MEMBERS
GolfData Corporation..............................     48.5        29.57%       1,626,472          41.81%
Total Sports Inc..................................     41.0        25.00%       1,375,168          35.35%
Media One Interactive Services, Inc...............     19.5        11.89%         653,934          16.81%
The New York Times Company Magazine Group, Inc....      5.0         3.05%         167,665           4.31%
Otto Candies, Inc.................................      2.0         1.22%          66,911           1.72%
                                                      -----       ------        ---------         ------
          Total Selling Member Units/Shares
            Issued................................    116.0        70.73%       3,890,150         100.00%
                                                      =====       ======        =========         ======
NON-SELLING MEMBERS
NBC -- Golf.com Holding, Inc., as
  successor-in-interest to NBC Multimedia,
  Inc. ...........................................     48.0        29.27%             N/A            N/A
          Total Non-Selling Member Units..........     48.0        29.27%             N/A            N/A
          Totals..................................    164.0       100.00%

                                   EXHIBIT C

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT ("Agreement") is made and entered into as of
            , 2000 by and among: QUOKKA SPORTS, INC., a Delaware corporation ("Parent"), the members of GOLF.COM, L.L.C., a Delaware limited liability company (the "Company"), identified on Exhibit A hereto (the "Selling Members"), Danny Mills, as the designated company agent appointed pursuant to the Purchase Agreement ("Designated Company Agent"), and STATE STREET BANK AND TRUST COMPANY of California, N.A., a national banking association (the "Escrow Agent").

                                    RECITALS

     A. Parent, the Selling Members and the Company have entered into a Purchase Agreement and Plan of Reorganization dated as of June 8, 2000 (the "Purchase Agreement"), pursuant to which Parent will purchase or otherwise acquire from each Selling Member such Selling Member's Ownership Interest in the Company.

     B. The Purchase Agreement contemplates the establishment of an escrow arrangement to secure the indemnification and other obligations of the Company and Selling Members under the Purchase Agreement.

     C. Pursuant to Section 10.1 of the Purchase Agreement and Section 10 of this Agreement, the Selling Members have irrevocably appointed Danny Mills, as representative, to serve as Designated Company Agent for, among other things, all matters set forth in Section 9 of the Purchase Agreement (other than Section
9.2 thereof).

                                   AGREEMENT

     The parties, intending to be legally bound, agree as follows:

     1. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Purchase Agreement, a copy of which is attached hereto.

     2. Escrow and Indemnification.

     (a) Shares and Stock Powers Placed in Escrow. On the Closing Date, which shall be set forth in a written notice by Parent and Designated Company Agent to Escrow Agent: (i) Parent shall issue and deliver to Escrow Agent certificates for shares of Parent Common Stock registered in the names of, and in the amounts with respect to, the Selling Members as set forth on Exhibit A hereto, evidencing the shares of Parent Common Stock to be held in escrow in accordance with this Agreement and containing the following legend: "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN ESCROW AGREEMENT, DATED AS OF
            , 2000, BY AND AMONG QUOKKA SPORTS, INC., CERTAIN MEMBERS OF GOLF.COM, L.L.C. IDENTIFIED THEREIN, A DESIGNATED COMPANY AGENT IDENTIFIED THEREIN AND STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A." (the "Escrow Legend") and (ii) each of the Selling Members shall deliver to Escrow Agent five original "assignments separate from certificate" ("Stock Powers") endorsed by each such Selling Member in blank with signatures guaranteed by a commercial bank or by a member of the New York Stock Exchange. The shares of Parent Common Stock being held in escrow pursuant to this Agreement (the "Escrow Shares") shall constitute an escrow fund (the "Escrow Fund") with respect to the indemnification obligations of the Company and the Selling Members under the Purchase Agreement. The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Selling Member or of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Fund and Stock Powers and to hold the Escrow Fund and Stock Powers in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement.

     (b) Voting of Escrow Shares. The record owner of the Escrow Shares shall be entitled to exercise all voting rights with respect to such Escrow Shares.

     (c) Dividends, Etc. Parent and each of the Selling Members agree among themselves, for the benefit of Parent and the Escrow Agent, that any securities or other property distributable (whether by way of dividend, stock split or otherwise) in a tax-free transaction in respect of or in exchange for any Escrow Shares shall not be distributed to the record owners of such Escrow Shares, but rather shall be distributed to and held by the Escrow Agent in the Escrow Account. Ordinary cash dividends and any other taxable dividends, distributions or exchange proceeds will be paid by Parent directly to the Selling Members and not to the Escrow Agent. Unless and until the Escrow Agent shall actually receive such additional securities or other property, it may assume without inquiry that the Escrow Shares currently being held by it in the Escrow Account are all that the Escrow Agent is required to hold. At the time any Escrow Shares are required to be released from the Escrow Account to any Person pursuant to this Agreement, any securities or other property previously received by the Escrow Agent in respect of or in exchange for such Escrow Shares shall be released from the Escrow to such Person.

     (d) Transferability. The interests of the Selling Members in the Escrow Account and in the Escrow Shares shall not be assignable or transferable, other than by operation of law, or in connection with the liquidation of GolfData Corporation (in which case, the Escrow Shares registered in the name of GolfData Corporation shall remain Escrow Shares once distributed to GolfData Corporation's shareholders). No transfer of any of such interests by operation of law or in connection with the liquidation of GolfData Corporation shall be recognized or given effect until Parent and the Escrow Agent shall have received written notice of such transfer. Parent and Designated Company Agent shall deliver to the Escrow Agent a revised Exhibit A to reflect any change as a result of the distribution by GolfData Corporation of the Parent Common Stock it received pursuant to the Purchase Agreement to GolfData Corporation's shareholders.

     (e) Fractional Shares. No fractional shares of Parent Common Stock shall be retained in or released from the Escrow Account pursuant to this Agreement. In connection with any release of Escrow Shares from the Escrow Account, Parent and the Escrow Agent shall "round down" in order to avoid retaining any fractional share in the Escrow Account and in order to avoid releasing any fractional share from the Escrow Account. When shares are "rounded down", no cash-in-lieu payments need to be made.

     3. Administration of Escrow Account. Except as otherwise provided herein, with respect to any claim pursuant to Section 9 of the Purchase Agreement (other than Section 9.2 or Section 9.3), the Escrow Agent shall be entitled to rely on the instructions of the Designated Company Agent on behalf of the Selling Members and shall administer the Escrow Account as follows:

     (a) If any Parent Indemnitee has or claims to have incurred or suffered Damages for which it is or may be entitled to indemnification, compensation or reimbursement under Section 9.4 of the Purchase Agreement, such Parent Indemnitee may deliver a claim notice (a "Claim Notice") to the Designated Company Agent and to the Escrow Agent, on or prior to, but not after, the one year anniversary of the Closing Date under the Purchase Agreement (such one year anniversary being referred to herein as the "Termination Date"); provided, however, that if, at any time on or prior to the Termination Date, any Parent Indemnitee (acting in good faith) delivers to the Designated Company Agent and the Escrow Agent a Claim Notice, then the claim asserted in such Claim Notice will survive the Termination Date until such time as such claim is fully and finally resolved in accordance with the provisions of this Section 3. The Escrow Agent shall not be deemed to have knowledge of termination of this Agreement earlier than the Termination Date unless notice in writing of such earlier date has been provided by Parent. Each Claim Notice shall state that such Parent Indemnitee believes that there is or has been a breach of a representation, warranty or covenant contained in the Purchase Agreement or that such Parent Indemnitee is otherwise entitled to indemnification, compensation or reimbursement under Section 9.4 of the Purchase Agreement and shall contain a brief description of the circumstances supporting such Parent Indemnitee's belief that there is or has been such a breach or that such Parent Indemnitee is so entitled to indemnification, compensation or reimbursement and shall contain a non-binding, preliminary estimate of the amount of Damages such Parent Indemnitee claims to have so incurred or suffered (the "Claimed Amount").

     (b) Within 45 business days after receipt by the Designated Company Agent of a Claim Notice, the Designated Company Agent may deliver to the Parent Indemnitee who delivered the Claim Notice and to the

Escrow Agent a written response (the "Response Notice") in which the Designated Company Agent: (i) agrees that a whole number of Escrow Shares having a "Stipulated Value" (as defined below) equal to the full Claimed Amount may be released from the Escrow Account to the Parent Indemnitee; (ii) agrees that Escrow Shares having a Stipulated Value equal to part, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Account to the Parent Indemnitee or (iii) indicates that no part of the Claimed Amount may be released from the Escrow Account to the Parent Indemnitee. Any part of the Claimed Amount that is not to be released to the Parent Indemnitee shall be the "Contested Amount." If a Response Notice is not received by the Escrow Agent within such 45 business-day period, then the Designated Company Agent shall be deemed to have agreed that Escrow Shares having a Stipulated Value equal to the full Claimed Amount may be released to the Parent Indemnitee from the Escrow Account, subject to the limitation set forth in Section 5(d).

     (c) If the Designated Company Agent delivers a Response Notice agreeing that Escrow Shares having a Stipulated Value equal to the full Claimed Amount may be released from the Escrow Account to the Parent Indemnitee, or if the Designated Company Agent does not deliver a Response Notice in accordance with
Section 3(b) within the 45 business-day period specified in Section 3(b), the Escrow Agent shall within five (5) business days following the receipt of the Response Notice (or, if the Escrow Agent has not received a Response Notice, within three (3) business days following the expiration of the 45 business-day period referred to in Section 3(b)), deliver or cause to be delivered to such Parent Indemnitee such Escrow Shares, subject to the limitation set forth in
Section 5(d). Such payment shall be deemed to be made in full satisfaction of the claim described in such Claim Notice and Escrow Agent shall not be liable for the Claim Amount so released.

     (d) If the Designated Company Agent delivers a Response Notice agreeing that Escrow Shares having a Stipulated Value equal to part, but not all, of the Claimed Amount may be released from the Escrow Account to the Parent Indemnitee, the Escrow Agent shall within five (5) business days following the receipt of the Response Notice deliver or cause to be delivered to such Parent Indemnitee Escrow Shares having a Stipulated Value equal to the Agreed Amount, subject to the limitation set forth in Section 5(d).

     (e) If the Designated Company Agent delivers a Response Notice indicating that there is a Contested Amount, the Designated Company Agent and the Parent Indemnitee shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Parent Indemnitee and the Designated Company Agent shall resolve such dispute, such resolution shall be binding on all of the Selling Members and all of the Parent Indemnitees and a settlement agreement shall be signed by the Parent Indemnitee and the Designated Company Agent and sent to the Escrow Agent, who shall, within five (5) business days following receipt thereof, if applicable, release Escrow Shares from the Escrow Account in accordance with such agreement and having a Stipulated Value equal to the amount set forth in such settlement agreement (the "Settlement Amount"), subject to the limitation set forth in Section 5(d).

     (f) If the Designated Company Agent and the Parent Indemnitee are unable to resolve the dispute relating to any Contested Amount within 45 business days after the delivery of the Claim Notice, then either party may submit the claim described in the Claim Notice to be settled by binding arbitration in the County of Los Angeles in the State of California in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules") by delivering written notice of such submission (the "Submission Notice") to the other party. Arbitration will be conducted by three arbitrators; one selected by Parent, one selected by the Designated Company Agent and the third selected by the first two arbitrators. If Parent or the Designated Company Agent fails to select an arbitrator within 10 business days after the date of delivery of the Submission Notice, then the other shall be entitled to select the second arbitrator. The parties agree to use all reasonable efforts to cause the arbitration hearing to be conducted within 90 calendar days after the appointment of the last of the three arbitrators and to use all reasonable efforts to cause the arbitrators' decision to be furnished within 120 calendar days after the appointment of the last of the three arbitrators. The parties further agree that discovery shall be completed at least 20 business days prior to the date of the arbitration hearing. The arbitrators' decision shall relate solely to whether the Parent Indemnitee is entitled to recover the Contested Amount (or a portion thereof), and the portion of such Contested Amount the Parent Indemnitee is entitled to recover. The final decision of the arbitrators shall be furnished to the

Designated Company Agent, the Parent Indemnitee and the Escrow Agent in writing and shall be final and binding upon the Selling Members, the Parent Indemnitees and the Escrow Agent. The non-prevailing party in any arbitration shall pay the reasonable expenses (including attorneys' fees) of the prevailing party, any additional reasonable fees and expenses (including reasonable legal fees) of the Escrow Agent, and the fees and expenses associated with the arbitration (including the arbitrators' fees and expenses). For purposes of this Section 3(f), the prevailing party shall be deemed to be the Parent Indemnitee if it is entitled to recover more than 50% of the Contested Amount; otherwise it shall be the Selling Members. Any amounts for fees and expenses payable by the Selling Members under this subsection (f) shall be paid out of Escrow Shares, after payment of any amounts then payable to Parent Indemnitees.

     (g) The Escrow Agent shall release, subject to the limitation set forth in
Section 5(d), Escrow Shares from the Escrow Account in connection with any Contested Amount within three (3) business days after the delivery to it of: (i) a copy of a settlement agreement executed by the Parent Indemnitee and the Designated Company Agent setting forth instructions to the Escrow Agent as to the number of Escrow Shares, if any, to be released from the Escrow Account, with respect to such Contested Amount or (ii) a copy of the award of the arbitrators referred to and as provided in Section 3(f) setting forth instructions to the Escrow Agent as to the number of Escrow Shares, if any, to be released from the Escrow Account, with respect to such Contested Amount.

     (h) Any Escrow Shares released from the Escrow Account to a Parent Indemnitee shall be deemed to reduce the Escrow Shares pro rata with respect to each Selling Member in accordance with each Selling Member's percentage interest in the Escrow Fund as set forth in Exhibit A.

     4. Release of Escrow Shares.

     (a) Within five (5) business days after the Termination Date, the Escrow Agent shall distribute or cause the stock transfer agent for the Parent Common Stock to distribute to each of the Selling Members at such Selling Member's address set forth on Exhibit A such Selling Member's pro-rata portion of the Escrow Shares then held in escrow (less any shares distributed to the Designated Company Agent pursuant to Section 11 hereof) and based on the percentage interests in the Escrow Fund set forth in Exhibit A; provided, however, that if prior to the Termination Date, any Parent Indemnitee has given a Claim Notice containing a claim which has not been resolved prior to the Termination Date in accordance with Section 3, the Escrow Agent shall retain, subject to release with respect to resolved claims as set forth in Section 3 and this Section 4(a) and subject to the provisions of Section 5(d), in the Escrow Account after the Termination Date Escrow Shares having a Stipulated Value equal to 100% of the Claimed Amount or Contested Amount, as the case may be, with respect to all claims which have not then been resolved. If Escrow Shares in the Escrow Account at the end of each three (3) month interval after the Termination Date have an aggregate Stipulated Value in excess of 100% of the then unresolved Claimed Amounts and Contested Amounts, a number of Escrow Shares shall be released at such time from the Escrow Account to the Selling Members pursuant to the first sentence of this Section 4(a) so that the Stipulated Value of the Escrow Shares remaining in the Escrow Account is not in excess of 100% of the then unresolved Claimed Amounts and Contested Amounts. The Parent and Designated Company Agent shall provide written notice to the Escrow Agent at the end of each three (3) month interval following the Termination Date setting forth the Stipulated Value of the Escrow Shares that should remain in the Escrow Account pursuant to the preceding sentence.

     (b) The Escrow Agent is not the stock transfer agent for the Parent Common Stock. Accordingly, if a distribution of a number of shares of Parent Common Stock less than all of the Escrow Shares is to be made, the Escrow Agent must requisition the appropriate number of shares from such stock transfer agent, delivering to it the appropriate stock certificates and related Stock Powers. For the purposes of this Agreement, the Escrow Agent shall be deemed to have delivered Parent Common Stock to the Person entitled to it when the Escrow Agent has delivered such certificates and Stock Powers to such stock transfer agent with instructions to deliver it to the appropriate Person. Distributions of Parent Common Stock shall be made to Parent or the Selling Members, as appropriate, at the addresses described in Section 12(b) or set forth on Exhibit A hereto. Whenever a distribution is to be made to the Selling Members, pro rata distributions shall be made to each of them based on the percentage interests in the Escrow Fund and at their addresses set forth in Exhibit A.

     (c) Whenever a release of Escrow Shares occurs pursuant to the terms of this Agreement, the Escrow Agent shall be authorized to request and shall request that the transfer agent for the Parent Common Stock remove the Escrow Legend from the Escrow Shares being released.

     5. Valuation of Escrow Shares, Etc.

     (a) Stipulated Value. For purposes of this Agreement, the "Stipulated Value" of each Escrow Share on any date any Escrow Shares are released from the Escrow Account shall be the higher of (a) the average of the closing sales price of Parent Common Stock on the Nasdaq Stock Market as reported in the Wall Street Journal for the twenty (20) trading days preceding the Closing Date under the Purchase Agreement (the "Closing Average Value"), and (b) the average of the closing sales price of Parent Common Stock on the NASDAQ Stock Market as reported in the Wall Street Journal for the twenty (20) trading days preceding the date that the Escrow Shares are released from the Escrow Account (the "Release Average Value"), plus in each case the fair market value of any other property held in the Escrow Account with respect to such Escrow Share pursuant to Section 2(c). If the determination of Stipulated Value is being made with respect to any provision of this Agreement that does not involve a release of Escrow Shares, the "Stipulated Value" of each Escrow Share on the date of such determination shall be the higher of (a) the Closing Average Value, and (b) the average of the closing sales price of Parent Common Stock on the NASDAQ Stock Market as reported in the Wall Street Journal for the twenty (20) trading days preceding the date of such determination, plus in each case the fair market value of any other property held in the Escrow Account with respect to such Escrow Share pursuant to Section 2(c). The Escrow Agent shall be entitled to rely on a written certification of Parent and Designated Company Agent of the Stipulated Value when such determination is required under this Agreement.

     (b) Stock Splits. All numbers contained in, and all calculations required to be made pursuant to, this Agreement shall be adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Parent after the date hereof; provided, however, that the Escrow Agent shall have received notice of such stock split or other action and shall have received the appropriate number of additional shares of Parent Common Stock or other property pursuant to Section 2(c) hereof. In the event of any such stock split or other similar occurrence, Parent shall deliver to the Designated Company Agent and the Escrow Agent a revised version of Exhibit A setting forth the new number of Escrow Shares held in the Escrow Fund. Unless and until the Escrow Agent receives the certificates representing additional shares of Parent Common Stock or other property pursuant to Section 2(c), the Escrow Agent may assume without inquiry that no such stock or other property has been or is required to be issued with respect to Escrow Shares.

     (c) Exclusive Remedy. With the exception of claims based upon fraud, from and after the Closing, recourse of Parent to the Escrow Shares (adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Parent after the date hereof) pursuant to the Purchase Agreement and this Agreement shall be the sole and exclusive remedy of Parent and the other Parent Indemnitees for any claim for monetary damages under the indemnification provisions contained in, or for any breach of, the Purchase Agreement (it being understood that nothing in this paragraph or elsewhere in this Agreement or in the Purchase Agreement shall affect Parent's rights to specific performance or other similar equitable remedies with respect to covenants referred to in the Purchase Agreement to be performed after the Closing).

     (d) Aggregate Limit. Notwithstanding any other provision of this Agreement, the aggregate Stipulated Value of Escrow Shares that may be released from the Escrow Account pursuant to this Escrow Agreement shall not exceed Five Million Dollars ($5,000,000) (the "Maximum Liability Cap"). Notwithstanding any other provision of this Agreement, if the Escrow Agent releases from the Escrow Account in the aggregate to Parent Indemnitees Escrow Shares having an aggregate Stipulated Value equal to the Maximum Liability Cap, the Escrow Agent shall within five (5) business days release all then remaining Escrow Shares to the Selling Members, pro rata with respect to each Selling Member in accordance with each Selling Member's percentage interest in the Escrow fund as set forth on Exhibit A, in which case this Escrow Agreement shall thereafter immediately terminate.

     6. Fees and Expenses. Upon the execution of this Agreement by all parties hereto and the initial deposit of the Escrow Fund in the Escrow Account, fees and expenses, in accordance with Exhibit B attached hereto, will be payable to the Escrow Agent. This annual Escrow Agent fee will cover the first twelve months of the escrow. In accordance with Exhibit B attached hereto, the Escrow Agent will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses, including those of its counsel, incurred by the Escrow Agent in the performance of its duties hereunder and the execution and delivery of this Agreement. All such fees and expenses shall be paid by Parent.

     7. Limitation of Escrow Agent's Liability.

     (a) The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only each of which are solely ministerial in nature, and shall have no duty under or obligation to determine compliance with, any other agreement or document notwithstanding their being referred to herein or attached hereto as an exhibit. The Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be deemed to be a fiduciary and shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction except for its own willful misconduct or negligence. The Escrow Agent may rely on and use the Stock Powers and shall not be liable in connection therewith. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. In no event shall the Escrow Agent be liable for incidental, punitive or consequential damages whatsoever, even if the Escrow Agent has been advised of the likelihood of such damages.

     (b) Parent hereby agrees to indemnify the Escrow Agent, its officers, directors, employees and agents for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. This right of indemnification shall survive the termination of this Agreement, and the resignation of the Escrow Agent. The costs and expenses of enforcing this right of indemnification shall also be paid by Parent.

     (c) In the event that the Escrow Agent should at any time be (i) confronted with inconsistent or conflicting claims or demands by the other parties hereto or (ii) unsure of its duties hereunder, the Escrow Agent shall have the right to interplead the parties in any California court or any court of competent jurisdiction and request that such court determine the respective rights of the parties with respect to this Agreement and, upon doing so, the Escrow Agent shall be released from any obligations or liability to the other parties as a consequence of any such claims or demands. The Escrow Agent may consult counsel satisfactory to it, including in-house counsel, and will be protected in respect of any action taken or omitted in reliance thereon.

     (d) The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder, either directly or by or through its agents or attorneys. Nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business in any jurisdiction other than California. The Escrow Agent shall not be responsible for and shall not be under a duty to examine, inquire into or pass upon the validity, binding effect, execution or sufficiency of this Agreement or of any amendment or supplement hereto.

     8. Termination. This Agreement shall terminate upon the release by the Escrow Agent of the entire Escrow Fund in accordance with this Agreement.

     9. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Agreement. Such resignation shall take effect not less than 30 calendar days after it is given to all parties hereto. Parent may appoint a successor Escrow Agent only with the consent of a majority in interest of the Selling Members (which consent shall not be unreasonably withheld or delayed). If the parties fail to agree on a successor Escrow Agent within such time, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The Escrow Agent shall act in accordance with written instructions from Parent as to the transfer of the Escrow Fund to a successor escrow agent.

     10. Designated Company Agent. By virtue of their approval of the Transaction and the Purchase Agreement and their execution of this Agreement, the Selling Members shall have approved the indemnification and escrow terms set forth in the Purchase Agreement and this Agreement and shall have agreed to irrevocably appoint Danny Mills, as Designated Company Agent, to give and receive notices and communications, to authorize delivery to Parent of Parent Common Stock, cash or other property from the Escrow Fund, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand dispute resolution pursuant to Section 3 of this Agreement and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Designated Company Agent for the accomplishment of the foregoing. The Designated Company Agent shall not be responsible for any act done or omitted thereunder as Designated Company Agent while acting in good faith and in the exercise of reasonable judgment. The Selling Members shall jointly and severally indemnify the Designated Company Agent and hold the Designated Company Agent harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Designated Company Agent and arising out of or in connection with the acceptance or administration of the Designated Company Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel or other professional retained by the Designated Company Agent. By virtue of their approval of the Transaction and this Agreement, the Selling Members hereby agree to pay (i) the reasonable fees of the Designated Company Agent relating to his services performed in such capacity as set forth on Exhibit C hereto and (ii) all costs and expenses, including those of any legal counsel or other professional retained by the Designated Company Agent, in connection with the acceptance and administration of the Designated Company Agent's duties hereunder. Subject to the prior right of Parent to make claims for Damages, the Designated Company Agent shall have the right to recover from the Escrow Fund, prior to any distribution to the Selling Members pursuant to Section 4(a), Section 4(b) or Section 5(d) hereof, a number of Escrow Shares set forth in a certificate of the Designated Company Agent delivered to the Escrow Agent at least two (2) business days prior to the date on which a distribution is to be made to the Selling Members equal to the quotient obtained by dividing (i) any reasonable fees, costs and expenses set forth in such certificate, including those of any legal counsel or other professional retained by the Designated Company Agent, in connection with the acceptance and administration of the Designated Company Agent's duties hereunder, by (ii) the Stipulated Value. The Escrow Agent shall not be required to verify or confirm the amounts set forth in such certificate or determine that reasonableness of such amounts and shall be entitled to rely on such certificate in making payments to Designated Company Agent hereunder. The Escrow Agent agrees to deliver to the Designated Company Agent such number of Escrow Shares prior to making any distribution of Escrow Shares to the Selling Members. Notwithstanding the foregoing, no failure by the Designated Company Agent to collect Escrow Shares in respect of its reasonable fees, costs and expenses shall excuse the Selling Members from paying such reasonable fees, costs and expenses.

     11. Miscellaneous.

     (a) Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto (other than the Escrow Agent, whose rights to reimbursement for its attorneys fees, costs and disbursement are set forth in Sections 6 and 7), the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     (b) Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth in Section 10.5 of the Purchase Agreement or to the Escrow Agent at the address set forth below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          State Street Bank and Trust Company of California, N.A.
          Corporate Trust Division
          633 West 5th Street, 12th Floor
          Los Angeles, CA 90071
          Attention: Corporate Trust Administration: Quokka Sports, Inc./Golf.com, L.L.C.
          Telephone: (213) 362-7334
          Facsimile: (213) 362-7357

The Escrow Agent may assume that any Claim Notice, Response Notice or other notice of any kind required to be delivered to the Escrow Agent and any other Person has been received by such other Person if it has been received by the Escrow Agent, but the Escrow Agent need not inquire into or verify such receipt.

     (c) Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     (d) Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     (e) Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

     (f) Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and each of their respective permitted successors and assigns, if any. No Selling Member may assign such Selling Member's rights under this Agreement without the express prior written consent of Parent, provided, however, that (i) upon the death of a Selling Member, such Selling Member's rights under this Agreement shall be transferred to the person(s) who receive such Selling Member's Parent Common Stock under the laws of descent and distribution and (ii) a Selling Member may assign such Selling Member's rights under this Agreement to any organization qualified under Section 501(c)(3) of the Internal Revenue Code to which the Selling Member transfers shares in connection with an estate planning transaction. Nothing in this Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any person or entity other than the parties hereto and their permitted successors and assigns. This Agreement shall inure to the benefit of the Selling Members, Parent, Escrow Agent, the Designated Company Agent and the respective successors and assigns, if any, of the foregoing. Notwithstanding anything to the contrary in this Section 11(f), this Agreement shall be binding upon and inure to the benefit of the GolfData Corporation shareholders to whom GolfData Corporation will make a distribution of its shares of Parent Common Stock (including its allocation of the Escrow Shares) immediately after the Closing Date.

     (g) Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     (h) Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto; provided, however, that any amendment duly executed and delivered by the Designated Company Agent shall be deemed to have been duly executed and delivered by all of the Selling Members.

     (i) Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     (j) Parties in Interest. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.

     (k) Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

     (l) Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

     (m) Tax Reporting Information and Certification of Tax Identification Numbers.

          (i) The parties hereto agree that, for tax reporting purposes, all taxable dividends, interest on or other income, if any, attributable to the Escrow Shares or any other amount held in escrow by the Escrow Agent pursuant to this Agreement shall be allocable to the Selling Members in accordance with their percentage interests in the Escrow Fund set forth in Exhibit A.

          (ii) Parent and each of the Selling Members agree to provide the Escrow Agent with certified tax identification numbers for each of them by furnishing appropriate forms W-9 (or Forms W-8, in the case of non-U.S. persons) and any other forms and documents that the Escrow Agent may reasonably request (collectively, "Tax Reporting Documentation") to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent shall be required by the Internal Revenue Code, as it may be amended from time to time, to withhold and remit to the Internal Revenue Service a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.

     (n) Construction. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                   [Signature Page Follows on the Next Page]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                          Quokka Sports, Inc.

                                          Signature:

                                          Printed Name:

                                          Title:

                                          DESIGNATED COMPANY AGENT:

                                          Signature:
                                                          Danny Mills

                                          STATE STREET BANK AND TRUST
                                          COMPANY OF CALIFORNIA, N.A., AS
                                          ESCROW AGENT

                                          Signature:

                                          Printed Name:

                                          Title:

                                          SELLING MEMBER:

                                          Name of Entity:

                                          By:

                                          Printed Name:

                                          Title:

                                   EXHIBIT A

                                SELLING MEMBERS

                                                                                  SHARES TO     PRO RATA
                                                                                  BE HELD IN   PERCENTAGE
                                                                                    ESCROW     INTEREST IN
           SELLING MEMBER                              ADDRESS                     ACCOUNT     ESCROW FUND
           --------------                              -------                    ----------   -----------
Total Sports Inc. ..................  133 Fayetteville Street Mall, 6th Floor      137,517        35.35%
                                      Raleigh, North Carolina 27601
                                      Attn: Frank Daniels, III
                                      Fax: (919) 755-8080
                                      with a copy to:
                                      J. Christopher Lynch
                                      Wyrick Robbins Yates & Ponton LLP
                                      4101 Lake Boone Trail, Suite 300
                                      Raleigh, North Carolina 27607
                                      Fax: (919) 778-4865
GolfData Corporation................  4639 N. 20th Place                           162,647        41.81%
                                      Arlington, Virginia 22207
                                      Attn: Alex Miceli
                                      with a copy to:
                                      Satex Investment Partners
                                      10010 San Pedro, Suite 360
                                      San Antonio, Texas 78216
                                      Attn: Danny Mills
Media One Interactive Services,       9000 E. Nichols Avenue, Suite 100             65,393        16.81%
  Inc. .............................  Englewood, Colorado 80112
                                      Attn: Director of Finance
                                      Fax: (303) 705-5163
                                      with a copy to:
                                      Media One Group, Inc.
                                      188 Inverness Drive
                                      Englewood, Colorado 80112
                                      Attn: General Counsel
The New York Times Company
  Magazine Group, Inc. .............  5520 Park Avenue                              16,767         4.31%
                                      Trumbull, Connecticut
                                      Attn: Robert Carney
                                      Fax: (203) 373-7170
                                      with a copy to:
                                      The New York Times Company
                                      229 West 43rd Street
                                      New York, New York 10036
                                      Attn: Secretary
                                      Fax: (212) 556-4634
Otto Candies Inc. ..................  [Forthcoming]                                  6,691         1.72%
          Total.....................                                               389,015       100.00%

                                   EXHIBIT B

                            ESCROW FEES AND EXPENSES

ACCEPTANCE FEE..............................................                  $750.00
  This one-time charge, payable at closing, includes
  acceptance and assumption of responsibility and duties as
  Escrow Agent; review and comment on the form of agreement;
  and establishment of account(s) in accordance with
  governing document
LEGAL COUNSEL...............................................                  At Cost
ESCROW AGENT FEE............................................                $3,500.00
  Payable at funding and annually thereafter, if applicable
  Compensates State Street for administrative services in
  accordance with the Escrow Agreement
  Pro-Rata Calculations: Should the Escrow Agreement require pro-rata distribution of investment income to the
  beneficiaries, the annual fee noted above includes
  calculations and tax report for up to ten (10)
  beneficiaries. State Street will assess an additional $250 for each beneficiary pro-rata calculations beyond the
  first ten
CLAIMS (if applicable)
  Uncontested...............................................                  $250.00
  Contested.................................................           Billed at Cost
PREPARATION OF 1099'S (if applicable, each 1099)............                   $15.00
WIRE TRANSFER FEE (This fee will be deducted from wire
  amount, if applicable)
  International.............................................                   $40.00
  Domestic..................................................                   $15.00
INVESTMENT FEE..............................................                   $65.00
  Per security purchased (i.e. Treasuries, Agencies, etc.)
INVESTMENT IN STATE STREET INVESTMENT VEHICLES..............  40 Basis Points (.0040)
  (Calculated on the Average Daily Net Assets)
INVESTMENT VEHICLES
  SSgA Prime Money Market Fun...............................
  SSgA US Treasury Money Market Fund........................
  SSgA Tax Free Money Market Fund...........................
STATE STREET INSURED MONEY MARKET (IMMA)....................       No Transaction Fee
OUT-OF-POCKET EXPENSE.......................................                  At Cost

                                   EXHIBIT C

                         DESIGNATED COMPANY AGENT FEES

                                   EXHIBIT D

                              MEMBER CERTIFICATION
                                    (ENTITY)

     THIS MEMBER CERTIFICATION ("Certification") is being executed and delivered by the undersigned member (the "Selling Member") of GOLF.COM, L.L.C., a Delaware limited liability company (the "Company"), in favor of and for the benefit of the Company, QUOKKA SPORTS, INC., a Delaware corporation ("Parent"), and DANNY MILLS (the "Designated Company Agent").

                                    RECITALS

     Pursuant to a Purchase Agreement and Plan of Reorganization (the
"Agreement"), dated as of June   , 2000, among Parent, the Selling Members
identified therein (including GolfData) and the Company, it is contemplated that Parent will purchase or otherwise acquire from each Selling Member such Selling Member's ownership interest in the Company (the purchase or other acquisition of the ownership interests being referred to in this Certification as the "Transaction"). Upon the consummation of the Transaction, (i) the Selling Members will receive shares of common stock of Parent ("Parent Common Stock") in exchange for their ownership interests in the Company with such exchange with respect to GolfData constituting a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended, and (ii) GolfData will immediately distribute to its shareholders in complete liquidation the shares of Parent Common Stock that GolfData received in the Transaction (the "Distribution"). This distribution is required to preserve the nontaxable status of the Transaction to GolfData and its shareholders. The information requested below is required to comply with various securities laws applicable to such issuance by Parent [and distribution by GolfData]. [BRACKETED LANGUAGE IN GOLFDATA CERTIFICATION ONLY.]

                                 CERTIFICATION

     1. Residence Information. Please provide the full legal name of the investing entity, address of the city and state or foreign country where your investment decision regarding the Transaction is being made, phone number, and Employee Identification Number.

     2. Accredited Investor Certification. The undersigned makes one of the following representations regarding its net worth and certain related matters, and has checked the applicable representation:

     [ ] (i) The undersigned is a trust with total assets in excess of $5,000,000 whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

     [ ]  (ii)  The undersigned is a bank, insurance company, investment company registered under the United States Investment Company Act of 1940, as amended (the "Companies Act"), a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended, a business development company, a Small Business Investment Company licensed by the United States Small Business Administration, a plan with total assets in excess of $5,000,000 established and maintained by a state for the benefit of its employees, or a private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940, as amended.

     [ ]  (iii) The undersigned is an employee benefit plan and either all investment decisions are made by a bank, savings and loan association, insurance company, or registered investment advisor, or the Investor has total assets in excess of $5,000,000 or, if such plan is a self-directed plan, investment decisions are made solely by persons who are accredited investors.

     [ ]  (iv)  The undersigned is a corporation, partnership, business trust, not formed for the purpose of acquiring shares in the Company or Parent, or an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), in each case with total assets in excess of $5,000,000.

     [ ] (v) The undersigned is an entity in which all of the equity owners qualify under any of the above subparagraphs, or, if an individual, each such individual has a net worth(1), either individually or upon a joint basis with such individual's spouse, of at least $1,000,000 (within the meaning of such terms as used in the definition of "accredited investor" contained in Rule 501 under the Securities Act), or has had an individual income(2) in excess of $200,000 for each of the two most recent years, or a joint income with such individual's spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

     [ ]  (vi)  The undersigned cannot make any of the representations set forth in paragraphs "(i)" through "(v)" above.

     IF YOU CHECKED PARAGRAPH (VI) ABOVE, PLEASE COMPLETE THE FOLLOWING ITEMS 3 THROUGH 10. IF YOU CHECKED ANY OF PARAGRAPHS (I) THROUGH (V) ABOVE, PLEASE PROCEED TO ITEM 10.

     3. Will the value of the Parent Common Stock exceed 10 percent of the investing entities' net worth at the time of the Transaction?

     [ ] Yes               [ ] No

     4. Please describe the educational background, indicating degrees obtained, of the person making the investment decisions with respect to the Transaction (the "Decision-Maker"). Please describe any college-level courses that the Decision-Maker has taken relating to economics, finance, accounting or statistics (attach a separate sheet of paper if you require more space).

---------------

  1For purposes of this Certification, "net worth" means the excess of total assets at fair market value over total liabilities, except that the principal residence owned by a natural person shall be valued either (a) at cost, including the cost of improvements, net of current encumbrances upon the property, or (b) at the appraised value of the residence as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property. As used in the preceding sentence, "institutional lender" means a bank, savings and loan company, industrial loan company, credit union or personal property broker or a company whose principal business is as a lender of loans secured by real property and which has such loans receivable in the amount of $2,000,000 or more.

  2For purposes of this Certification, "income" means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts:
(a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code.

     5. Please describe occupational history of the Decision-Maker briefly. What is sought is a sufficient description to enable the Company to determine the extent of the Decision-Maker's experience in financial and business matters (attach a separate sheet of paper if you require more space).

     6. Please indicate the Decision-Maker's or the entity's prior experience in investing in speculative, high technology companies such as Parent (attach a separate sheet of paper if you require more space).

     7. Please indicate any other relevant investment experience of the Decision-Maker or the entity (attach a separate sheet of paper if you require more space).

     8. Please describe any pre-existing personal or business relationships between the Decision-Maker or the entity and Parent, or any of its officers or directors.

     9. If the Decision-Maker has a background or experience in the business conducted by Parent, please describe.

     10. Additional Representations and Acknowledgements.

     The undersigned makes each of the following additional representations and acknowledgements:

          (i) No Distribution. The Parent Common Stock issued to the Selling Member will be acquired for investment for Selling Member's own account or the account of its affiliated entities and not with a view to the sale or distribution (other than in connection with the planned liquidation of GolfData) of any part thereof, and Selling Member has no present intention of selling, granting any participation in, or otherwise distributing (other than in connection with the planned liquidation of GolfData) the same (except to an affiliated entity or another Selling Member). [PARENTHETICALS REGARDING GOLFDATA ARE FOR GOLFDATA CERTIFICATION ONLY.]

          (ii) Securities Laws Matters. The undersigned is aware (a) that the Parent Common Stock to be issued to the Selling Member in the Transaction will not be registered and will not be issued pursuant to a registration statement under the Securities Act, but will instead be issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act and/or in Rule 506 under the Securities Act, and (b) that neither the Transaction nor the issuance of such Parent Common Stock has been approved or reviewed by the Securities and Exchange Commission or by any other governmental agency.

          (iii) Resale Restrictions.

             (a) Selling Member is aware that, because the Parent Common Stock to be issued in the Transaction will not be registered under the Securities Act, such Parent Common Stock cannot be resold unless such Parent Common Stock is registered under the Securities Act or unless an exemption from registration is available. Selling Member is also aware that the provisions of Rule 144 under the Securities Act will permit resale of the Parent Common Stock to be issued to the Selling Member in the Transaction only under limited circumstances, and such Parent Common Stock must be held by Selling Member for at least one year before it can be sold pursuant to Rule 144.

             (b) Selling Member understands that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock to be issued to the Selling Member in the Transaction, and that there will be placed on the certificate or certificates representing such Parent Common Stock a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

           "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

          (iv) Selling Member Can Protect Its Interest. The undersigned represents that by reason of its business or financial experience, the undersigned has the capacity to protect its own interests in connection with its acquisition of Parent Common Stock. The undersigned acknowledges that it must, and represents that it can, bear the economic risk of the investment Parent Common Stock indefinitely, until the shares of Parent Common Stock are registered under the Securities Act, or an exemption from registration is available.

          (v) Company Information. The undersigned has received and read the Agreement (along with the Escrow Agreement (as defined in the Agreement)). The undersigned has also had the opportunity to ask questions of and receive answers from Parent and the Company and their respective management regarding the terms and conditions of the Transaction and the investment in Parent Stock.

     11. Escrow Arrangements. The undersigned has carefully reviewed the Agreement and Escrow Agreement, and understands and agrees that pursuant to the Agreement, Ten Percent (10%) of the Parent Common Stock to be issued to the holders of the Company's outstanding ownership interests (the "Escrow Shares") which constitutes the Transaction consideration will be deposited with the Escrow Agent (as defined in the Escrow Agreement), and that the shares deposited with the Escrow Agent shall be available to satisfy indemnification claims as set forth in the Agreement. Pursuant to the Agreement, Parent may seek indemnification for certain matters from the Escrow Shares, in which event the portion of the Escrow Shares otherwise payable to the undersigned would be reduced without any act of the undersigned, subject to the procedures and limitations set forth in the Agreement and Escrow Agreement.

     The undersigned represents that the information contained herein is complete and accurate and may be relied upon by the Company and Parent, and that the undersigned will notify Parent of any material change in any of such information prior to the undersigned's investment in Parent.

     IN WITNESS WHEREOF, the undersigned has executed this Member Certification
this   day of             , 2000.

                                          --------------------------------------
                                          Name of Entity

                                          --------------------------------------
                                          Signature of Authorized Person

                                          --------------------------------------
                                          Printed Name and Title of Authorized
                                          Person

     This Member Certification must be signed by the registered holder of ownership interests in the Company, exactly as the name(s) appear in the operating agreement and/or equity records of the Company and as set forth above.

                                   EXHIBIT E

                        STATEMENT OF NON-FOREIGN STATUS

     Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax with respect to certain transfers of property if the transferor is a foreign person. To inform Quokka Sports, Inc. ("Acquiror") that withholding of tax is not required upon the disposition of the ownership interest of Golf.com, Inc. ("Target") by the undersigned, the undersigned hereby certifies as follows:

     1. The undersigned is not a foreign person (as that term is defined in the Internal Revenue Code and Income Tax Regulations);

     2. The undersigned's U.S. taxpayer identification number is ; and

     3. The undersigned's address is                                      .

     The undersigned understands that this certification may be disclosed to the Internal Revenue Service by Acquiror and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document.

                                          --------------------------------------

                                          Date:

                                   EXHIBIT F

                                GENERAL RELEASE

     THIS GENERAL RELEASE ("General Release") is being executed and delivered as
of             , 2000, on behalf of the parties identified on Exhibit A hereto
(all of whom are referred to collectively as the "Releasors," and each of whom is referred to individually as a "Releasor") to and in favor of, and for the benefit of, GOLF.COM, L.L.C., a Delaware limited liability company ("Company"), QUOKKA SPORTS, INC., a Delaware corporation ("Parent"), and the other Releasees (as defined in Section 2).

                                    RECITALS

     A. Pursuant to a Purchase Agreement and Plan of Reorganization (the
"Agreement"), dated as of June   , 2000, among Parent, the Selling Members
identified therein (including GolfData) and the Company, it is contemplated that Parent will purchase or otherwise acquire contemporaneously with the execution and delivery of this General Release from each Selling Member such Selling Member's ownership interest in the Company (the purchase or other acquisition of the ownership interests being referred to in this General Release as the "Transaction"). Upon the consummation of the Transaction, (i) the Selling Members will receive shares of common stock of Parent ("Parent Common Stock") in exchange for their ownership interests in the Company with such exchange with respect to GolfData constituting a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended, and (ii) GolfData will immediately distribute to its shareholders in complete liquidation the shares of Parent Common Stock that GolfData received in the Transaction (the "Distribution"). This distribution is required to preserve the nontaxable status of the Transaction to GolfData and its shareholders.

     B. Parent and the Company have required, as a condition to consummating the Transaction and the other transactions contemplated by the Agreement, that the Releasors execute and deliver this General Release.

                                   AGREEMENT

     In order to induce Parent to consummate the Transaction and the other transactions contemplated by the Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Releasors), the Releasors hereby covenant and agree as follows:

     1. Release. Each Releasor, for itself and for each of such Releasor's Associated Parties (as defined in Section 2), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees (as defined in Section 2) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims (as defined in Section 2).

     2. Definitions.

     (a) The term "Associated Parties," when used herein with respect to a Releasor, shall mean and include: (i) such Releasor's predecessors, successors, executors, administrators, heirs and estate and (ii) each entity of which such Releasor owns, directly or indirectly, at least 50% of the outstanding voting interests.

     (b) The term "Releasees" shall mean and include: (i) Parent; (ii) Company;
(iii) each of the direct and indirect subsidiaries of the Company and Parent;
(iv) each other controlled affiliate of the Company and Parent; and (v) the successors and past, present and future assigns, directors, managers, officers, employees, consultants, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses "(i)" through "(iv)" of this sentence (but excluding the officers and members of the Board of Managers of the Company).

     (c) The term "Claims" shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including: (i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by a Releasor in such Releasor's capacity as a member, manager, officer, employee or consultant of the

Company or in any other capacity; and (iii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement.

     (d) The term "Released Claims" shall mean and include each and every Claim that (i) any Releasor or any Associated Party of any Releasor may have had in the past, may now have or may have in the future against any of the Releasees, and (ii) has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this General Release (excluding only such Releasor's and its Associated Parties' rights, if any, under and with respect to the Agreement and the Escrow Agreement (as defined in the Agreement), and the documents and transactions contemplated therein).

     3. Civil Code sec. 1542. Each Releasor (a) represents, warrants and acknowledges, severally for itself, and not jointly with any other Releasor, that such Releasor has been fully advised by his attorney of the contents of
Section 1542 of the Civil Code of the State of California, and (b) hereby expressly waives the benefits thereof and any rights such Releasor may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each Releasor also hereby waives the benefits of, and any rights such Releasor may have under, any statute or common law principle of similar effect in any jurisdiction.

     4. Representations and Warranties. Each Releasor represents and warrants, severally for itself, and not jointly with any other Releasor, that:

     (a) such Releasor has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Releasees, or any direct or indirect interest in any such Claim, in whole or in part;

     (b) to the best of such Releasor's knowledge, no other person or entity has any interest in any of the Released Claims being released by such Releasor or its Associated Parties;

     (c) no Associated Party of such Releasor has or had any Claim against any of the Releasees;

     (d) no Associated Party of such Releasor will in the future have any Claim against any Releasee that arises directly or indirectly from or relates directly or indirectly to any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or before the date of this General Release (except for matters related to Releasor's and its Associated Parties' rights, if any, under or with respect to the Agreement or the Escrow Agreement (as defined in the Agreement) and the documents and transactions contemplated therein);

     (e) this General Release has been duly and validly executed and delivered by such Releasor;

     (f) this General Release is a valid and binding obligation of such Releasor and such Releasor's Associated Parties, and is enforceable against such Releasor and each of such Releasor's Associated Parties in accordance with its terms;

     (g) there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of such Releasor, threatened against such Releasor or any of such Releasor's Associated Parties that challenges or would challenge the execution and delivery of this General Release or the taking of any of the actions required to be taken by such Releasor under this General Release;

     (h) neither the execution and delivery of this General Release nor the performance hereof will (i) result in any violation or breach of any agreement or other instrument to which such Releasor or any of such Releasor's Associated Parties is a party or by which such Releasor or any of such Releasor's Associated Parties is bound, or (ii) result in a violation of any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which such Releasor or any of such Releasor's Associated Parties is subject; and

     (i) no authorization, instruction, consent or approval of any person or entity is required to be obtained by such Releasor or any of such Releasor's Associated Parties in connection with the execution and delivery of this General Release or the performance hereof.

     5. Indemnification. Without in any way limiting any of the rights or remedies otherwise available to any Releasee, each Releasor, severally for itself, and not jointly with any other Releasor, shall indemnify and hold harmless each Releasee against and from any loss, damage, injury, harm, detriment, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge or expense (including attorneys' fees but specifically excluding in all cases any loss of profits or consequential damages) that is directly or indirectly suffered or incurred at any time by such Releasee, or to which such Releasee otherwise becomes subject at any time, and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (a) any failure on the part of such Releasor to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, representation, warranty or other provision contained herein, or (b) the assertion or purported assertion of any of the Released Claims by such Releasor or any of such Releasor's Associated Parties.

     6. Miscellaneous.

     (a) This General Release sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings among or between any of the Releasors and Releasees relating to the subject matter hereof.

     (b) If any provision of this General Release or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) such invalidity or enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this General Release. If any provision of this General Release or any part of such provision is held to be unenforceable against any Releasor, then the unenforceability of such provision or part thereof against such Releasor shall not affect the enforceability thereof against any other Releasor. Each provision of this General Release is separable from every other provision of this General Release, and each part of each provision of this General Release is separable from every other part of such provision.

     (c) This General Release shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware as such laws apply to an agreement made and performed in such state between Delaware residents (without giving effect to principles of conflicts of laws).

     (d) This General Release may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     (e) Each Releasor shall execute and/or cause to be delivered to each Releasee such instruments and other documents, and shall take such other actions, as such Releasee may reasonably request for the purpose of carrying out or evidencing any of the actions contemplated by this General Release.

     (f) If any legal action or other legal proceeding relating to this General Release or the enforcement of any provision hereof is brought by any Releasor or Releasee, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements to the extent actually incurred (in addition to any other relief to which the prevailing party may be entitled).

     (g) This General Release shall be effective with respect to, and shall be binding upon and enforceable against, each Releasor who executes this General Release, regardless of whether any of the other Releasors executes this General Release.

     (h) Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

     (i) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this General Release.

     (j) As used in this General Release, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation."

     IN WITNESS WHEREOF, the Releasors have caused this General Release to be executed as of the date first above written.

                                          RELEASOR(S):

                                          By:
                                                        (Signature)

                                          Name of Releasor:
                                                           (Please Print)

                                          Name of Signatory:
                                                     (if Releasor is an Entity)

                                          Title of Signatory:
                                                     (if Releasor is an Entity)

                                   EXHIBIT A

                                   RELEASORS

Media One Interactive Services, Inc.

GolfData Corporation

Total Sports Inc.

The New York Times Company Magazine Group, Inc.

Otto Candies, Inc.

                                   EXHIBIT G

                              QUOKKA SPORTS, INC.

                        AMENDED AND RESTATED INVESTORS'
                                RIGHTS AGREEMENT
                          AS OF                , 2000

                               TABLE OF CONTENTS

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                                                                      ----
SECTION 1. GENERAL..................................................  A-69
  1.1   Definitions.................................................  A-69

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER...................  A-71
  2.1   Restrictions on Transfer....................................  A-71
  2.2   Demand Registration.........................................  A-72
  2.3   Piggyback Registrations.....................................  A-73
  2.4   Form S-3 Registration.......................................  A-74
  2.5   Form S-3 Registration for ZoneNetwork Registrable
        Securities..................................................  A-75
  2.6   Form S-3 Registration for Golf.com Registrable Securities...  A-77
  2.7   Expenses of Registration....................................  A-78
  2.8   Obligations of the Company..................................  A-78
  2.9   Termination of Registration Rights..........................  A-79
  2.10  Delay of Registration; Furnishing Information...............  A-79
  2.11  Indemnification.............................................  A-79
  2.12  Assignment of Registration Rights...........................  A-81
  2.13  Amendment of Registration Rights............................  A-81
  2.14  Limitation on Subsequent Registration Rights................  A-81
  2.15  "Market Stand-Off" Agreement................................  A-81
  2.16  Rule 144 Reporting..........................................  A-82

SECTION 3. AFFIRMATIVE COVENANTS OF THE INVESTORS...................  A-82
  3.1   Confidential Information, Etc...............................  A-82

SECTION 4. MISCELLANEOUS............................................  A-82
  4.1   Governing Law...............................................  A-82
  4.2   Survival....................................................  A-82
  4.3   Successors and Assigns......................................  A-82
  4.4   Entire Agreement............................................  A-83
  4.5   Severability................................................  A-83
  4.6   Amendment and Waiver........................................  A-83
  4.7   Delays or Omissions.........................................  A-83
  4.8   Notices.....................................................  A-83
  4.9   Attorneys' Fees.............................................  A-83
  4.10  Titles and Subtitles........................................  A-84
  4.11  Counterparts................................................  A-84
  4.12  Protection of Confidential Information......................  A-84
  4.13  Disclosure of Terms: Press Releases.........................  A-84

                              QUOKKA SPORTS, INC.

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "Rights
Agreement") is entered into as of the        day of        , 2000, by and among
Quokka Sports, Inc., a Delaware corporation (the "Company") and the holders of the Company's Common Stock and Warrants set forth on Exhibit A hereto (the "Investors"). This Rights Agreement amends, restates and supersedes in its entirety that certain Amended and Restated Investors' Rights Agreement dated March 31, 2000 (the "Original Investors' Rights Agreement") which was entered into in connection with the Company's issuance of shares of its Common Stock to the stockholders of ZoneNetwork.com, Inc. pursuant to that certain Agreement and Plan of Merger dated March 1, 2000 (the "Agreement and Plan of Merger").

                                    RECITALS

     WHEREAS, the Company and certain of its current stockholders and warrant holders entered into the Original Investors' Rights Agreement; and

     WHEREAS, the Company will issue shares of its Common Stock to certain members of Golf.com, L.L.C. pursuant to that certain Purchase Agreement and Plan of Reorganization dated June 8, 2000 (the "Agreement"); and

     WHEREAS, pursuant to the Agreement, the Company agreed to solicit the consent of the Investors (as such term was defined in the Original Investors' Rights Agreement) to amend and restate the Original Investors' Rights Agreement in order to include the shares of Common Stock issued pursuant to the Agreement as set forth herein; and

     WHEREAS, the parties hereto desire to amend the Original Investors' Rights Agreement as described above;

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Rights Agreement and in the Agreement, the parties mutually agree as follows:

SECTION 1. GENERAL

     1.1 Definitions. As used in this Rights Agreement the following terms shall have the following respective meanings:

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     "Golf.com Registrable Securities" means any of the shares of the Company's Common Stock issued pursuant to the Agreement.

     "Holder" means any person owning of record any shares of the Shares, Warrants or Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section
2.12 hereof.

     "Initial Offering" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act, which occurred on July 27, 1999.

     "Non-Voting Common Stock" means such shares of the Company's Non-Voting Common Stock sold pursuant to the Common Stock Purchase Agreement dated April 12, 1997 or the Common Stock Purchase Agreement dated January 31, 1997.

     "Old Registrable Securities" means (i) any of the Shares, if such Shares are shares of the Company's Voting Common Stock; (ii) any shares of the Company's Voting Common Stock issued pursuant to the exercise of the Warrants; and (iii) any shares of the Company's Voting Common Stock issued as (or issuable upon the conversion or exercise of any warrants, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities or the Warrants.

     "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or documents.

     "Registrable Securities" shall mean the Golf.com Registrable Securities, ZoneNetwork Registrable Securities and the Old Registrable Securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144, (ii) sold in a private transaction in which the transferor's rights under Section 2 of this Rights Agreement are not assigned or
(iii) held by a Holder whose registration rights have expired under Section 2.9 hereto.

     "Registrable Securities then outstanding" shall be the number of shares that are Registrable Securities and either (1) are then issued and outstanding or (2) are issuable pursuant to then exercisable or convertible securities.

     "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed Fifteen Thousand Dollars ($15,000) of a single special counsel for the Holders (which counsel shall be selected by the holders of a majority of the Registrable Securities and subject to the approval of the Company, which approval shall not be unreasonably withheld), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

     "SEC" or "Commission" means the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

     "Series A Preferred" means the Company's Series A Preferred Stock that was converted into Common Stock upon the initial public offering of the Company's equity securities.

     "Series B Preferred" means the Company's Series B Preferred Stock that was converted into Common Stock upon the initial public offering of the Company's equity securities.

     "Series C Preferred" means the Company's Series C Preferred Stock that was converted into Common Stock upon the initial public offering of the Company's equity securities.

     "Series D Preferred" means the Company's Series D Preferred Stock that was converted into Common Stock upon the initial public offering of the Company's equity securities.

     "Shares" shall mean (i) the Company's Common Stock issued upon conversion of the Series D Preferred, (ii) the Company's Common Stock issued upon conversion of the Series C Preferred, (iii) the Company's Common Stock issued upon conversion of the Series B Preferred, (iv) the Company's Common Stock issued upon conversion of the Series A Preferred, (v) the Company's Voting Common Stock issued pursuant to that certain Common Stock Purchase Agreement dated August 19, 1997 by and among the Company and the Purchasers set forth on Exhibit A thereto, (vi) the Company's Voting Common Stock and Voting Common Stock issued upon conversion of the Non-Voting Common Stock issued pursuant to that certain Common Stock Purchase Agreement dated April 2, 1997 by and between the Company and Richard H. Williams and (vii) the Company's Voting Common Stock issued pursuant to that certain Common Stock Purchase Agreement dated January 31, 1997 between the Company and Quokka Sports Pty Ltd. as trustee for Ozware Developments Unit Trust.

     "Warrants" means (i) the warrants to purchase Voting Common Stock of the Company issued pursuant to that certain Note and Warrant Purchase Agreement dated October 31, 1997 among the Company and the Purchasers set forth on Exhibit A thereto and (ii) the warrants, if any, held by Intel Corporation, MediaOne Interactive Services, Inc. ("MediaOne"), any affiliate of MediaOne to whom such warrants have been originally issued, NBC/Quokka Ventures, LLC or its assigns, Comdisco, Inc. or its assigns, Championship Auto Racing Teams, Inc. or its assigns and @Home or its assigns.

     "ZoneNetwork Registrable Securities" means any of the shares of the Company's Common Stock issued pursuant to the Agreement and Plan of Merger.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER

     2.1  Restrictions on Transfer.

     (a) Each Holder agrees not to make any disposition of all or any portion of the Non-Voting Common Stock, Shares or Registrable Securities unless and until:

          (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (ii) (A) The disposition is made under Rule 144 or its equivalent, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (C) such Holder shall have furnished the Company with an opinion of counsel that such disposition will not require registration under the Securities Act if reasonably requested by the Company, which request shall only be made in unusual circumstances; or

          (iii) (A) The transferee has agreed in writing to be bound by the terms of this Rights Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. Notwithstanding anything to the contrary in this Section 2.1(a)(iii), any Holder of Golf.com Registrable Securities may engage in derivative, hedging or similar transactions (each, a "Derivative Transaction") without complying with the requirement set forth in subsection (A) above, provided that: (i) such Derivative Transaction complies with the other restrictions set forth in this Section 2.1; (ii) such Derivative Transaction does not have a settlement date (the date on which the ownership of the underlying Registrable Securities should be transferred) prior to one year from the date hereof; and (iii) the transferee in such Derivative Transaction shall have no registration rights under this Rights Agreement until such transferee has agreed in writing to be bound by the terms of this Rights Agreement.

          (iv) Notwithstanding the provisions of paragraphs (i), (ii) and (iii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, or to a wholly-owned subsidiary or an affiliate of such corporation (the term "affiliate" being defined herein as any other person or entity directly or indirectly controlling, controlled by or under common control with such person or entity, with "control" meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities or voting interests, by contract or otherwise), (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder, provided any such transferee will be subject to the terms of this Rights Agreement to the same extent as if he were an original Holder hereunder.

     (b) Each certificate representing the Shares or Registrable Securities shall (unless otherwise permitted by the provisions of this Rights Agreement) be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Rights Agreement):

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OR HIS PREDECESSOR IN INTEREST. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

     (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

     (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

     2.2  Demand Registration.

     (a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of more than fifty percent (50%) of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having an aggregate offering price to the public in excess of $10,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered. Notwithstanding any provision herein to the contrary, (i) one hundred percent (100%) of the ZoneNetwork Registrable Securities held by each Holder of ZoneNetwork Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Registrable Securities then outstanding for the purposes of this Section 2.2(a) until the date six (6) months from the date of the Original Investors' Rights Agreement, and thereafter fifty percent (50%) of the ZoneNetwork Registrable Securities held by each Holder of ZoneNetwork Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Registrable Securities then outstanding until the date twelve (12) months from the date of the Original Investors' Rights Agreement and (ii) one hundred percent (100%) of the Golf.com Registrable Securities held by each Holder of Golf.com Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Registrable Securities then outstanding for the purposes of exercising the demand rights set forth in this Section 2.2(a) until the date six (6) months from the date hereof, and thereafter fifty percent (50%) of the Golf.com Registrable Securities held by each Holder of Golf.com Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Registrable Securities then outstanding for the purposes of exercising the demand rights set forth in this Section 2.2(a) until the date twelve (12) months from the date hereof; provided that the restrictions set forth in this sentence shall not be interpreted to limit the ability of any Holder of Golf.com Registrable Securities from exercising their rights pursuant to Section 2.3 hereunder.

     (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.3 or 2.4 and the Company shall include such information in the written notice referred to in Section 2.4(a) or Section 2.7(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities which would otherwise be underwritten pursuant hereto on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

     (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

          (i) after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective by the SEC; or

          (ii) if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than twice in any twelve
     (12) month period.

     2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements under Sections 2.2, 2.4, 2.5 or 2.6 or relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Notwithstanding any provision herein to the contrary, (i) one hundred percent (100%) of the ZoneNetwork Registrable Securities held by each Holder of ZoneNetwork Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Registrable Securities for the purposes of this Section 2.3 until the date six (6) months from the date of the Original Investors' Rights Agreement, and thereafter fifty percent (50%) of the ZoneNetwork Registrable Securities held by each Holder of ZoneNetwork Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Registrable Securities until the date twelve (12) months from the date of the Original Investors' Rights Agreement and
(ii) fifty percent (50%) of the Golf.com Registrable Securities held by each Holder of Golf.com Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Registrable Securities for the purposes of this Section 2.3 until the date twelve (12) months from the date hereof.

     (a) Underwriting. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Rights Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders who wish to sell in such offering; and third, to any shareholder of the Company (other than a Holder of Registrable Securities) on a pro rata basis. Notwithstanding the immediately preceding sentence, in no event shall the amount of securities of the selling Holders included in the registration be reduced below twenty-five percent (25%) of the total amount of securities included in such registration. In no event will shares of any other selling shareholder be included in any such registration which would reduce the number of shares which may be included by Holders without the written consent of Holders of more than fifty percent (50%) of the Registrable Securities proposed to be sold in the offering. Notwithstanding anything to the contrary in this Section 2.3(a), (i) in the event of a registration pursuant to Section 2.5 in which the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated first, to the Holders of ZoneNetwork Registrable Securities; second, to the Company; third, to other Holders on a pro rata basis based on the total number of Registrable Securities held by such other Holders who wish to sell in such offering; and fourth, to any shareholder of the Company (other than a Holder of ZoneNetwork Registrable Securities or other Registrable Securities) on a pro rata basis or (ii) in the event of a registration pursuant to Section
2.6 in which the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated first, to the Holders of Golf.com Registrable Securities; second, to the Company; third, to other Holders on a pro rata basis based on the total number of Registrable Securities held by such other Holders who wish to sell in such offering; and fourth, to any shareholder of the Company (other than a Holder of Golf.com Registrable Securities or other Registrable Securities) on a pro rata basis.

     (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with
Section 2.7 hereof.

     2.4 Form S-3 Registration. In the event the Company shall receive a written request from the Holders of more than fifty percent (50%) of the Registrable Securities then outstanding (the "Initiating Holders") that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

     (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

     (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holder's or Initiating Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given to the Company by any such other Holder or Holders within fifteen
(15) days after
receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

          (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

          (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000, or

          (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for (a) a period of not more than sixty (60) days after receipt of the request of the Initiating Holder or Initiating Holders under this Section 2.4; and (b) a period of not more than thirty (30) days after the lapse of the sixty (60) day deferral referenced in Section 2.4(b)(iii)(a) immediately above; provided, that such rights to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

          (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 2.4,

          (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Registered Securities would not, on account of this limitation, be available for offer and sale in at least twenty states, or

          (vi) if the Company has, within the one hundred eighty (180) day period preceding the date of such request, effected a Company initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule
     145).

     (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

Notwithstanding any provision herein to the contrary, (i) one hundred percent (100%) of the ZoneNetwork Registrable Securities held by each Holder of ZoneNetwork Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Registrable Securities then outstanding for the purposes of this Section 2.4 until the date six (6) months from the date of the Original Investors' Rights Agreement, and thereafter fifty percent (50%) of the ZoneNetwork Registrable Securities held by each Holder of ZoneNetwork Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Registrable Securities then outstanding until the date twelve (12) months from the date of the Original Investors' Rights Agreement (ii) one hundred percent (100%) of the Golf.com Registrable Securities held by each Holder of Golf.com Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Registrable Securities then outstanding for the purposes of exercising the demand rights set forth in this Section 2.4 until the date six (6) months from the date hereof, and thereafter fifty percent (50%) of the Golf.com Registrable Securities held by each Holder of Golf.com Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Registrable Securities then outstanding for the purposes of exercising the demand rights set forth in this Section 2.4 until the date twelve (12) months from the date hereof; provided that the restrictions set forth in this sentence shall not be interpreted to limit the ability of any Holder of Golf.com Registrable Securities from exercising their rights pursuant to Section 2.3 hereunder.

     2.5  Form S-3 Registration for ZoneNetwork Registrable
Securities. Following the date six months from the date of the Original Investors' Rights Agreement, in the event the Company shall receive a written request from the Holders of more than fifty percent (50%) of the ZoneNetwork Registrable Securities then outstanding (the "ZoneNetwork Initiating Holders") that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the ZoneNetwork Registrable Securities owned by such Holder or Holders, the Company will:

     (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

     (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such ZoneNetwork Initiating Holder's or ZoneNetwork Initiating Holders' ZoneNetwork Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given to the Company by any such other Holder or Holders within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

          (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

          (ii) if the Holders propose to sell ZoneNetwork Registrable Securities at an aggregate price to the public of less than $10,000,000, or

          (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for (a) a period of not more than sixty (60) days after receipt of the request of the ZoneNetwork Initiating Holder or ZoneNetwork Initiating Holders under this
     Section 2.5; and (b) a period of not more than thirty (30) days after the lapse of the sixty (60) day deferral referenced in Section 2.5(b)(iii)(a) immediately above; provided, that such rights to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

          (iv) if the Company has already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.5,

          (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Registrable Securities would not, on account of this limitation, be available for offer and sale in at least twenty states, or

          (vi) if the Company has, within the one hundred eighty (180) day period preceding the date of such request, effected a Company initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule
     145).

Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the ZoneNetwork Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Notwithstanding any provision herein to the contrary, in the event the Company so elects, the Company shall be able to include other equity securities of the Company is such Form S-3 registration statement, provided that such inclusion does not reduce the number of ZoneNetwork Registrable Securities included therein.

     Notwithstanding any provision herein to the contrary, fifty percent (50%) of the ZoneNetwork Registrable Securities held by each Holder of ZoneNetwork Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the ZoneNetwork Registrable Securities then outstanding for the purposes of this Section 2.5 until the date twelve (12) months from the date of the Original Investors' Rights Agreement.

     2.6 Form S-3 Registration for Golf.com Registrable Securities. Following the date six months from the date hereof, in the event the Company shall receive a written request from the Holders of more than fifty percent (50%) of the Golf.com Registrable Securities then outstanding (the "Golf.com Initiating Holders") that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Golf.com Registrable Securities owned by such Holder or Holders, the Company will:

     (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

     (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Golf.com Initiating Holder's or Golf.com Initiating Holders' Golf.com Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given to the Company by any such other Holder or Holders within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.6:

          (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders, or

          (ii) if the Holders propose to sell Golf.com Registrable Securities at an aggregate price to the public of less than $10,000,000, or

          (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for (a) a period of not more than sixty (60) days after receipt of the request of the Golf.com Initiating Holder or Golf.com Initiating Holders under this
     Section 2.6; and (b) a period of not more than thirty (30) days after the lapse of the sixty (60) day deferral referenced in Section 2.6(b)(iii)(a) immediately above; provided, that such rights to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

          (iv) if the Company has already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.6,

          (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Registrable Securities would not, on account of this limitation, be available for offer and sale in at least twenty states, or

          (vi) if the Company has, within the one hundred eighty (180) day period preceding the date of such request, effected a Company initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule
     145).

Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Golf.com Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Notwithstanding any provision herein to the contrary, in the event the Company so elects, the Company shall be able to include other equity securities of the Company is such Form S-3 registration statement, provided that such inclusion does not reduce the number of Golf.com Registrable Securities included therein.

     Notwithstanding any provision herein to the contrary, fifty percent (50%) of the Golf.com Registrable Securities held by each Holder of Golf.com Registrable Securities, and each such Holder's permitted transferees or assignees, shall not be included in the Golf.com Registrable Securities then outstanding for the purposes of this Section 2.6 until the date twelve (12) months from the date hereof.

     2.7  Expenses of Registration. Except as specifically provided in this
Section 2.7, all Registration Expenses incurred in connection with any registration under Section 2.2, Section 2.3, Section 2.4, Section 2.5 or Section
2.6 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares sold. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2, in which event such right shall be forfeited by all Holders). Additionally, the Company shall not be required to pay for expenses in any registration proceeding begun pursuant to Section 2.4,
Section 2.5 or Section 2.6, the request of which has been subsequently withdrawn by the Holders of the Registrable Securities to be included therein unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or
(b) the Holders of a majority of Registrable Securities agree that such registration shall be deemed a completed registration for the purpose of Section 2.4(b), 2.5(b) or 2.6(b), as applicable. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the Holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which such registration was requested.

     2.8 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

     (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

     (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities being registered by them.

     (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Registered Securities would not, on account of this limitation, be available for offer and sale in at least twenty states.

     (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

     (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly file, and use reasonable efforts to cause to become effective, an amendment to such registration statement to cause such registration statement not to include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

     (g) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

     2.9 Termination of Registration Rights. All registration rights granted under this Section 2 shall terminate and be of no further force and effect ten
(10) years after the date of the Company's Initial Offering. In addition, a Holder's registration rights shall expire if (i) the Company has completed its Initial Offering and is subject to the provisions of the Exchange Act, (ii) such Holder (together with its affiliates, partners and former partners) holds less than 1% of the Company's outstanding Common Stock (treating all shares of convertible Preferred Stock on an as converted basis) and (iii) all Registrable Securities held by and issuable to such Holder may be sold under Rule 144(k) or all Registrable Securities held by and issuable to such Holder may be sold under Rule 144 during any ninety (90) day period.

     2.10  Delay of Registration; Furnishing Information

     (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

     (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3, 2.4, 2.5 or 2.6 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

     2.11 Indemnification. In the event any Registrable Securities are included in a registration statement under Section 2.2, 2.3, 2.4, 2.5 or 2.6:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, affiliates, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse (as and when incurred from time to time) each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.11(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, affiliate, director, underwriter or controlling person of such Holder.

     (b) To the extent permitted by law, each Holder will, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, affiliates and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, affiliate, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder, severally and not jointly, will reimburse (as and when incurred from time to time) any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.11(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.11 exceed the net proceeds from the offering received by such Holder.

     (c) Promptly after receipt by an indemnified party under this Section 2.11 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.11, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding or if the counsel retained by the indemnifying party fails to assume the representation of the indemnified party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2.11, except to the extent that the indemnifying party is materially prejudiced by such delay, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.11.

     (d) If the indemnification provided for in this Section 2.11 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the

Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

     (e) The obligations of the Company and Holders under this Section 2.11 shall survive completion of any offering of Registrable Securities in a registration statement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     2.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to any transferee or assignee of Registrable Securities which (i) is a person or entity which holds Registrable Securities pursuant to a transfer permitted by Section 2.1(a)(iii) or Section 2.1(a)(iv), or (ii) acquires at least fifty thousand (50,000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (A) the transferor shall furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, it being understood that, until such time as the Company receives such written notice, the Company is under no obligation to treat such transferee or assignee as a holder of registration rights, and (B) such transferee shall agree to be subject to all restrictions set forth in this Rights Agreement.

     2.13 Amendment of Registration Rights. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of more than fifty percent (50%) of the Registrable Securities then outstanding, provided that such amendment or waiver does not differentiate among similarly situated stockholders. Any amendment or waiver effected in accordance with this Section 2.13 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

     2.14 Limitation on Subsequent Registration Rights. After the date of this Rights Agreement, the Company shall not, without the prior written consent of the Holders of more than fifty percent (50%) of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder.

     2.15 "Market Stand-Off" Agreement. Each Holder hereby agrees that such Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed ninety (90) days following the effective date of each registration statement filed by the Company, provided that all officers and directors of the Company enter into similar agreements and that, to the extent that any such officer or director is released from any such agreement, the Holders shall also be released to such extent from the restriction contained in this Section 2.15. Nothing in this Section 2.15 shall limit the ability of any Holder of Golf.com Registrable Securities from engaging in derivative, hedging or similar transactions in compliance with Section 2.1 hereof.

     Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The obligations described in this Section 2.15 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of

Common Stock (or other securities) subject to the foregoing restriction until the end of said ninety (90) day period.

     2.16 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

     (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

     (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act;

     (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3. AFFIRMATIVE COVENANTS OF THE INVESTORS

     3.1 Confidential Information, Etc. In addition to the provision set forth in Sections 6.12 and 6.13, each Investor agrees that (a) all information received by such Investor pursuant to the Original Investor Rights Agreement or any predecessor thereof and (b) any other information, including without limitation information relating to the Company's customers, technology, processes or formulas, that (i) is disclosed by the Company to such Investor and
(ii) is identified by the Company as being confidential or proprietary, shall be considered confidential information. Each Investor further agrees that such Investor shall hold all such confidential information in confidence and shall not disclose any such confidential information to any third party other than such Investor's counsel or accountants nor shall such Investor use such confidential information for any purpose other than evaluation of such Investor's investment in the Company; provided, however, that the foregoing obligation to hold in confidence and not to disclose confidential information shall not apply to any such information that (1) was available to the public prior to disclosure by the Company, (2) becomes available to the public through no fault of such Investor, (3) is disclosed to such Investor on a non-confidential basis by a third party, provided that the Investor determines after reasonable inquiry that the third party has a legal right to make such disclosure or (4) is independently developed by such Investor.

SECTION 4. MISCELLANEOUS

     4.1 Governing Law. This Rights Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     4.2 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     4.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

     4.4 Entire Agreement. This Rights Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

     4.5 Severability. In case any provision of this Rights Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     4.6  Amendment and Waiver.

     (a) Except as otherwise expressly provided, this Rights Agreement may be amended or modified only upon the written consent of the Company and the holders of more than fifty percent (50%) of the Registrable Securities; provided, however, that if such amendment or waiver differentiates among similarly situated stockholders or materially, adversely affects specific stockholders or groups of stockholders then the consent of the holders of more than fifty percent (50%) of the Registrable Securities held by such affected stockholders or group of stockholders shall additionally be required.

     (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Rights Agreement may be waived only with the written consent of the holders of more than fifty percent (50%) of the Registrable Securities; provided, however, that if such amendment or waiver differentiates among similarly situated stockholders or materially, adversely affects specific stockholders or groups of stockholders then the consent of the holders of more than fifty percent (50%) of the Registrable Securities held by such affected stockholders or group of stockholders shall additionally be required.

     (c) Each Holder acknowledges that by the operation of this Section 4.6, the holders of more than fifty percent (50%) of the Registrable Securities may have the right and power to diminish or eliminate all rights of such Holder under this Rights Agreement.

     (d) Notwithstanding the foregoing, this Rights Agreement may be amended with only the written consent of the Company to include additional purchasers of Shares as "Investors," "Holders" and parties hereto.

     4.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Rights Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under this Rights Agreement or any waiver on such Holder's part of any provisions or conditions of this Rights Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Rights Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

     4.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, or (v) if earlier, upon receipt. All communications shall be sent to the party to be notified at the address as set forth on Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

     4.9 Attorneys' Fees. In the event that any dispute among the parties to this Rights Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Rights Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     4.10 Titles and Subtitles. The titles of the sections and subsections of this Rights Agreement are for convenience of reference only and are not to be considered in construing this Rights Agreement.

     4.11 Counterparts. This Rights Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     4.12 Protection of Confidential Information. The investment in the Company by Intel Corporation ("Intel"), including the specific terms thereof, shall be considered confidential information (the "Confidential Information") and shall not be disclosed by the Company or any other party to this Rights Agreement to any third party, subject to Section 4.13 below. Each party shall immediately notify the other parties of any information that comes to its attention which might indicate that there has been a loss of confidentiality with respect to the Confidential Information. In the event that the Company or any other party becomes legally compelled (by statute or regulation or by oral questions, interrogatories, request for information or documents, subpoena, criminal or civil investigative demand or similar process, including without limitation, in connection with any public or private offering of the Company's capital stock) to disclose any of the Confidential Information, such party (the "Disclosing Party") shall provide the other party (the "Non-Disclosing Party") with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and commercially reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the Confidential Information which is legally required and shall exercise commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information to the extent reasonably requested by the Non-Disclosing Party. The provisions of this Section 4.12 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by Intel and the Company with respect to any collaboration or similar agreement.

     4.13 Disclosure of Terms: Press Releases. Notwithstanding the provisions of Section 4.12 above, from and after the Closing (as defined in that certain Series C Preferred Stock Purchase Agreement dated December 23, 1998) the Company may disclose the Confidential Information, (i) solely to the Company's investors, investment bankers, lenders, accountants, legal counsel, business partners, and bona fide prospective investors, employees, lenders and business partners, in each case only where such persons or entities are under appropriate nondisclosure obligations and (ii) as may be required pursuant to the Securities Act or Exchange Act. In addition, the Company may disclose the fact that Intel is an investor in the Company to third parties without the requirement for nondisclosure agreements. Within sixty (60) days of the Closing, the Company may issue a press release disclosing that Intel has invested in the Company, provided that the release does not disclose the amount or other specific terms of the investment and is approved in advance in writing by Intel. Intel, at its sole discretion, may provide an executive quote or other material regarding its investment in the Company. Except for such disclosure and press release, no other announcement regarding Intel's investment in the Company in a press conference, in any professional or trade publication, in any marketing materials or otherwise to the general public may be made without the prior written consent of Intel, which consent may be withheld at the sole discretion of Intel. Notwithstanding the foregoing and the provisions of Section 4.12 above, from and after the Closing, Intel may disclose its investment in the Company and the terms thereof to third parties or to the public at its discretion, and the Company shall have the right to disclose to third parties any information disclosed by Intel in a press release or other public announcement or document. If the Company or Intel determines that any disclosure not otherwise authorized by this Section 4.13 is required by law or regulation, then the provisions of
Section 4.12 regarding disclosure of Confidential Information by a Disclosing Party shall govern. Notwithstanding the provisions of Section 4.12 above, from and after the Closing, any party hereunder may disclose the Confidential Information as may be required pursuant to the Securities Act or Exchange Act.

     IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                                           INVESTORS:

QUOKKA SPORTS, INC.

By:                                                By:
    ----------------------------------------       ----------------------------------------
    Alan Ramadan
    President
                                                   Name of Investor:
                                                                       ------------------------

                                                   Name of Signatory:
                                                                        -----------------------
                                                                        (if applicable)

                                                   Title of Signatory:
                                                                      -------------------------
                                                                      (if applicable)

               [AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT]

                                   EXHIBIT A

                                   ADDRESSES

THE COMPANY

     Quokka Sports, Inc.
     525 Brannan Street, Ground Floor
     San Francisco, CA 94107
     Attention: Mr. Alan Ramadan
     Telephone: 415-908-3800
     Fax: 415-908-1841

INVESTORS

     Mr. Richard H. Williams
     Incline Village
     625 Anderson Drive
     P.O. Box 4281
     Incline Village, NV 89450
     Telephone: 415-782-6050
     Fax: 415-292-7544

     Bayview Investors Ltd.
     c/o Robertson, Stephens & Company
     555 California Street
     23rd Floor
     San Francisco, CA 94104
     Attn: Sy Kaufman
     Telephone: 415-676-2618
     Fax: 415-676-2650

     Wakefield Group II LLC
     1110 East Morehead
     Charlotte, NC 28204
     Attn: Mike Elliott
     Telephone: 704-372-0355
     Fax: 704-372-8978

     Bregman Revocable Trust u/a/d 8/21/92
     Walter W. Bregman, ttee
     Roberta F. Bregman, ttee
     4629 Vista de la Tierra
     Del Mar, CA 92014
     Telephone: 619-792-6185
     Fax: 619-792-9285

     Roel Pieper
     Koninklijke Philips Electronics
     Rembrand Tower HRT24
     Amstelplein 1
     NL-1096HA Amsterdam
     Netherlands
     Telephone: +31 (20) 59 77 162
     Fax: +31 (20) 59 77 160

     Alan Ramadan
     c/o Quokka Sports, Inc.
     Ground Floor
     525 Brannan Street
     San Francisco, CA 94107
     Telephone: 415-908-3800
     Fax: 415-908-1841

     Pogmohane Partners, L.P.
     c/o Alan Ramadan, General Partner
     Quokka Sports, Inc.
     Ground Floor
     525 Brannan Street
     San Francisco, CA 94107
     Telephone: 415-908-3800
     Fax: 415-908-1841

     (with a copy to: John J. Buttita
     Altheimer & Gray Law Offices
     10 South Wacker Drive
     Chicago, Illinois 60606-7482
     Telephone: 312-715-4000
     Fax: 312-715-4800)

     John Bertrand
     c/o Quokka Sports, Inc.
     Ground Floor
     525 Brannan Street
     San Francisco, CA 94107
     Telephone: 415-908-3800
     Fax: 415-908-1841

     Intel Corporation
     c/o Tamiko Hutchinson
     2200 Mission College Blvd. SC4-210
     Santa Clara, CA 95052-8119
     Telephone: (408) 765-5636
     Fax: (408) 765-6038

     Steve Nelson
     c/o Quokka Sports, Inc.
     Ground Floor
     525 Brannan Street
     San Francisco, CA 94107
     Telephone: 415-908-3800
     Fax: 415-908-1841

     Media Technology Ventures, L.P.
     Media Technology Ventures Entrepreneurs Fund, L.P.
     Media Technology Equity Partners, L.P.
     One First Street, Suite Two
     Los Altos, CA 94022
     Attn: Barry M. Weinman
     Telephone: 415-949-9862
     Fax: 415-949-8510

     Trinity Ventures Ltd.
     Trinity Ventures V, L.P.
     Trinity V, side-by-side fund, L.P.
     c/o Mr. James G. Shennan, Jr.
     3000 Sand Hill Road
     Bldg. 1, Suite 240
     Menlo Park, CA 94025
     Telephone: 650-854-9500
     Fax: 650-854-9501

     GC&H Investments
     c/o Cooley Godward LLP
     One Maritime Plaza, 20th Floor
     San Francisco, CA 94111-3580
     Attn: John Cardoza
     Telephone: 415-693-2000
     Fax: 415-951-3699

     Stanford University
     Stanford Management Company
     c/o Carol Gilmer
     2770 Sand Hill Road
     Menlo Park, CA 94025
     Telephone: 650-926-0244
     Fax: 650-854-9267

     Accel VI L.P.
     Accel Internet Fund II L.P.
     Accel Keiretsu VI L.P.
     Accel Investors '98 L.P.
     428 University Avenue
     Palo Alto, CA 94301
     Attn: Bruce Golden
     Telephone: 650-614-4800
     Fax: 650-614-4880

     (Copy to:
     Accel Partners
     One Palmer Square
     Princeton, NJ 08542
     Attn: G. Carter Sednaoui
     Telephone: (609) 683-4500
     Fax: (609) 683-0384)

     MediaOne Interactive Services, Inc.
     9000 E. Nichols Ave., Suite 100
     Englewood, CO 80112
     Attn: Natalie Egleston
     Telephone: 303-705-7680
     Fax: 303-705-5109

     The Karr Family 1982 Trust, dated 12/1/82, as amended
     Attn: Howard Karr
     1777 Borel Place, #408
     San Mateo, CA 94402
     Telephone: 650-574-5277
     Fax: 650-574-0310

     Outcast Communications, Inc.
     c/o Caryn Marooney
     1696B Green Street
     San Francisco, CA 94123
     Telephone: 510-596-0994
     Fax: 510-649-8895

     The Les Schmidt and JoAnne P. Hattum Family Trust U/T/D 4/8/92 c/o Quokka Sports, Inc.
     525 Brannan Street, Ground Floor
     San Francisco, CA 94107
     Attn: Les Schmidt
     Telephone: 415-908-3800
     Fax: 415-908-1841

     The Schmidt Family Irrevocable Trust Dtd. 12/27/95 FBO Caryn H. Schmidt The Schmidt Family Irrevocable Trust Dtd. 12/27/95 FBO Bryan P. Schmidt The Schmidt Family Irrevocable Trust Dtd. 12/27/95 FBO Taylor G. Schmidt Charles H. Packer, Trustee
     c/o Quokka Sports, Inc.
     525 Brannan Street, Ground Floor
     San Francisco, CA 94107
     Attn: Les Schmidt
     Telephone: 415-908-3800
     Fax: 415-908-1841

     Charles Bates Thornton Trust
     Henry Haskell Rightor Thornton Trust
     Jane Cordelia Laney Thornton Trust
     Anne Chapman Thornton Trust
     Musick, Peeler & Garrett, LLP
     One Wilshire Blvd., Suite 2000
     Los Angeles, CA 90017
     Telephone: 213-629-7657
     Attn: Edward A. Landry

     The Ignite Group
     c/o Steve Payne, Venture Partner
     255 Shoreline Drive, Suite 510
     Redwood City, CA 94065
     Telephone: (650) 622-2030
     Fax: (650) 622-2015

     Omega Ventures II, L.P.
     Omega Ventures II Cayman, L.P.
     Crossover Fund II, L.P.
     Crossover Fund IIA, L.P.
     c/o Sy Kaufman
     555 California Street, 23rd Floor
     San Francisco, CA 94104
     Telephone: (415) 693-3311
     Fax: (415) 676-2556

     Michael Carter
     c/o Growth Phase Europe Ltd.
     50 Margravine Gardens
     London, England W6 8RJ

     (With a copy to:
     Growth Phase Europe
     349 Liberty Street
     San Francisco, CA 94114
     Attn: Matt Hall
     Telephone: (415) 385-5639
     Fax: (415) 641-4297)

     Gerardo Seeliger
     12 Elystan Street
     London SW3, England
     -- Send documents DHL to:
     SeeligerY Conde
     Velazquez, 18
     28001 Madrid, Espana
     Spain
     Telephone: +34 1 577 99 77
     Fax: +34 (1) 577 41 24

     Riemer 1991 Revocable Trust
     David Riemer
     1611 Bonita Avenue
     Berkeley, CA 94709
     Telephone: (415) 908-3800
     Fax: (415) 908-1841

     M. Elizabeth Sandell
     c/o Quokka Sports, Inc.
     525 Brannan Street, Ground Floor
     San Francisco, CA 94107
     Attn: Les Schmidt
     Telephone: (415) 908-3800
     Fax: (415) 908-1841

     Liberty QS, Inc.
     9197 South Peoria Street
     Englewood, CO 80112
     Attn: Bruce Ravenal
     Phone: (720) 875-5928
     Fax: (720) 875-7236
     E-mail: bruce@libertymedia.com

     (with a copy to General Counsel at the same Address)

     Hearst Communications, Inc.
     959 Eighth Avenue
     New York, NY 10019
     Attn: Scott English, Vice President
     Phone: (212) 649-2464
     Fax: (212) 582-7739
     E-mail: senglish@hearst.com

     MeriTech Capital Partners LP
     428 University Avenue
     Palo Alto, CA 94301
     Attn: Rob Ward
     Phone: (650) 330-5472
     Fax: (650) 614-4880
     E-mail: rward@meritechcapital.com

     Comcast Interactive Investments, Inc.
     1201 Market Street
     Suite 2201
     Wilmington, DE 19801
     Attn: Judie Dionglay, Vice President
     Phone: (302) 594-8701
     Fax: (302) 658-1600
     E-Mail: judie-dionglay@comcast.com

     AtHome Corporation
     425 Broadway Street
     Redwood City, CA 94063
     Attn: Suneet Wadhwa
     Phone: (650) 569-5139
     Fax: (650) 569-5139

     (with a copy to:
     Mark Stevens
     Excite @Home
     475 Broadway Street
     Redwood City, CA 94063
     Phone: (650) 298-4477
     Fax: (650) 298-4492)

     Crossover Fund II
     c/o Omega Ventures
     555 California Street, Suite 2350
     San Francisco, CA 94104
     Attn: Dan Dunn
     Phone: (415) 676-2931
     Fax: (415) 788-4665
     E-mail: dan-dunn@rsco.com

     Pivotal Partners, L.P.
     1 Embarcadero Center, 23rd Floor
     San Francisco, CA 94111
     Attn: Christopher Lord
     Phone: (415) 362-0292
     Fax: (415) 249-1555
     E-mail: clord@sf.amerindo.com

     BT (Netherlands) Holdings B.V.
     Overschiestraat 65
     1062 XD Amsterdam
     The Netherlands
     Attn: Company Secretary

     (with a copy to:
     Kerry Phillip
     Phone: 011-44-171-356-6389
     Fax: 011-44-171-356-4012
     E-mail: kerry.d.phillip@bt.com

     William Allison
     5503 30th Avenue NE. Apt. C
     Seattle, WA 98105

     Joel Altshule
     1339 N. Capri Dr.
     Pacific Palisades, CA 90272
     Phone: 310-459-1980

     Thomas Armor
     2029 Ocean Key Drive
     Boca Raton, FL 33498
     Tel: 561-451-2015

     Robert Arnold
     1001-4th Avenue Plaza, #4710
     Seattle, WA 98154
     Phone: 206-358-0333

     James Backer
     PO Box 9327
     Seattle, WA 98109

     Jolie Backer
     PO Box 9327
     Seattle, WA 98109

     John Ballantine
     1510 Grand Avenue
     Seattle, WA 98122
     Phone: 206-264-7600

     Robert E. Bayley
     5505 Lake Washington Blvd. #3E
     Seattle, WA 98033

     Frederick Blume
     5385 Old Stage Rd.
     Boulder, CO 80302-9412
     Phone: 303-444-1258

     Rodney Blumenstein
     Rod Asher & Asso
     7800 78th Ave. SE
     Mercer Island, WA 98040
     Phone: 206-232-2555

     BMK Investments
     c/o Phil Boren
     8560 NE Gordon Dr.
     Bainbridge Island, WA 98110
     Phone: 206-842-4601

     Rebecca Bradshaw
     1401 5th Avenue W, #1401
     Seattle, WA 98119

     Edward & Pamela Bridge
     PO Box 1908
     Seattle, WA 98111
     Phone: 206-448-8800

     Cliff Brooks
     2020 W. Beaver Lake Dr. SE
     Issaquah, WA 98027
     Phone: 206-329-9613

     James Bruton
     355 Capt. Thomas Blvd., #66
     West Haven, CT 06516
     Phone: 203-933-0598

     Todd Burleson
     121 Mercer Street
     Seattle, WA 98109

     Adam Chapman
     151 Calyer Street, #3
     Brooklyn, NY 11222

     Tim Choate
     Freeshop.com
     95 Jackson
     Seattle, WA 98104
     Phone: 206-441-9100 x 173

     Brent Cook
     CobWeb, Inc.
     1065 12th Avenue NE, Suite E2
     Issaquah, WA 98027
     Tel: 206-937-8804

     Gary Craig
     7900 SE 28th, #401
     Mercer Island, WA 98040
     Phone: 206-230-8144
     Fax: 206-236-2045

     Robert Crist
     2234 Killarney Way
     Bellevue, WA 98004
     Phone: 425-454-9120

     Steve Cullen
     iTango Software
     1015 Third Avenue, Suite 1000
     Seattle, WA 98104
     Phone: 206-624-6888 x212
     Fax: 206-624-8851

     Andy Weissman
     Dawntreader
     826 Broadway, 7th Floor
     New York, NY 10003
     Tel: 646-654-2600
     Fax: 646-654-2654

     David Eckert
     8355 Avalon Drive
     Mercer Island, WA 98040

     Dan Elenbaas
     13916 185th Ct NE
     Woodinville, WA 98072
     Phone: 425-702-9020

     Norm Ely
     PO Box 1442
     Grass Valley, CA 95945
     Tel: 530-477-5777

     Evergreen Partners
     1218 Third Ave., #1111
     Seattle, WA 98101

     Gary Ferguson
     13608 NE 36th Place
     Bellevue, WA 98005
     Phone: 425-895-8367

     Fingerhut Companies, Inc.
     c/o Michael Sherman
     4400 Baker Road
     Minnetonka, MN 55343
     Phone: 612-932-3585
     Fax: (612) 936-5412

     Eddie Fisher
     P.O. Box 1887
     Bellevue, WA 98009
     Phone: 206-285-4544

     John Fitzpatrick
     16709-168th Place NE
     Woodinville, WA 98072-8985
     Phone: 206-441-8285 x205

     Skip Franklin
     Phototrust.com
     1500-114th Avenue SE, #130
     Bellevue, WA 98004
     Phone: 425-468-9056
     Fax: (425) 468-9099

     Dr. Francis Galey
     35 Corthell Road
     Laramie, WY 82070
     Phone: 307-742-6322
     Fax: 307-755-5440

     Gretchen Garth
     16347 Inglewood Pl. NE
     Bothell, WA 98011
     Phone: 425-487-3037

     Scott Roberts
     The Genesis Group
     c/o eTranslate
     520 Third Street, Suite 505
     San Francisco, CA 94107
     Phone: 415-371-0000

     Todd Gilbertson
     16037 NE 165th St.
     Woodinville, WA 98072
     Phone: 206-489-9702

     Michael Goldfarb
     1420 5th Ave. #2625
     Seattle, WA 98101
     Phone: 206-346-9900

     Chuck Gottschalk
     ZoneNetwork.com
     1415 Western Avenue, Suite 300
     Seattle, WA 98101
     Tel: 206-621-8630 x102
     Fax: 206-903-8638

     Keith Grinstein
     1191 2nd Ave., Suite 1600
     Seattle, WA 98101
     Phone: 206-749-8350

     Bert Hafen
     Bear Stearns
     245 Park Avenue
     New York, NY 10167
     Phone: 800-926-4431

     Jim Harding
     23233 SE 47th Way
     Issaquah, WA 98029
     Phone: 425-391-0826

     Jeremy Jaech
     2211 Elliott Ave.
     Seattle, WA 98121
     Phone: 206-956-6510

     Marka Jenkins
     2101 4th Ave. #1250
     Seattle, WA 98121

     Kent Johnson
     13862 NE 8th, #C-306
     Bellevue, WA 98005
     Phone: 206-382-9961

     Neil (Nick) Keller
     3209 17th Ave. W
     Mercer Island, WA 98119
     Phone: 206-385-3300

     Gaylord Kellogg
     270 Lake Dell Avenue
     Seattle, WA 98122
     Phone: 206-726-9480

     Keough Investments, LLC
     Attn. Clarke Keough
     Allen & Company
     711 5th Avenue
     New York, NY 10022
     Phone: 212-832-8000
     Fax: 212-339-2362

     Frank Kitchell
     1218 Third Ave., #1111
     Seattle, WA 98101
     Phone: 206-623-2425

     J.B. Kuppe
     c/o Design Variations
     900 A Street, Suite 301
     San Rafael, CA 94903

     Melanie Lemaire
     901 1st Avenue N.
     Seattle, WA 98105
     Tel: 206-282-2833

     Chris Lewis
     2116 40th Ave. E
     Seattle, WA 98112
     Phone: 206-323-4573

     Johan Liedgren
     2017 11th Ave. E
     Seattle, WA 98102
     Phone: 206-329-8165

     Gary Linden
     4348 Hunts Point Rd.
     Bellevue, WA 98004

     Sarah Love-Sheehan
     6015 Woodlawn Place N.
     Seattle, WA 98103
     Tel: 206-621-8630 x176
     Fax: 206-621-0651

     Jeffrey S. Lum
     2651 134th Ave. NE
     Bellevue, WA 98005
     Phone: 425-936-8851

     David Lundquist
     c/o Louis Lundquist
     8621 NE 6th Street
     Medina, WA 98039
     Phone: 425-454-5830

     Louis Lundquist
     8621 NE 6th Street
     Medina, WA 98039
     Phone: 425-454-5830

     Sara Machlin
     1804 Republican #4
     Seattle, WA 98115
     Tel: 206-621-8630 x177
     Fax: 206-621-0651

     Marketwave, Inc.
     Attn. Steven Podradchik
     201 Queen Anne Ave. #401
     Seattle, WA 98109
     Phone: 206-682-6801

     Robin Marks
     1409 Funston Ave
     San Francisco, CA
     Tel: 415-564-5450

     Pamela McCabe
     2221 Federal Ave. E
     Seattle, WA 98102
     Phone: 206-323-6230

     Lance McIntosh
     20335 NE 61st Court
     Redmond, WA 98053
     Phone: 206-836-2878

     David Mencin
     P.O. Box 855
     Boulder, CO 80306
     Phone: 305-507-9535

     Morgen Walke Partners
     Attn. David Walke
     380 Lexington Ave., 50th Floor
     New York, NY 10168-5199
     Phone: 212-850-5600

     Furman & Susan Moseley
     310 39th Ave. E
     Seattle, WA 98112
     Phone: 206-224-5195

     MST Partnership
     c/o Tote
     1100 Olive Way, Suite 1100
     Seattle, WA 98101
     Phone: 206-628-9254

     Douglas Mullis
     1211-101st Place NE
     Bellevue, WA 98004
     Tel: 206-621-8630 x105

     Ronald Neubauer
     315 2nd Ave. S
     Seattle, WA 98104
     Phone: 206-622-7050

     Harold Nizamian
     Timeless Toys
     1165 Chess Drive, #C
     San Mateo, CA 94404-1113
     Phone: 650-856-1124
     Fax: 650-856-1138

     Daniel Nordstrom
     Nordstrom's
     600 University Ave, #600
     Seattle, WA 98101
     Phone: 206-373-4040
     Fax: 206-373-4035

     John Nyberg
     700 Kalmia Place NW
     Issaquah, WA 98027
     Phone: 206-392-6036

     Peter O'Dell
     10023 NE 155th St.
     Bothell, WA 98011
     Phone: 425-785-6247

     Timothy O'Keefe
     P.O. Box 5045
     Bellevue, WA 98009
     Phone: 206-454-6805

     Tom O'Keefe
     2020 Evergreen Point Rd.
     Medina, WA 98039
     Phone: 206-233-2071

     S. B. Olney
     1929 Mill Pointe Dr. SE
     Mill Creek, WA 98012
     Phone: 425-406-6069

     Suzanne Olsen
     C/o CobWeb
     1065 12th Avenue NW, Suite E2
     Issaquah, WA 98027
     Tel: 425-392-4535
     Fax: 425-392-4726

     Randy Ottinger
     18 Brook Bay Rd.
     Mercer Island, WA 98040-4622
     Phone: 206-747-7277

     Carol Padelford
     1421 39th Ave. E
     Seattle, WA 98112
     Phone: 206-323-7860

     John Parkey
     2425 60th Ave. SE
     Mercer Island, WA 98040
     Phone: 206-889-2999
     Fax: 206-889-0661

     Mitch Pindus
     228 S. Medio Drive
     Los Angeles, CA 90049
     Tel: 800-421-4314

     Greg Prosl
     1827 N 55th
     Seattle, WA 98103
     Phone: 206-621-8630 x190
     Fax: 206-621-0651

     Hans Prosl
     908 Florida Street, #6
     Huntington Beach, CA 92648

     Christine Raedeke
     220 N 57th
     Seattle, WA 98103

     Gordon Raine
     1424 4th Avenue, #710
     Seattle, WA 98101

     Howard Rheingold
     306 Poplar
     Mill Valley, CA 94941

     Kenneth Robertson
     6109 224 Ave., NE
     Redmond, WA 98053
     Phone: 425-936-5894

     Scot Schmidt
     1000 Hidden Valley Rd.
     Soquel, CA 95073

     Manfred Schmiedl
     21721 NE 103rd St.
     Redmond, WA 98053
     Phone: 425-868-7150

     Jeff Schoenfeld
     J-Max Capital
     1420 5th Ave., #2200
     Seattle, WA 98101
     Phone: 206-224-3499

     Walter Schoenfeld
     Access Long Distance
     999 Third Avenue, #3800
     Seattle, WA 98104
     Phone: 206-448-2700
     Fax: (206) 441-7027

     Andy Sturner
     Sportsline.com
     6340 NW 5th Way
     Fort Lauderdale, FL 33309
     Tel: 954-351-2120

     Bob Taylor
     3901 Second Avenue, NE, #401
     Seattle, WA 98105
     Phone: 206-633-3388

     The Stusser Group
     Attn. Leslie Stusser
     1107 1st Ave., #1904
     Seattle, WA 98101
     Phone: 206-343-9940

     Robert & Anne Thomas
     606 Wellington Avenue
     Seattle, WA 98122
     Phone: 206-325-0207

     Rick Thompson
     4721 91st Ave. NE
     Bellevue, WA 98004
     Phone: 206-455-1953
     Fax: 206-455-1938

     Todd Tibbetts
     10024-9th Avenue NW
     Seattle, WA 98177
     Tel: 206-621-8630 x135
     Fax: 206-621-0651

     Vans, Inc.
     Attn. Craig Gosselin
     15700 Shoemaker Ave.
     Santa Fe Springs, CA 90670
     Phone: 562-565-8473
     Fax: 562-565-8413

     Jeffrey Wiss
     2855 Rock Creek Circle #112
     Superior, CO 80027
     Tel: 303-554-8924

     Malcolm Witter
     4314 East Mercer Way
     Mercer Island, WA 98040
     Phone: 206-232-6262

     David Worley
     2 Kirsten Place
     Weston, CT 06883
     Phone: 203-226-3867

     Anya Zolotusky
     4421 Greenwood Avenue N., #402
     Seattle, WA 98103
     Tel: 206-621-8630 x140
     Fax: 206-621-0651

     GolfData Corporation
     4639 N. 20th Place
     Arlington, VA 22207
     Attn: Alex Miceli

     with a copy to:
     Satex Investment Partners
     10010 San Pedro, Suite 360
     San Antonio, TX 78216
     Attn: Danny Mills

     Media One Interactive Services, Inc.
     9000 E. Nichols Avenue, Suite 100
     Englewood, CO 80112
     Attn: Director of Finance
     Fax: 303-705-5163

     with a copy to:
     Media One Group, Inc.
     188 Inverness Drive
     Englewood, CO 80112
     Attn: General Counsel

     The New York Times Magazine Group, Inc.
     5520 Park Avenue
     Trumbull, CT
     Attn: Robert Carney
     Fax: 203-373-7170

     with a copy to:
     The New York Times Company
     229 West 43rd Street
     New York, NY 10036
     Attn: Secretary
     Fax: 212-556-4634

     Total Sports Inc.
     133 Fayetteville Street Mall, 6th Floor
     Raleigh, NC 27601
     Attn: Frank Daniels, III
     Fax: 919-755-8080
     with a copy to:
     J. Christopher Lynch
     Wyrick Robbins Yates & Ponton LLP
     4101 Lake Boone Trail, Suite 300
     Raleigh, NC 27607
     Fax: 919-781-4865

     Otto Candies
     P.O. Box 25
     Highway 90
     Des Allemands, Louisiana 70030
     Attn: Paul Candies
     Fax: 504-469-7740

                                   EXHIBIT H

                           SHAREHOLDER CERTIFICATION
                                    (ENTITY)

     THIS SHAREHOLDER CERTIFICATION ("Certification") is being executed and delivered by the undersigned shareholder (the "Shareholder") of GOLFDATA CORPORATION, a Texas corporation ("GolfData"), in favor of and for the benefit of GolfData, QUOKKA SPORTS, INC., a Delaware corporation ("Parent"), GOLF.COM, L.L.C., a Delaware limited liability company (the "Company"), and DANNY MILLS (the "Designated Company Agent").

                                    RECITALS

     Pursuant to a Purchase Agreement and Plan of Reorganization (the
"Agreement"), dated as of June   , 2000, among Parent, the Selling Members
identified therein (including GolfData) and the Company, it is contemplated that Parent will purchase or otherwise acquire from each Selling Member such Selling Member's ownership interest in the Company (the purchase or other acquisition of the ownership interests being referred to in this Certification as the "Transaction"). Upon the consummation of the Transaction, (i) the Selling Members will receive shares of common stock of Parent ("Parent Common Stock") in exchange for their ownership interests in the Company with such exchange with respect to GolfData constituting a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended, and (ii) GolfData will immediately distribute to its shareholders in complete liquidation the shares of Parent Common Stock that GolfData received in the Transaction (the "Distribution"). This distribution is required to preserve the nontaxable status of the Transaction to GolfData and its shareholders. The information requested below is required to comply with various securities laws applicable to such issuance by Parent and distribution by GolfData.

                                 CERTIFICATION

     1. Residence Information. Please provide the full legal name of the investing entity, address of the city and state or foreign country where your investment decision regarding the Transaction is being made, phone number, and Employee Identification Number.

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     2. Accredited Investor Certification. The undersigned makes one of the following representations regarding its net worth and certain related matters, and has checked the applicable representation:

     [ ] (i) The undersigned is a trust with total assets in excess of $5,000,000 whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

     [ ]  (ii)  The undersigned is a bank, insurance company, investment company registered under the United States Investment Company Act of 1940, as amended (the "Companies Act"), a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended, a business development company, a Small Business Investment Company licensed by the United States Small Business Administration, a plan with total assets in excess of $5,000,000 established and maintained by a state for the benefit of its employees, or a private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940, as amended.

     [ ]  (iii) The undersigned is an employee benefit plan and either all investment decisions are made by a bank, savings and loan association, insurance company, or registered investment advisor, or the Shareholder has total assets in excess of $5,000,000 or, if such plan is a self-directed plan, investment decisions are made solely by persons who are accredited investors.

     [ ] (iv) The undersigned is a corporation, partnership, business trust, not formed for the purpose of acquiring shares in the Company or in the Parent, or an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), in each case with total assets in excess of $5,000,000.

     [ ] (v) The undersigned is an entity in which all of the equity owners qualify under any of the above subparagraphs, or, if an individual, each such individual has a net worth(1), either individually or upon a joint basis with such individual's spouse, of at least $1,000,000 (within the meaning of such terms as used in the definition of "accredited investor" contained in Rule 501 under the Securities Act), or has had an individual income(2) in excess of $200,000 for each of the two most recent years, or a joint income with such individual's spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

     [ ] (vi) The undersigned cannot make any of the representations set forth in paragraphs "i" through "v" above.

     IF YOU CHECKED PARAGRAPH (VI) ABOVE, PLEASE COMPLETE THE FOLLOWING ITEMS 3 THROUGH 10. IF YOU CHECKED ANY OF PARAGRAPHS (I) THROUGH (V) ABOVE, PLEASE PROCEED TO ITEM 11.

     3. Will the value of the Parent Common Stock you are scheduled to receive exceed 10 percent of the investing entities' net worth at the time of the Transaction and Distribution?

                          [ ] Yes               [ ] No

     4. Please describe the educational background, indicating degrees obtained, of the person making the investment decisions with respect to the Transaction and Distribution (the "Decision-Maker"). Please describe any college-level courses that the Decision-Maker has taken relating to economics, finance, accounting or statistics (attach a separate sheet of paper if you require more space).

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  1For purposes of this Certification, "net worth" means the excess of total assets at fair market value over total liabilities, except that the principal residence owned by a natural person shall be valued either (a) at cost, including the cost of improvements, net of current encumbrances upon the property, or (b) at the appraised value of the residence as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property. As used in the preceding sentence, "institutional lender" means a bank, savings and loan company, industrial loan company, credit union or personal property broker or a company whose principal business is as a lender of loans secured by real property and which has such loans receivable in the amount of $2,000,000 or more.

  2For purposes of this Certification, "income" means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts:
(a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code.

     5. Please describe occupational history of the Decision-Maker briefly. What is sought is a sufficient description to enable the Company to determine the extent of the Decision-Maker's experience in financial and business matters (attach a separate sheet of paper if you require more space).

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     6. Please indicate the Decision-Maker's or the entity's prior experience in investing in speculative, high technology companies such as Parent (attach a separate sheet of paper if you require more space).

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     7. Please indicate any other relevant investment experience of the
Decision-Maker or the entity (attach a separate sheet of paper if you require more space).

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     8. Please describe any pre-existing personal or business relationships between the Decision-Maker or the entity and Parent, or any of its officers or directors.

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     9. If the Decision-Maker has a background or experience in the business conducted by Parent, please describe.

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     10. Appointment of Purchaser Representative.

     If you checked paragraph (vi) of Question 2 above (an "Unaccredited Investor"), you will be required (subject to certain exceptions) to utilize a "Purchaser Representative" in connection with your evaluation of the risks and merits of the Transaction and Distribution and an investment in Parent Common
Stock thereby. [               ] has agreed to act as Purchaser Representative
for such purpose.

     BY SIGNING BELOW, EACH SHAREHOLDER WHO IS AN UNACCREDITED INVESTOR HEREBY
APPOINTS [               ] TO SERVE AS THE UNDERSIGNED'S PURCHASER
REPRESENTATIVE (as that term is used in Regulation D of the Securities Act of 1933, as amended (the "Securities Act")) in connection with the Transaction and Distribution and an investment in Parent Common Stock thereby and hereby acknowledges that (i) the Shareholder will consult with the Purchaser Representative in connection with its evaluation of the merits and risks of the Transaction and Distribution and an investment in Parent Common Stock and (ii) the Shareholder has received and reviewed a letter from such Purchaser Representative, attached hereto as Exhibit A, setting forth any material relationship between Parent or any of Parent's affiliates and Purchaser Representative or any of his affiliates, which currently exists, are contemplated or have existed at any time since May 1998.

     UNLESS CONTACTED BY THE COMPANY, ALL NON-ACCREDITED INVESTORS WILL BE REQUIRED TO EITHER ATTEND A MEETING WITH THE PURCHASER REPRESENTATIVE IN PERSON OR BY PHONE OR TO PARTICIPATE IN A CONFERENCE CALL WITH THE PURCHASER REPRESENTATIVE. THE DATES, TIMES AND OTHER INFORMATION FOR THE MEETING AND CONFERENCE CALL WILL BE PROVIDED TO ALL NON-ACCREDITED INVESTORS IN A SEPARATE COMMUNICATION.

     Please note, in certain circumstances, if you are an Unaccredited Investor, but Parent determines and notifies you that by the information set forth above you otherwise have such knowledge and experience in financial and other business matters that you are capable of evaluating the merits and risks of the Transaction and Distribution and the investment in Parent Common Stock, you will not be required to consult with the Purchaser Representative and you will not be deemed to have appointed one hereunder.

     11. Approval of Transaction and Distribution

     The undersigned, by signing below, hereby authorizes GolfData to enter into, execute and deliver the Agreement, approves the resulting Transaction and Distribution.

     12. Additional Representations and Acknowledgements.

     The undersigned makes each of the following additional representations and acknowledgements:

          (i) No Distribution. The Parent Common Stock issued to Shareholder will be acquired for investment for Shareholder's own account and not with a view to the sale or distribution of any part thereof, and Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same.

          (ii) Securities Laws Matters. The undersigned is aware (a) that the Parent Common Stock to be issued to Shareholder in the Transaction and Distribution will not be registered and will not be issued pursuant to a registration statement under the Securities Act, but will instead be issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act and/or in Rule 506 under the Securities Act, and (b) that neither the Transaction and Distribution nor the issuance of such Parent Common Stock has been approved or reviewed by the Securities and Exchange Commission or by any other governmental agency.

          (iii) Resale Restrictions.

             (a) Shareholder is aware that, because the Parent Common Stock to be issued in the Transaction and Distribution will not be registered under the Securities Act, such Parent Common Stock cannot be resold unless such Parent Common Stock is registered under the Securities Act or unless an exemption from registration is available. Shareholder is also aware that the provisions of Rule 144 under the Securities Act will permit resale of the Parent Common Stock to be issued to Shareholder in the Transaction and Distribution only under limited circumstances, and such Parent Common Stock must be held by Shareholder for at least one year before it can be sold pursuant to Rule 144.

             (b) Shareholder understands that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock to be issued to Shareholder in the Merger, and that there will be placed on the certificate or certificates representing such Parent Common Stock a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

           "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

          (iv) Shareholder Can Protect Its Interest. The undersigned represents that by reason of its or the Purchaser Representative's business or financial experience, the undersigned has the capacity to protect its own interests in connection with its acquisition of Parent Common Stock. The undersigned acknowledges that it must, and represents that it can, bear the economic risk of the investment Parent Common Stock indefinitely, until the shares of Parent Common Stock are registered under the Securities Act, or an exemption from registration is available.

          (v) Company Information. The undersigned has received and read the Agreement (along with the Escrow Agreement (as defined in the Agreement)). The undersigned has also had the opportunity to ask questions of and receive answers from Parent and the Company and their respective management regarding the terms and conditions of the Transaction and Distribution and the investment in Parent Stock.

     13. Escrow Arrangements. The undersigned has carefully reviewed the Agreement and Escrow Agreement, and understands and agrees that pursuant to the Agreement, 10 percent of the Parent Common Stock to be issued to the Selling Members (the "Escrow Shares") which constitutes the Transaction consideration will be deposited with the Escrow Agent (as defined in the Escrow Agreement), and that the shares deposited with the Escrow Agent shall be available to satisfy indemnification claims as set forth in the Agreement. Pursuant to the Agreement, Parent may seek indemnification for certain matters from the Escrow Shares, in which event the portion of the Escrow Shares otherwise payable to the undersigned would be reduced without any act of the undersigned, subject to the procedures and limitations set forth in the Agreement and Escrow Agreement.

     14. Appointment of Designated Company Agent. The undersigned hereby consents to the election and appointment of Danny Mills, as representative, as the Designated Company Agent (as such term is defined in the Agreements) and authorizes such Designated Company Agent to act as the undersigned's duly constituted attorney-in-fact in connection with the matters set forth in the Agreement and Escrow Agreement until such time as a successor to any such Designated Company Agent is replaced in accordance with the provisions of the Escrow Agreement. The undersigned acknowledges and agrees that any decision, act, consent or instruction of the Designated Company Agent shall constitute a decision, act, consent or instruction of the undersigned and shall be final, binding and conclusive on the undersigned, and that Parent and the Escrow Agent may rely upon any such decision, act, consent or instruction of the Designated Company Agent as being the decision, act, consent or instruction of the undersigned.

     15. Indemnification. The undersigned hereby agrees to indemnify and hold harmless the Purchaser Representative, if applicable, and the Designated Company Agent against and in respect of any and all loss, cost, expense, claim, liability, deficiency, judgment or damage incurred by the Purchaser Representative or Designated Company Agent (including without limitation fees and disbursement of counsel) in respect of, as a result of, or in connection with the performance of their duties hereunder or under the Agreement and any related agreements or documents referenced therein in good faith and without gross negligence or willful misconduct.

     The undersigned represents that the information contained herein is complete and accurate and may be relied upon by the Company and Parent, and that the undersigned will notify Parent of any material change in any of such information prior to the undersigned's investment in Parent.

     IN WITNESS WHEREOF, the undersigned has executed this Shareholder
Certification this      day of             , 2000.

                                          Entity Name:

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                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Printed Name and Title

     This Certification must be signed by the registered holder of Company stock, exactly as the name(s) appear on the stock certificate(s) and as set forth above.

                                   EXHIBIT A

                     LETTER FROM PURCHASER'S REPRESENTATIVE

                                   EXHIBIT H

                           SHAREHOLDER CERTIFICATION
                                  (INDIVIDUAL)

     THIS SHAREHOLDER CERTIFICATION ("Certification") is being executed and delivered by the undersigned shareholder (the "Shareholder") of GolfData Corporation, a Texas corporation ("GolfData"), in favor of and for the benefit of GolfData, Quokka Sports, Inc., a Delaware corporation ("Parent"), Golf.com, L.L.C., a Delaware limited liability company (the "Company"), and Danny Mills (the "Designated Company Agent").

                                    RECITALS

     Pursuant to a Purchase Agreement and Plan of Reorganization (the
"Agreement"), dated as of June   , 2000, among Parent, the Selling Members
identified therein (including GolfData) and the Company, it is contemplated that Parent will purchase or otherwise acquire from each Selling Member such Selling Member's ownership interest in the Company (the purchase or other acquisition of the ownership interests being referred to in this Certification as the "Transaction"). Upon the consummation of the Transaction, (i) the Selling Members will receive shares of common stock of Parent ("Parent Common Stock") in exchange for their ownership interests in the Company with such exchange with respect to GolfData constituting a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended, and (ii) GolfData will immediately distribute to its shareholders in complete liquidation the shares of Parent Common Stock that GolfData received in the Transaction (the "Distribution"). This distribution is required to preserve the nontaxable status of the Transaction to GolfData and its shareholders. The information requested below is required to comply with various securities laws applicable to such issuance by Parent and distribution by GolfData.

                                 CERTIFICATION

     1. Residence Information. Please provide your full legal name, residence address, phone number, and Social Security Number.

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     2. Personal Information. Please indicate the state which issued your driver's license and the state in which you are registered to vote.

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                                      A-111

     3. My Income.

     Do you reasonably expect either your income,(1) from all sources during this year, to exceed $200,000 or, if you are married, the joint income of you and your spouse from all sources during this year to exceed $300,000?

                         [ ]  Yes               [ ]  No

     If no, please specify amount of expected income:

     Was your yearly individual income from all sources during each of 1998 and 1999 in excess of $200,000 or, if you are married, was the joint income of you and your spouse during each of those years in excess of $300,000?

                         [ ]  Yes               [ ]  No

     If no, please specify amount of your total individual and/or joint income in 1998 and 1999:

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     4. Net Worth.

     Is your net worth, including the net worth(1) of your spouse, in excess of $1,000,000? Please remember that your net worth should include the value of your principal residence if owned,(2) the Parent Common Stock, any other shares of capital stock or options held by you and your spouse and your and your spouse's owned personal property (e.g. furniture, jewelry, other valuables, etc.).

                         [ ]  Yes               [ ]  No

     If no, please specify your net worth:

     IF YOU ANSWERED "YES" TO ALL QUESTIONS IN EITHER ITEM 3 OR ITEM 4, PLEASE PROCEED TO ITEM 13.

---------------

  1For purposes of this Certification, "income" means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts:
(a) the amount of any tax exempt interest income received, (b) the amount of losses claimed as a limited partner in a limited partnership, (c) any deduction claimed for depletion, (d) amounts contributed to an IRA or Keogh retirement plan, (e) alimony paid, and (f) any amounts by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code.

  2For purposes of this Certification, "net worth" means the excess of total assets at fair market value over total liabilities, except that the principal residence owned by a natural person shall be valued either (a) at cost, including the cost of improvements, net of current encumbrances upon the property, or (b) at the appraised value of the residence as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property. As used in the preceding sentence, "institutional lender" means a bank, savings and loan company, industrial loan company, credit union or personal property broker or a company whose principal business is as a lender of loans secured by real property and which has such loans receivable in the amount of $2,000,000 or more.

     5. Will the value of the Parent Common Stock you will receive exceed 10 percent of your net worth, or your joint net worth with your spouse, if any, at the time of the Transaction and Distribution?

                         [ ]  Yes               [ ]  No

     6. Please describe your educational background, indicating degrees obtained. Please describe any college-level courses that you have taken relating to economics, finance, accounting or statistics (attach a separate sheet of paper if you require more space).

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     7. (i) Please state your present occupation, employer, primary business address, and business phone number.

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        (ii) Please describe your occupational history briefly. Specific employers need not be identified. What is sought is a sufficient description to enable the Company to determine the extent of your experience in financial and business matters (attach a separate sheet of paper if you require more space).

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     8. Please indicate prior experience in investing in speculative, high technology companies such as Parent (attach a separate sheet of paper if you require more space).

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     9. Please indicate any other relevant investment experience, including any experience that you may have directing the investment of any amounts in your 401(k) plan or other retirement plan and any experience that you may have purchasing or selling stock (attach a separate sheet of paper if you require more space).

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                                      A-113

     10. Please describe any pre-existing personal or business relationship between you and Parent, or any of its officers or directors.

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     11. If you have a background or experience in the business conducted by
Parent, please describe.

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     12. Appointment of Purchaser Representative.

     If you could not answer "YES" to all of the questions in EITHER Item 3 or
Item 4 above (an "Unaccredited Investor"), you will be required (subject to certain exceptions) to utilize a "Purchaser Representative" in connection with your evaluation of the risks and merits of the Transaction and Distribution and
an investment in Parent Common Stock thereby. [     ] has agreed to act as
Purchaser Representative for such purpose.

     BY SIGNING BELOW, EACH SHAREHOLDER WHO IS AN UNACCREDITED INVESTOR HEREBY
APPOINTS [               ] TO SERVE AS THE UNDERSIGNED'S PURCHASER
REPRESENTATIVE (as that term is used in Regulation D of the Securities Act of 1933, as amended (the "Securities Act")) in connection with the Transaction and Distribution and an investment in Parent Common Stock thereby and hereby acknowledges that (i) the Shareholder will consult with the Purchaser Representative in connection with his or her evaluation of the merits and risks of the Transaction and Distribution and an investment in Parent Common Stock and
(ii) the Shareholder has received and reviewed a letter from such Purchaser Representative, attached hereto as Exhibit A, setting forth any material relationship between Parent or any of Parent's affiliates and Purchaser Representative or any of his affiliates, which currently exists, are contemplated or have existed at any time since May 1998.

     UNLESS CONTACTED BY THE COMPANY, ALL NON-ACCREDITED INVESTORS WILL BE REQUIRED TO EITHER ATTEND A MEETING WITH THE PURCHASER REPRESENTATIVE IN PERSON OR BY PHONE OR TO PARTICIPATE IN A CONFERENCE CALL WITH THE PURCHASER REPRESENTATIVE. THE DATES, TIMES AND OTHER INFORMATION FOR THE MEETING AND CONFERENCE CALL WILL BE PROVIDED TO ALL NON-ACCREDITED INVESTORS IN A SEPARATE COMMUNICATION.

     Please note, in certain circumstances, if you are an Unaccredited Investor, but Parent determines and notifies you that by the information set forth above you otherwise have such knowledge and experience in financial and other business matters that you are capable of evaluating the merits and risks of the Transaction and Distribution and the investment in Parent Common Stock, you will not be required to consult with the Purchaser Representative and you will not be deemed to have appointed one hereunder.

     13. Approval of Transaction and Distribution.

     The undersigned, by signing below, hereby authorizes GolfData to enter into, execute and deliver the Agreement, approves the resulting Transaction and Distribution.

     14. Additional Representations and Acknowledgements.

     The undersigned makes each of the following additional representations and acknowledgements:

          (i) No Distribution. The Parent Common Stock issued to Shareholder will be acquired for investment for Shareholder's own account and not with a view to the sale or distribution of any part thereof, and Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same.

          (ii) Securities Laws Matters. The undersigned is aware (a) that the Parent Common Stock to be issued to Shareholder in the Transaction and Distribution will not be registered and will not be issued pursuant to a registration statement under the Securities Act, but will instead be issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act and/or in Rule 506 under the Securities Act, and (b) that neither the Transaction and Distribution nor the issuance of such Parent Common Stock has been approved or reviewed by the Securities and Exchange Commission or by any other governmental agency.

          (iii) Resale Restrictions.

             (a) Shareholder is aware that, because the Parent Common Stock to be issued in the Transaction and Distribution will not be registered under the Securities Act, such Parent Common Stock cannot be resold unless such Parent Common Stock is registered under the Securities Act or unless an exemption from registration is available. Shareholder is also aware that the provisions of Rule 144 under the Securities Act will permit resale of the Parent Common Stock to be issued to Shareholder in the Transaction and Distribution only under limited circumstances, and such Parent Common Stock must be held by Shareholder for at least one year before it can be sold pursuant to Rule 144.

             (b) Shareholder understands that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock to be issued to Shareholder in the Transaction and Distribution, and that there will be placed on the certificate or certificates representing such Parent Common Stock a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

           "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

          (iv) Shareholder Can Protect Its Interest. The undersigned represents that by reason of his or her or the Purchaser Representative's business or financial experience, the undersigned has the capacity to protect its own interests in connection with its acquisition of Parent Common Stock. The undersigned acknowledges that he or she must, and represents that he or she can, bear the economic risk of the investment in Parent Common Stock indefinitely, until the shares of Parent Common Stock are registered under the Securities Act, or an exemption from registration is available.

          (v) Company Information. The undersigned has received and read the Agreement (along with the Escrow Agreement (as defined in the Agreement)). The undersigned has also had the opportunity to ask questions of and receive answers from Parent and the Company and their respective management regarding the terms and conditions of the Transaction and Distribution and the investment in Parent Stock.

     15. Escrow Arrangements. The undersigned has carefully reviewed the Agreement and Escrow Agreement, and understands and agrees that pursuant to the Agreement, 10 percent of the Parent Common Stock to be issued to the Selling Members (the "Escrow Shares") will be deposited with the Escrow Agent (as defined in the Escrow Agreement), and that the shares deposited with the Escrow Agent shall be available to satisfy indemnification claims as set forth in the Agreement. Pursuant to the Agreement, Parent may seek indemnification for certain matters from the Escrow Shares, in which event the portion of the Escrow Shares otherwise payable to the undersigned would be reduced without any act of the undersigned, subject to the procedures and limitations set forth in the Agreement and Escrow Agreement.

     16. Appointment of Designated Company Agent. The undersigned hereby consents to the election and appointment of Danny Mills as representative, as the Designated Company Agent (as such term is defined in the Agreement) and authorizes such Designated Company Agent to act as the undersigned's duly constituted attorney-in-fact in connection with the matters set forth in the Agreement and Escrow Agreement until such time as a successor to such Designated Company Agent is replaced in accordance with the provisions of the Escrow Agreement. The undersigned acknowledges and agrees that any decision, act, consent or instruction of the Designated Company Agent shall constitute a decision, act, consent or instruction of the undersigned and shall be final, binding and conclusive on the undersigned, and that Parent and the Escrow Agent may rely upon any such decision, act, consent or instruction of the Designated Company Agent as being the decision, act, consent or instruction of the undersigned.

     17. Indemnification. The undersigned hereby agrees to indemnify and hold harmless the Purchaser Representative, if applicable, and the Designated Company Agent against and in respect of any and all loss, cost, expense, claim, liability, deficiency, judgment or damage incurred by the Purchaser Representative or Designated Company Agent (including without limitation fees and disbursement of counsel) in respect of, as a result of, or in connection with the performance of their duties hereunder or under the Agreement and any related agreements or documents referenced therein in good faith and without gross negligence or willful misconduct.

     The undersigned represents that the information contained herein is complete and accurate and may be relied upon by the Company and Parent, and that the undersigned will notify Parent of any material change in any of such information prior to the undersigned's investment in Parent.

     IN WITNESS WHEREOF, the undersigned has executed this Shareholder
Certification this      day of             , 2000.

                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Printed Name

                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Printed Name

     This Certification must be signed by the registered holder of Company stock, exactly as the name(s) appear on the stock certificate(s) and as set forth above.

                                   EXHIBIT A

                     LETTER FROM PURCHASER'S REPRESENTATIVE

                                   EXHIBIT I

                      FORM OF OPINION OF COMPANY'S COUNSEL

     1. The Company is a validly existing limited liability company in good standing under the laws of the State of Delaware.

     2. The Company has the requisite limited liability company power to own its property and assets as described in the Agreement.

     3. The Company has the limited liability company power to enter into, execute, and deliver the Agreement and consummate the transactions contemplated thereby to be consummated by it.

     4. The Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity under section 9 of the Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance and injunctive relief.

     5. The execution and delivery of the Agreement by the Company do not violate any provision of the Company's Certificate of Formation or Operating Agreement, each as amended and in effect as of the date hereof.

                                   EXHIBIT J

                 FORM OF OPINION OF COUNSEL TO SELLING MEMBERS

     1. The Selling Member has the corporate power to enter into, execute, and deliver the Agreement and consummate the transactions contemplated thereby. The Agreement has been duly and validly authorized, executed and delivered by the Selling Member and constitutes a valid and binding agreement of the Selling Member enforceable against the Selling Member in accordance with its terms, except as rights to indemnity under section 9 of the Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance or injunctive relief.

     2. The execution and delivery of the Agreement by the Selling Member do not violate the Selling Member's Articles of Incorporation or Bylaws.

                                   EXHIBIT K

                         FORM OF COOLEY GODWARD OPINION

     We have acted as counsel for Quokka Sports, Inc., a Delaware corporation (the "Company"), in connection with the acquisition of ownership interests in Golf.com, L.L.C. pursuant to the Purchase Agreement and Plan of Reorganization
dated as of June   , 2000 (the "Agreement"). We are rendering this opinion
pursuant to Section 7.3(a) of the Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

     In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Agreement by the various parties and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

     In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Agreement), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Agreement; that the Agreement is an obligation binding upon you; if you are a corporation or other entity, that you have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Agreement that would modify or interpret the terms of the Agreement or the respective rights or obligations of the parties thereunder.

     Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of California and the General Corporation Law of Delaware. We note that the parties to the Agreements have designated the laws of the State of Delaware as the laws governing the Agreements. Our opinion in paragraph 4 below as to the validity, binding effect and enforceability of the Agreements is premised upon the result that would obtain if a California court were to apply the internal laws of the State of California (notwithstanding the designation of the laws of the State of Delaware) to the interpretation and enforcement of the Agreements. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

     With regard to our opinion in paragraph 7 below, we have examined and relied upon a certificate executed by an officer of the Company, to the effect that the consideration for all outstanding shares of capital stock of the Company was received by the Company in accordance with the provisions of the applicable Board of Directors resolutions and any agreement relating to the issuance of such shares, and we have undertaken no independent verification with respect thereto.

     On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

2. The Company has the requisite corporate power to own its property and assets, to conduct its business as such business is currently being conducted, to enter into the Agreement and to consummate the transactions contemplated thereby.

3. All corporate action required to be taken on the part of the Company to authorize the Agreement and consummate the transaction contemplated thereby has been taken.

4. The Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance and injunctive relief.

5. The execution and delivery of the Agreement and consummation of the transaction contemplated thereby by the Company are not prohibited by, and will not violate or conflict with (a) any provision of the certificate of incorporation or bylaws of the Company, (b) any governmental statute, rule or regulation applicable to the Company or (c) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the violation or contravention of which would materially and adversely affect the Company or its assets, financial condition or operations.

6. [Based in part upon the representations and warranties of each Selling Member made in the Agreement and corresponding exhibits, the offer and sale of the Parent Common Stock pursuant to the Agreement will be exempt from the registration requirements of the Securities Act, subject to timely filing of a Form D pursuant to Regulation D promulgated under the Securities Act.] [Subject to Parent's ability to comply with Regulation D]

7. The Parent Common Stock to be issued pursuant to the Agreement have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, will be validly issued, outstanding, fully paid and nonassessable.

     This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.

                                          Very truly yours,

                                          COOLEY GODWARD LLP

                                          By:
                                            ------------------------------------
                                                           [Name]